                                                   Pursuant to Rule 424(b)(5)
                                                           File No. 333-49015

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                             SUBJECT TO COMPLETION
                               DATED JUNE 4, 1998
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JUNE 4, 1998)

                                  $150,000,000

                       IRWIN UNION BANK AND TRUST COMPANY

                                MASTER SERVICER

                         IRWIN HOME EQUITY CORPORATION

                                   ORIGINATOR

                 IRWIN REVOLVING HOME EQUITY LOAN TRUST 1998-1

                                     ISSUER

                   BEAR STEARNS ASSET BACKED SECURITIES, INC.

                                   DEPOSITOR

               HOME EQUITY LOAN-BACKED TERM NOTES, SERIES 1998-1

    The Irwin Revolving Home Equity Loan Trust 1998-1 (the 'Issuer' or the 'Trust') will be created and governed by a trust agreement to be dated as of May 31, 1998 (the 'Trust Agreement'), between Bear Stearns Asset Backed Securities, Inc., as depositor (the 'Depositor'), and Wilmington Trust Company, as trustee (the 'Owner Trustee'). The Issuer will issue $150,000,000 aggregate principal amount of Home Equity Loan-Backed Term Notes, Series 1998-1 (the 'Term Notes'), pursuant to an indenture to be dated as of May 31, 1998 (the 'Indenture'), between the Issuer and Norwest Bank Minnesota, National Association ('Norwest Bank'), as indenture trustee (the 'Indenture Trustee'). The Issuer will also issue an aggregate amount up to the Maximum Variable Funding Balance (as defined herein) of Home Equity Loan-Backed Variable Funding Notes, Series 1998-1 (the 'Variable Funding Notes' and, together with the Term Notes, the 'Notes') pursuant to the Indenture. The Term Notes and the Variable Funding Notes will have equal priorities. In addition, pursuant to the Trust Agreement, the Issuer will issue Home Equity Loan-Backed Certificates, Series 1998-1 (the 'Certificates' and, together with the Notes, the 'Securities'). Only the Term Notes are offered hereby.

    The Notes will be secured by certain adjustable-rate home equity lines of credit (the 'HELOCs') and fixed-rate closed-end home equity loans (the 'HELs' and, together with the HELOCs, the 'Mortgage Loans') made or to be made in the future and secured by first or second deeds of trust or mortgages on residential properties that are one- to four-family properties. In addition, the Notes will have the benefit of an irrevocable and unconditional financial guaranty insurance policy (the 'Policy') issued by Ambac Assurance Corporation (the 'Enhancer') as described under 'Description of the Policy' herein.

                                                   (continued on following page)

                                    [LOGO]

                            ------------------------

  SEE 'RISK FACTORS' HEREIN ON PAGE S-12 AND IN THE PROSPECTUS ON PAGE 16 FOR
         CERTAIN FACTORS TO BE CONSIDERED IN PURCHASING THE TERM NOTES.
                            ------------------------

THE TERM NOTES DO NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE SELLER, THE ORIGINATOR, THE MASTER SERVICER, THE OWNER TRUSTEE, THE
   INDENTURE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE
     TERM NOTES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY
       OF THE FOREGOING PARTIES OR ANY OTHER PARTY (OTHER THAN THE
                         ENHANCER AS DESCRIBED HEREIN).
                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
     THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE
       PROSPECTUS, ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

    The Term Notes are offered by Bear, Stearns & Co. Inc. (the 'Underwriter') when, as and if issued, delivered to and accepted by the Underwriter and subject to certain other conditions. The Underwriter reserves the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. The Term Notes will be offered by the Underwriter from time to time in negotiated transactions or otherwise, at varying prices to be determined at the time of sale. It is expected that delivery of the Term Notes will be made in book-entry form only, through the Same Day Funds Settlement System of The Depository Trust Company, on or about June 12, 1998. See 'Underwriting' herein.
                            ------------------------

    UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE TERM NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
                            ------------------------

    The Term Notes offered hereby constitute part of a separate Series of Securities being offered by Bear, Stearns & Co. Inc. from time to time pursuant to the Prospectus dated June 4, 1998. This Prospectus Supplement does not contain complete information about the offering of the Term Notes. Additional information is contained in the Prospectus, and investors are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Term Notes may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

                            BEAR, STEARNS & CO. INC.

             THE DATE OF THIS PROSPECTUS SUPPLEMENT IS JUNE 4, 1998

(cover continued from previous page)

         On the Closing Date, the Pre-Funded Amount will be deposited into the Pre-Funding Account (each as defined herein). The Seller will be obligated to sell additional Mortgage Loans to the Trust and the Trust will be obligated, subject to the satisfaction of certain conditions, to purchase such additional Mortgage Loans during the Pre-Funding Period. In addition, the Funding Account (as defined herein) will be established with the Indenture Trustee on the Closing Date. On each Payment Date during the Revolving Period (as defined herein), Principal Collections for the related Collection Period will be deposited into the Funding Account to be applied, first, to acquire Additional Balances and thereafter to acquire Subsequent Mortgage Loans, to the extent available.

         Payments on the Notes will be made on the 15th day of each month or, if such day is not a business day, then on the immediately succeeding business day (each, a "Payment Date"), beginning on July 15, 1998. Interest will accrue on the Notes at a floating rate (the "Note Rate") during each Interest Period as described herein.
See "Description of the Securities--Interest Payments on the Notes" herein.

         It is a condition of the issuance of the Notes that they be rated "Aaa" by Moody's Investors Service, Inc. ("Moody's") and "AAA" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's" and, together with Moody's, the "Rating Agencies").

         There is currently no secondary market for the Term Notes. The Underwriter intends to establish a market in the Term Notes but is not obligated to do so. There can be no assurance that a secondary market for the Term Notes will develop, or if one does develop, that it will continue or offer sufficient liquidity of investment.

         The yield to maturity on the Term Notes will depend on the rate and timing of principal payments (including payments in excess of required installments, prepayments in full or terminations, liquidations and repurchases) and the rate and timing of draws on the HELOCs. Approximately 45% of the Initial Mortgage Loans are subject to prepayment penalties. In addition, the yield to investors on the Term Notes may also be adversely affected to the extent of any Interest Carry-Forward Amounts, as more fully described herein. See "Yield and Prepayment Considerations" herein and "Description of the Securities--Weighted Average Life of the Securities" in the Prospectus.

                               ------------------

         THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE TERM NOTES. ADDITIONAL INFORMATION IS CONTAINED IN THE ACCOMPANYING PROSPECTUS, AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE TERM NOTES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

         THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                    SUMMARY

         The following summary is qualified in its entirety by reference to the more detailed information appearing elsewhere herein and in the Prospectus. Capitalized terms used herein but not otherwise defined have the meanings assigned thereto in the Prospectus.

Issuer......................................The Irwin Revolving Home Equity Loan
                                            Trust 1998-1, a Delaware business
                                            trust (the "Trust"), will be formed
                                            pursuant to a trust agreement to be
                                            dated as of May 31, 1998 (the "Trust
                                            Agreement"), between the Depositor
                                            and the Owner Trustee. The assets of
                                            the Issuer (the "Trust Estate") will
                                            consist of the Initial HELOCs and
                                            the Initial HELs (together, the
                                            "Initial Mortgage Loans"),
                                            additional draws under the HELOCs
                                            during the period from the Closing
                                            Date to (but excluding) the
                                            commencement of the Rapid
                                            Amortization Period (the "Additional
                                            Balances"), mortgage loans sold to
                                            the Trust subsequent to the Closing
                                            Date (the "Subsequent Mortgage
                                            Loans") and certain related assets.

The Term Notes .............................$150,000,000 Home Equity
                                            Loan-Backed Term Notes, Series
                                            1998-1 (the "Term Notes"), are
                                            offered hereby. The Term Notes will
                                            be issued pursuant to an indenture
                                            to be dated as of May 31, 1998,
                                            between the Issuer and the Indenture
                                            Trustee (the "Indenture").

The Variable Funding Notes..................Home Equity Loan-Backed Variable
                                            Funding Notes, Series 1998-1 (the
                                            "Variable Funding Notes" and,
                                            together with the Term Notes, the
                                            "Notes"). The Variable Funding
                                            Notes are not offered hereby.

The Certificates............................Home Equity Loan-Backed
                                            Certificates, Series 1998-1 (the
                                            "Certificates" and, together with
                                            the Notes, the "Securities"). The
                                            Certificates are not offered
                                            hereby.

Depositor...................................Bear Stearns Asset Backed
                                            Securities, Inc. See "The
                                            Depositor" in the Prospectus.

Seller......................................Irwin Funding Corp., a special purpose corporation and a
                                            wholly-owned subsidiary of either
                                            Irwin Union Bank or Irwin Home
                                            Equity Corporation. See "The
                                            Agreements--The Mortgage Sale
                                            Agreement".

Originator.................................Irwin Home Equity Corporation.
                                           See "The Originator".

Master Servicer.............................Irwin Union Bank and Trust Company
                                            ("Irwin Union Bank"). The
                                            Originator initially will act as
                                            subservicer on behalf of the Master
                                            Servicer. The Master Servicer will
                                            be obligated to service the
                                            Mortgage Loans pursuant to the sale
                                            and servicing agreement to be dated
                                            as of May 31, 1998 (the "Sale and
                                            Servicing Agreement"), among the
                                            Depositor, the Seller, the Issuer,
                                            the Master Servicer and the
                                            Indenture Trustee. See "The
                                            Agreements--The Sale and Servicing
                                            Agreement" and "Servicing of the
                                            Mortgage Loans".

Owner Trustee...............................Wilmington Trust Company. See "The
                                            Owner Trustee".

Indenture Trustee...........................Norwest Bank Minnesota, National
                                            Association ("Norwest Bank"). See
                                            "The Indenture Trustee".

Closing Date ...............................On or about June 12, 1998.

Payment Date................................The 15th day of each month (or, if such day is not a Business Day,
                                            the next succeeding Business Day),
                                            beginning on July 15, 1998 (each, a
                                            "Payment Date").

Denominations and Registration..............The Term Notes will be issued in minimum denominations of $1,000 and
                                            integral multiples of $1,000 in
                                            excess thereof. The Term Notes will
                                            initially be issued in book-entry
                                            form. Persons acquiring beneficial
                                            ownership interests in the Term
                                            Notes ("Term Note Owners") may
                                            elect to hold their Term Notes
                                            through The Depository Trust
                                            Company ("DTC") in the United
                                            States, or Cedel Bank, societe
                                            anonyme ("Cedel") or the Euroclear
                                            System ("Euroclear") in Europe.
                                            Transfers within DTC, Cedel or
                                            Euroclear, as the case may be, will
                                            be in accordance with the usual
                                            rules and operating procedures of
                                            the relevant system. No Term Note
                                            Owner will be entitled to receive a
                                            physical certificate representing
                                            such person's interest, except in
                                            the event that Definitive Notes are
                                            issued under the limited
                                            circumstances described herein. All
                                            references in this Prospectus
                                            Supplement to any Term Notes
                                            reflect the rights of Term Note
                                            Owners only as such rights may be
                                            exercised through DTC and its
                                            participating organizations for so
                                            long as such Term Notes are
                                            Book-Entry Notes. See "Description
                                            of the Securities--Book-Entry
                                            Notes" herein and "Description of
                                            the Securities--Book-Entry
                                            Securities" in the Prospectus.

The Mortgage Pool...........................Unless otherwise indicated, the statistical information regarding
                                            the Mortgage Loans and the
                                            Mortgaged Properties presented in
                                            this Prospectus Supplement is based
                                            upon the characteristics of the
                                            Initial Mortgage Loans as of the
                                            close of business on May 31, 1998
                                            (the "Initial Cut-Off Date"), and
                                            all percentages set forth in this
                                            Prospectus Supplement are based
                                            upon the aggregate Principal
                                            Balances of the Initial Mortgage
                                            Loans as of the Initial Cut-Off
                                            Date, which is $75,000,053.34

                                            The adjustable-rate home equity
                                            lines of credit ("HELOCs") to be
                                            included in the Trust will be home
                                            equity Mortgage Loans evidenced by
                                            the related loan agreements (the
                                            "Loan Agreements") and secured by
                                            mortgages or deeds of trust on one-
                                            to four-family residential
                                            properties. As to the Initial
                                            HELOCs, approximately 98.26% are
                                            junior mortgages, and the remainder
                                            are first mortgages. A substantial
                                            portion of the Initial HELOCs is
                                            located in selected metropolitan
                                            markets in the State of California,
                                            and the Initial HELOCs generally
                                            have original terms to stated
                                            maturity of approximately 20 years
                                            and scheduled monthly payments of
                                            interest only for the first ten
                                            years of their respective terms.
                                            Beginning in their eleventh year,
                                            substantially all HELOCs have
                                            scheduled payments on a ten-year
                                            fully amortizing basis. HELOCs
                                            representing not more than 5% of the
                                            Pool Balance may have combined
                                            loan-to-value ratios ranging between
                                            101% and 125%, and thus will not be
                                            fully secured.

                                            From time to time prior to the
                                            expiration of the related Draw
                                            Period, principal amounts on the
                                            HELOCs may be drawn down, or may be
                                            repaid. New Draws under the HELOCs
                                            will automatically become the
                                            property of the Trust prior to the
                                            commencement of the Rapid
                                            Amortization Period. As a result,
                                            the aggregate Principal Balance of
                                            the Mortgage Loans will fluctuate
                                            from day to day during the related
                                            period as new Draws by Mortgagors
                                            are added to the Trust and principal
                                            payments received are applied in
                                            reduction thereof. Under the

                                            Loan Agreements, during the related
                                            Draw Period, the related Mortgagor
                                            is obligated to pay the amount of
                                            interest that accrues on the
                                            related HELOC during the Billing
                                            Cycle, but may also pay all or a
                                            portion of the principal. The
                                            interest only payment obligation
                                            terminates at the end of the
                                            related Draw Period, after which
                                            the Mortgagor must begin paying at
                                            least a minimum monthly portion of
                                            the average outstanding Principal
                                            Balance of the HELOC together with
                                            accrued interest.

                                            The home equity loans ("HELs") to be
                                            included in the Trust will be fixed
                                            rate closed-end home equity loans
                                            evidenced by promissory notes (each,
                                            a "Mortgage Note") and secured by
                                            mortgages (together with the
                                            mortgages and deeds of trust
                                            securing the HELOCs, the
                                            "Mortgages") on one- to four-family
                                            residential properties. As to the
                                            Initial HELs, approximately 87.46%
                                            are junior mortgages, and the
                                            remainder are first mortgages. A
                                            substantial portion of the Initial
                                            HELs is located in selected
                                            metropolitan markets in the States
                                            of California and Massachusetts, and
                                            all Initial HELs provide for
                                            substantially equal payments in an
                                            amount sufficient to amortize the
                                            HELs over their terms.

                                            Monthly payments for each Mortgage
                                            Loan (each, a "Monthly Payment")
                                            will be due on the fifteenth day of
                                            each calendar month or, in the case
                                            of certain HELs, the first day of
                                            each calendar month (each, a "Due
                                            Date"). See "Description of the
                                            Mortgage Loans" herein.

                                            The Mortgage Loans were originated
                                            by the Originator on behalf of Irwin
                                            Union Bank in accordance with the
                                            underwriting standards of the
                                            Originator developed at the
                                            direction of Irwin Union Bank. See
                                            "Description of the Mortgage
                                            Loans--Underwriting Standards"
                                            herein.

Mortgage Interest Rate......................The "Mortgage Interest Rate" of
                                            each Mortgage Loan is the per annum
                                            interest rate required to be paid
                                            by the mortgagor under the terms of
                                            the related Mortgage Note or Loan
                                            Agreement, as the case may be. The
                                            Mortgage Interest Rate borne by
                                            each Mortgage Loan is (i) in the
                                            case of a HELOC, adjustable on the
                                            date (each such date, an "Interest
                                            Adjustment Date") specified in the
                                            related Loan Agreement to a rate
                                            based on the highest prime rate as
                                            published in the "Money Rates"
                                            section of The Wall Street Journal
                                            on the last Business Day of the
                                            related calendar month and (ii) in
                                            the case of a HEL, fixed as of the
                                            date of origination of such HEL.
                                            Interest on each HELOC is computed
                                            and payable monthly on the average
                                            daily outstanding Principal Balance
                                            of such HELOC. The Mortgage
                                            Interest Rate on each HELOC will be
                                            adjusted on each Interest
                                            Adjustment Date to a rate equal to
                                            the sum of the applicable prime
                                            rate and a fixed percentage (the
                                            "Gross Margin") specified in the
                                            related Loan Agreement, and is
                                            generally subject to maximum and
                                            minimum Mortgage Interest Rates
                                            over the life of the related
                                            Mortgage Loan ("Lifetime Rate Caps"
                                            and "Lifetime Rate Floors",
                                            respectively) specified in such
                                            Loan Agreement. As of the Initial
                                            Cut-Off Date, the weighted average
                                            Mortgage Interest Rate for the
                                            HELOCs was approximately 12.282%
                                            and for the HELs was approximately
                                            12.199%.

                                            As of the Initial Cut-Off Date, the
                                            Gross Margins for the Initial HELOCs
                                            ranged from 0.100% to 7.900%, and
                                            the weighted average Gross Margin
                                            was approximately 3.782%. As of the
                                            Initial Cut-Off

                                            Date, the Lifetime Rate Caps for
                                            the Initial HELOCs ranged from
                                            approximately 16.000% to 25.000%
                                            per annum, and the weighted average
                                            Lifetime Rate Cap was approximately
                                            19.769% per annum. As of the
                                            Initial Cut-Off Date, the Lifetime
                                            Rate Floors for the Initial HELOCs
                                            ranged from approximately 6.600% to
                                            15.400% per annum, and the weighted
                                            average Lifetime Rate Floor was
                                            approximately 10.266% per annum.

Pre-Funding Account.........................On the Closing Date, approximately
                                            $75,000,000 (the "Pre-Funded
                                            Amount") will be deposited into an
                                            account (the "Pre-Funding
                                            Account"), which amount will be
                                            funded from the proceeds of the
                                            sale of the Term Notes. The Seller
                                            will be obligated to sell
                                            Subsequent Mortgage Loans to the
                                            Trust and the Trust will be
                                            obligated, subject to the consent
                                            of the Enhancer and the
                                            satisfaction of certain conditions,
                                            to purchase such Subsequent
                                            Mortgage Loans during the period
                                            from the Closing Date until the
                                            earlier of (i) the date on which
                                            the amount on deposit in the
                                            Pre-Funding Account is less than
                                            $100,000 or (ii) March 31, 1999
                                            (the "Pre-Funding Period").
                                            Subsequent Mortgage Loans, if
                                            available, will be originated by
                                            the Originator on behalf of Irwin
                                            Union Bank, and thereafter sold to
                                            the Seller, the Depositor and the
                                            Trust, in succession. The
                                            Subsequent Mortgage Loans, as well
                                            as all Initial Mortgage Loans, must
                                            conform to certain specified
                                            characteristics. Following the end
                                            of the Pre-Funding Period,
                                            Subsequent Mortgage Loans will
                                            continue to be acquired by the
                                            Trust through the end of the
                                            Revolving Period, subject to
                                            certain conditions.

                                            Any funds remaining on deposit in
                                            the Pre-Funding Account at the end
                                            of the Pre-Funding Period will be
                                            applied to the purchase of any
                                            Additional Balances then available
                                            and thereafter will be deposited
                                            into the Funding Account. Amounts on
                                            deposit in the Pre-Funding Account
                                            will be invested in Permitted
                                            Investments. "Permitted Investments"
                                            are specified in the Indenture and
                                            are generally limited to investments
                                            that meet the criteria of the
                                            Enhancer. See "Description of the
                                            Securities-Conveyance of Subsequent
                                            Mortgage Loans--The Pre-Funding
                                            Account".

Capitalized Interest Account................On the Closing Date, the Seller, if
                                            required to do so by the Enhancer,
                                            will make a cash deposit from the
                                            proceeds of the sale of the Term
                                            Notes into an account held by the
                                            Indenture Trustee (the "Capitalized
                                            Interest Account"), unless a letter
                                            of credit in form and substance,
                                            and from a provider, acceptable to
                                            the Enhancer evidencing the
                                            availability of such amount is
                                            delivered to the Owner Trustee on
                                            the Closing Date. Amounts on
                                            deposit in the Capitalized Interest
                                            Account will be withdrawn, or
                                            drawings under such letter of
                                            credit will be made, on each
                                            Payment Date during the Pre-Funding
                                            Period to fund portions of the
                                            interest payments on the Term Notes
                                            to the extent set forth in the Sale
                                            and Servicing Agreement. See
                                            "Description of the
                                            Securities--Capitalized Interest
                                            Account".

Funding Account.............................The Funding Account will be established with the Indenture
                                            Trustee on the Closing Date. On
                                            each Payment Date during the
                                            Revolving Period, Principal
                                            Collections for the related
                                            Collection Period will be deposited
                                            into the Funding Account and
                                            applied first to acquire Additional
                                            Balances and thereafter to acquire
                                            Subsequent Mortgage Loans, to the
                                            extent available. In the event that
                                            not all Principal Collections on
                                            deposit in the Funding Account have
                                            been applied to acquire

                                            Additional Balances and Subsequent
                                            Mortgage Loans at the end of the
                                            Revolving Period, the amount
                                            remaining on deposit in the Funding
                                            Account will be distributed to
                                            Noteholders as a payment of
                                            principal. During the Revolving
                                            Period, it is expected that
                                            Subsequent Mortgage Loans acquired
                                            with amounts on deposit in the
                                            Funding Account will consist solely
                                            of HELOCs. See "Description of the
                                            Securities--Conveyance of
                                            Subsequent Mortgage Loans".

Interest Payments...........................Interest Payments on the Notes will be paid monthly on each Payment
                                            Date, beginning in July 1998, at
                                            the Note Rate for the related
                                            Interest Period, subject to the
                                            limitations set forth below, which
                                            may result in Interest
                                            Carry-Forward Amounts, as described
                                            below. The "Note Rate" for each
                                            Interest Period will be a floating
                                            rate equal to the least of (i)
                                            LIBOR plus 0.___% per annum (or, on
                                            any Payment Date on which the
                                            aggregate Term Note Balance is less
                                            than 10% of the initial Term Note
                                            Balance, LIBOR plus 0.___% per
                                            annum), (ii) the Net Mortgage
                                            Interest Rate, as described herein
                                            under "Description of the
                                            Securities--Interest Payments on
                                            the Notes", and (iii) 15.0% per
                                            annum. However, on any Payment Date
                                            for which the related Note Rate has
                                            been determined pursuant to clause
                                            (ii) above, the excess of (a) the
                                            amount of interest that would have
                                            accrued on the Notes during the
                                            related Interest Period had such
                                            amount been determined pursuant to
                                            clause (i) above over (b) the
                                            interest actually accrued on the
                                            Notes during such Interest Period
                                            (such excess, an "Interest
                                            Carry-Forward Amount") will accrue
                                            interest thereafter at the Note
                                            Rate (as adjusted from time to
                                            time) and will be paid on
                                            subsequent Payment Dates to the
                                            extent that funds are available
                                            therefor as set forth herein under
                                            "Description of the
                                            Securities--Allocation of Payments
                                            on the Mortgage Loans". Interest
                                            Carry-Forward Amounts will not be
                                            covered by the Policy and may
                                            remain unpaid on the Final Payment
                                            Date. Interest on the Notes in
                                            respect of any Payment Date will
                                            accrue from the preceding Payment
                                            Date (or, in the case of the first
                                            Payment Date, from the Closing Date
                                            through the day preceding such
                                            Payment Date (each, an "Interest
                                            Period")) on the basis of the
                                            actual number of days in such
                                            Interest Period and a 360-day year.

Principal Payments..........................With respect to any Payment Date during the Revolving Period, no
                                            principal will be paid on the
                                            Notes, and all Principal
                                            Collections will be deposited into
                                            the Funding Account for the
                                            purchase of Additional Balances and
                                            Subsequent Mortgage Loans. On each
                                            Payment Date during the Managed
                                            Amortization Period, the aggregate
                                            amount due and payable in respect
                                            of principal of the Notes will be
                                            equal to Net Principal Collections
                                            for such Payment Date. On each
                                            Payment Date during the Rapid
                                            Amortization Period, the aggregate
                                            amount payable in respect of
                                            principal of the Notes will be
                                            equal to Principal Collections for
                                            such Payment Date. In addition,
                                            with respect to any Payment Date
                                            after the end of the Revolving
                                            Period, to the extent of funds
                                            available therefor, holders of the
                                            Term Notes (the "Term Noteholders")
                                            and the Variable Funding Notes
                                            (together with the Term
                                            Noteholders, the "Noteholders")
                                            will be entitled to receive certain
                                            additional amounts to be applied in
                                            reduction of the principal balance
                                            of the related Notes, generally
                                            equal to Liquidation Loss Amounts.

                                            All principal payments due and
                                            payable on the Notes will be
                                            allocated to the Term Notes and the
                                            Variable Funding Notes pro rata
                                            based on the outstanding principal
                                            balances thereof (the "Term Note
                                            Balance"
                                            and the "Variable Funding Balance",
                                            respectively, and together, the
                                            "Note Balance") until paid in full.
                                            In no event will principal payments
                                            on the Notes on any Payment Date
                                            exceed the related Note Balance
                                            thereof on such Payment Date. On
                                            the Final Payment Date, principal
                                            will be due and payable on the
                                            Notes in an amount equal to the
                                            related Note Balance remaining on
                                            such Payment Date.

                                            "Net Principal Collections" means,
                                            as to any Payment Date, the excess
                                            of (i) Principal Collections over
                                            (ii) certain amounts applied toward
                                            the purchase of Additional Balances,
                                            as more fully described herein.

                                            The "Revolving Period" will be the
                                            period beginning on the Closing Date
                                            and ending on the earlier of (i)
                                            December 31, 1999 and (ii) the
                                            occurrence of a Managed Amortization
                                            Event or a Rapid Amortization Event.
                                            The "Managed Amortization Period"
                                            will be the period beginning on the
                                            first Payment Date following the end
                                            of the Revolving Period and ending
                                            on the earlier of (i) December 31,
                                            2003 and (ii) the occurrence of a
                                            Rapid Amortization Event. The "Rapid
                                            Amortization Period" (together with
                                            the Managed Amortization Period, the
                                            "Amortization Periods") will be the
                                            period beginning on the earlier of
                                            (i) December 31, 2003 and (ii) the
                                            occurrence of a Rapid Amortization
                                            Event, and ending upon the
                                            termination of the Trust.

Allocation of Payments on the
Mortgage Loans..............................All collections on the Mortgage
                                            Loans will be allocated by the
                                            Master Servicer between amounts
                                            collected in respect of interest
                                            and principal pursuant to the terms
                                            of the Mortgage Documents governing
                                            the related Mortgage Loans. See
                                            "The Agreements--The Sale and
                                            Servicing Agreement--Collections"
                                            herein, which describes the
                                            calculation of Principal
                                            Collections and Interest
                                            Collections on the Mortgage Loans
                                            for the Collection Period related
                                            to each Payment Date. The portion
                                            of Interest Collections and
                                            Principal Collections
                                            (collectively, "P&I Collections")
                                            payable to the Noteholders will
                                            equal, respectively, (i) Interest
                                            Collections for such Payment Date
                                            and (ii) (A) at any time during the
                                            Revolving Period, zero, (B) at any
                                            time during the Managed
                                            Amortization Period, Net Principal
                                            Collections for such Payment Date
                                            and (C) at any time during the
                                            Rapid Amortization Period,
                                            Principal Collections for such
                                            Payment Date.

                                            Principal Collections will be
                                            applied to purchase Additional
                                            Balances prior to the commencement
                                            of the Rapid Amortization Period,
                                            and will be applied to purchase
                                            Subsequent Mortgage Loans during the
                                            Revolving Period, in each case to
                                            the extent available. Principal
                                            Collections will no longer be
                                            applied to acquire Subsequent
                                            Mortgage Loans following the end of
                                            the Revolving Period and will no
                                            longer be applied to acquire
                                            Additional Balances during the Rapid
                                            Amortization Period. See
                                            "Description of the
                                            Securities--Priority of
                                            Distributions" herein for a
                                            description of Rapid Amortization
                                            Events.

                                            Prior to the commencement of the
                                            Rapid Amortization Period, the
                                            Variable Funding Balance will be
                                            increased from time to time, to the
                                            extent Principal Collections and any
                                            amounts on deposit in the Funding
                                            Account are insufficient or
                                            unavailable to cover Additional
                                            Balances and Subsequent Mortgage
                                            Loans sold to the Trust, up to
                                            $15,000,000 (the "Maximum Variable
                                            Funding Balance").

Credit Enhancement..........................The Credit Enhancement provided for the benefit of the Noteholders will
                                            consist of (i) Excess Spread, (ii)
                                            the Outstanding Reserve Amount and
                                            (iii) the Policy, in each case as
                                            described below.

                                            Excess Spread: Noteholders will be
                                            protected against Liquidation Loss
                                            Amounts as a result of the
                                            preferential allocation to the Notes
                                            of Excess Spread (representing
                                            excess Interest Collections, if
                                            available), as described herein,
                                            which will be deposited into the
                                            Funding Account during the Revolving
                                            Period or used to make payments on
                                            the Notes during the Amortization
                                            Periods, in each case to the extent
                                            necessary to cover Liquidation Loss
                                            Amounts. "Liquidation Loss Amount"
                                            means, with respect to any
                                            liquidated Mortgage Loan, the
                                            unrecovered Principal Balance
                                            thereof at the end of the Collection
                                            Period during which such Mortgage
                                            Loan became liquidated, after giving
                                            effect to any Liquidation Proceeds
                                            received in connection therewith.

                                            Outstanding Reserve Amount: The
                                            "Outstanding Reserve Amount"
                                            represents amounts on deposit in an
                                            account (the "Reserve Account")
                                            established for such purpose with
                                            the Indenture Trustee. On the
                                            Closing Date, the Seller will
                                            deposit an amount equal to the
                                            Reserve Amount Target into the
                                            Reserve Account. The Outstanding
                                            Reserve Amount will be invested in
                                            Permitted Investments. Any
                                            Liquidation Loss Amounts allocable
                                            to the Notes that are not covered by
                                            Excess Spread will be covered by
                                            application of the Outstanding
                                            Reserve Amount as described herein.

                                            Initially, the Reserve Amount Target
                                            will be at least 2.0% of the Note
                                            Balance. Thereafter, the Reserve
                                            Amount Target may increase or
                                            decrease from time to time pursuant
                                            to the terms of the Insurance
                                            Agreement. See "Description of the
                                            Securities--Priority of
                                            Distributions" herein.
                                            Notwithstanding the foregoing, a
                                            letter of credit (or equivalent
                                            mechanism) may be delivered
                                            evidencing the availability of the
                                            Outstanding Reserve Amount from time
                                            to time. In such event, drawings
                                            under such letter of credit (or
                                            equivalent mechanism) will be made
                                            in the amounts corresponding to the
                                            required application of the
                                            Outstanding Reserve Amount as
                                            described above.

Policy......................................On the Closing Date, the Enhancer
                                            will issue a Policy in favor of the
                                            Indenture Trustee on behalf of the
                                            Issuer. The Policy will
                                            unconditionally and irrevocably
                                            guarantee interest on the Notes at
                                            the Note Rate (exclusive of any
                                            Interest Carry-Forward Amounts)
                                            plus any Liquidation Loss Amounts
                                            allocated to the Notes. On each
                                            Payment Date, a draw will be made
                                            on the Policy to cover (i) any
                                            shortfall in amounts available to
                                            make payments of interest on the
                                            Notes at the Note Rate and (ii) any
                                            Liquidation Loss Amount to the
                                            extent not currently covered by
                                            Excess Spread or application of the
                                            Outstanding Reserve Amount.
                                            Interest Carry-Forward Amounts will
                                            not be covered by the Policy. See
                                            "Description of the Policy" herein
                                            and "Enhancement" in the
                                            Prospectus.

The Enhancer................................Ambac Assurance Corporation, a
                                            Wisconsin-domiciled stock insurance
                                            corporation. See "The Enhancer"
                                            herein.

Optional Redemption.........................A principal payment may be made in redemption of the Notes upon the
                                            exercise by the Master Servicer of
                                            its option to purchase the Mortgage
                                            Loans and related assets of the
                                            Trust Estate after the aggregate
                                            Term

                                            Note Balance is reduced to an
                                            amount less than or equal to 10% of
                                            the initial Term Note Balance. The
                                            purchase price of such Mortgage
                                            Loans will be the sum of the
                                            outstanding Pool Balance and
                                            accrued and unpaid interest thereon
                                            (including Interest Carry-Forward
                                            Amounts and interest thereon) at
                                            the weighted average of the
                                            Mortgage Interest Rates of such
                                            Mortgage Loans through the day
                                            preceding the Payment Date on which
                                            such purchase occurs, together with
                                            all amounts due and owing to the
                                            Enhancer.

Final Payment of Principal
on the Notes................................The Notes will be payable in full on the January 2031 Payment Date
                                            (the "Final Payment Date") to the
                                            extent of the outstanding Note
                                            Balance on such date, if any. In
                                            addition, the Issuer will pay the
                                            Notes in full upon the exercise by
                                            the Master Servicer of its option
                                            to purchase all Mortgage Loans and
                                            all property acquired in respect of
                                            such Mortgage Loans. See
                                            "Description of the
                                            Securities--Maturity and Optional
                                            Redemption" herein and "The
                                            Agreements--Termination--Indenture"
                                            in the Prospectus.

Optional Removal of Certain
Mortgage Loans..............................Subject to the approval of the
                                            Enhancer, on any Payment Date the
                                            Seller, in its capacity as the
                                            holder of the Certificates, may
                                            designate for removal from the
                                            Trust certain Mortgage Loans.
                                            Mortgage Loans so designated will
                                            be removed without notice to the
                                            Securityholders but only upon
                                            satisfaction by the Seller of
                                            certain conditions, including the
                                            following: (i) an amount equal to
                                            the purchase price for such
                                            Mortgage Loans shall have been
                                            deposited into the Funding Account
                                            from amounts otherwise
                                            distributable to the
                                            Certificateholders (for so long as
                                            the Seller or an affiliate thereof
                                            is the sole Certificateholder);
                                            (ii) the Seller shall have
                                            delivered to the Indenture Trustee
                                            and the Enhancer a schedule
                                            containing a list of all Mortgage
                                            Loans to be so removed; (iii) the
                                            Seller will represent and warrant
                                            that no selection procedures
                                            adverse to the interests of the
                                            Enhancer or the Securityholders
                                            were used by the Seller in
                                            selecting such Mortgage Loans; and
                                            (iv) the Seller shall have
                                            delivered to the Indenture Trustee
                                            an officer's certificate confirming
                                            the conditions set forth in clauses
                                            (i) through (iii) above. See
                                            "Description of the Mortgage
                                            Loans--Optional Removal of Mortgage
                                            Loans".

ERISA Considerations........................The Term Notes are eligible for purchase by pension, profit-sharing
                                            or other employee benefit plans as
                                            well as individual retirement
                                            accounts and certain types of Keogh
                                            Plans (each, a "Plan"). However,
                                            any fiduciary or other investor of
                                            assets of a Plan that proposes to
                                            acquire or hold the Term Notes on
                                            behalf of or with assets of any
                                            Plan should consult with its
                                            counsel with respect to the
                                            potential applicability of the
                                            fiduciary responsibility provisions
                                            of ERISA and the prohibited
                                            transaction provisions of ERISA and
                                            the Code to the proposed
                                            investment. See "ERISA
                                            Considerations" herein and in the
                                            Prospectus.

Certain Federal Income
Tax Considerations..........................In the opinion of Brown & Wood LLP, tax counsel to the Depositor and
                                            the Seller, for federal income tax
                                            purposes, the Term Notes will be
                                            characterized as indebtedness, and
                                            the Issuer, as created and governed
                                            pursuant to the terms and
                                            conditions of the Trust Agreement,
                                            will not be characterized as an
                                            association (or a publicly traded
                                            partnership) taxable as a
                                            corporation for federal income tax
                                            purposes, or as a "taxable mortgage
                                            pool" within the meaning of Section
                                            7701(i) of the

                                            Internal Revenue Code of 1986, as
                                            amended. In addition, each
                                            Noteholder, by its acceptance of a
                                            Note, will agree to treat such Note
                                            as debt for federal, state and
                                            local tax purposes.

                                            For further information regarding
                                            certain income tax considerations in
                                            respect of an investment in the Term
                                            Notes, see "Certain Federal Income
                                            Tax Considerations" herein and in
                                            the Prospectus and "Certain State
                                            and Local Tax Considerations" in the
                                            Prospectus.

Legal Investment............................The Term Notes will not constitute
                                            "mortgage related securities" for
                                            purposes of the Secondary Mortgage
                                            Market Enhancement Act of 1984, as
                                            amended, because the Mortgage Pool
                                            includes Mortgage Loans secured by
                                            subordinate liens on the related
                                            Mortgaged Properties. Institutions
                                            the investment activities of which
                                            are subject to legal investment
                                            laws and regulations or to review
                                            by certain regulatory authorities
                                            may be subject to restrictions on
                                            investment in the Term Notes. See
                                            "Legal Investment" herein.

Ratings.....................................It is a condition to the issuance of the Notes that they be rated at
                                            least "Aaa" by Moody's Investors
                                            Service, Inc. and "AAA" by Standard
                                            & Poor's, a division of The
                                            McGraw-Hill Companies, Inc. A
                                            security rating is not a
                                            recommendation to buy, sell or hold
                                            securities, and may be subject to
                                            revision or withdrawal at any time
                                            by the assigning rating
                                            organization. A security rating
                                            does not address the frequency of
                                            prepayments of or draws on Mortgage
                                            Loans, the likelihood of the
                                            receipt of any amounts in respect
                                            of Interest Carry-Forward Amounts
                                            or any corresponding effect on the
                                            yield to investors. See "Yield and
                                            Prepayment Considerations" and
                                            "Ratings" herein.

                                  RISK FACTORS

         Prospective Term Noteholders should consider, among other things, the items discussed under "Risk Factors" beginning on page 16 of the Prospectus and the following factors in connection with the purchase of the Term Notes. Unless otherwise specified, all percentages set forth in this section represent aggregate Principal Balances of the related Mortgage Loans as of the Initial Cut-Off Date as a percentage of the Pool Balance as of the Initial Cut-Off Date.

Adequacy of the Mortgaged Properties as Security for the Mortgage Loans

         The CLTVs for approximately 95.03% of the Initial Mortgage Loans range from approximately 9.92% to approximately 100%, with approximately 4.97% of the initial Pool Balance consisting of Initial Mortgage Loans having CLTVs in excess of 100%. The weighted average CLTVs of the Initial HELOCs and the Initial HELs are approximately 92.30% and 91.48%, respectively. Further, HELOCs representing not more than 5% of the Pool Balance may have CLTVs ranging between 101% and 125%, and thus will not be fully secured. In the event default by a Mortgagor under such Initial Mortgage Loans, the Mortgaged Properties securing such Initial Mortgage Loans could provide insufficient security for the obligation represented thereby. Even assuming that a Mortgaged Property provides adequate security for the related Mortgage Loan, substantial delays could be encountered in connection with the liquidation of a Mortgage Loan that would result in current shortfalls in payments to Securityholders, to the extent that the credit support described herein were insufficient to absorb such losses. In addition, liquidation expenses (such as legal fees, real estate taxes and maintenance and preservation expenses) will reduce the liquidation proceeds otherwise available for payment to the Securityholders. In the event that any Mortgaged Property fails to provide adequate security for the related Mortgage Loan, any losses in connection therewith will be borne by Securityholders to the extent that the applicable credit enhancement is insufficient to absorb all such losses.

HELOCs Have Interest-Only Feature During the Draw Period

         In general, the HELOCs may be drawn upon during the related Draw Period. During the Draw Period, the Mortgagor will be obligated to make Monthly Payments on the related HELOC, which amounts will generally be equal to the Finance Charge for such Billing Cycle. The minimum payment due during the Repayment Period will be an amount necessary to amortize the balance due, plus interest and fees. Scheduled principal amortization (but not necessarily principal from other sources, including prepayments) may be de minimis during the related Draw Periods such that little, if any, principal payments based on scheduled principal amortization may be paid to the Term Noteholders during such Draw Periods. Collections on the HELOCs may also vary due to seasonal purchasing and payment habits of the related Mortgagors.

Risk of Mortgage Interest Rates Reducing the Note Rate on the Term Notes

         The Note Rate on the Term Notes will be a floating rate equal to the least of (i) LIBOR plus 0.___% per annum (or, on any Payment Date on which the aggregate Term Note Balance is less than 10% of the initial Term Note Balance, LIBOR plus 0.___% per annum), (ii) the Net Mortgage Interest Rate, as described herein under "Description of the Securities--Interest Payments on the Notes", and (iii) 15.0% per annum. The Mortgage Interest Rates of the HELs are fixed and do not adjust. As a result, if one-month LIBOR rises, the foregoing limitations on the Note Rate could result in Term Noteholders receiving interest at a rate less than LIBOR plus the specified margin. In addition, the weighted average Mortgage Interest Rate of the Mortgage Loans will change, and may decrease, over time due to scheduled amortization of the Mortgage Loans, prepayments of Mortgage Loans, transfers to the Trust of Subsequent Mortgage Loans and removal of Mortgage Loans by the Seller. There can be no assurance that the weighted average Mortgage Interest Rate of the Mortgage Loans will not decrease after the Closing Date.

Prepayment Considerations

         The Trust's prepayment experience may be affected by a variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility. Approximately 45% of the Initial Mortgage Loans may not be prepaid in full without a corresponding penalty. Substantially all of the

Mortgage Loans contain due-on-sale provisions and the Master Servicer intends to enforce such provisions unless (i) such enforcement is not permitted by applicable law or (ii) the Master Servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related Mortgaged Property to assume the Mortgage Loan. To the extent permitted by applicable law, such assumption will not release the original borrower from its obligation under any such Mortgage Loan. See "Certain Legal Aspects of the Loans--Due-on-Sale Clauses in Mortgage Loans" in the Prospectus. Further, revolving credit loans such as the HELOCs have been originated in significant volume only during the past few years and neither the Originator nor the Master Servicer is aware of any publicly available studies or statistics on the rate of prepayment thereof.

         During the Revolving Period, if the Seller does not have a sufficient amount of additional balances and/or mortgage loans to sell to the Trust, amounts on deposit in the Funding Account will not be fully applied to the purchase of Additional Balances and Subsequent Mortgage Loans by the Trust by the end of the Revolving Period. Such remaining amounts will be paid to the Noteholders as principal on the first Payment Date following the end of the Revolving Period.

Limitations on Repurchase or Replacement of Defective Mortgage Loans by the Seller

         No assurance can be given that, at any particular time, the Seller will be capable, financially or otherwise, of repurchasing or replacing Defective Mortgage Loans as described herein. If the Master Servicer or the Originator repurchases or is obligated to repurchase defective mortgage loans from any other series of asset backed securities, the financial ability of the Seller to repurchase Defective Mortgage Loans from the Trust may be adversely affected. In addition, other events relating to the Master Servicer or the Originator and its operations could occur that would adversely affect the financial ability of the Seller to repurchase Defective Mortgage Loans from the Trust, including, without limitation, the termination of borrowing arrangements that provide the Master Servicer or the Originator with funding for its operations, or the sale or other disposition of all or any significant portion of the Master Servicer's or the Originator's assets. If the Seller does not repurchase or replace a Defective Mortgage Loan, then the Master Servicer, on behalf of the Trust, will make other customary and reasonable efforts to recover the maximum amount possible with respect to such Defective Mortgage Loan, and any resulting delay or loss will be borne by the Securityholders, to the extent not covered by the related credit enhancement.

Variations in Subsequent Mortgage Loans from Initial Mortgage Loans

         Each Subsequent Mortgage Loan must satisfy the eligibility criteria referred to herein at the time of its conveyance to the Trust. However, Subsequent Mortgage Loans may be originated by the Originator using credit criteria different from those applied to the Initial Mortgage Loans and may be of a different credit quality. Therefore, following the transfer of Subsequent Mortgage Loans to the Trust, the aggregate characteristics of the Mortgage Loans then part of the Trust Estate may vary from those of the Initial Mortgage Loans. See "Description of the Mortgage Loans--Conveyance of Subsequent Mortgage Loans".

Legal Considerations

         The Mortgage Loans are secured by Mortgages. With respect to Mortgage Loans that are secured by first Mortgages, the Master Servicer has the power under certain circumstances to consent to a new mortgage lien on the related Mortgaged Property having priority over such Mortgage. Mortgage Loans secured by junior Mortgages are entitled to proceeds that remain from the sale of the related Mortgaged Property after any senior mortgage loans and prior statutory liens have been satisfied. In the event that such proceeds are insufficient to satisfy such senior loans and prior liens in the aggregate, the Trust, and accordingly, the Noteholders, bear (i) the risk of delay in distributions while a deficiency judgment (to the extent available in the related state) against the related Mortgagor is obtained and (ii) the risk of loss if the deficiency judgment cannot be obtained or is not realized upon. See "Certain Legal Aspects of the Loans" in the Prospectus.

         In connection with the transfer of the Mortgage Loans from the Seller to the Depositor pursuant to the Mortgage Sale Agreement or to the Trust pursuant to a Subsequent Transfer Agreement, the Seller will warrant that such transfer is either a sale of its interest in such Mortgage Loans or a grant of a first priority perfected security interest therein. In the event of an insolvency of the Seller, the receiver of the Seller may attempt to recharacterize the sale of the Mortgage Loans as a borrowing by the Seller secured by a pledge of the Mortgage Loans. If the receiver decided to challenge such transfer, delays in payments on the Notes and possible reductions in the amount thereof could occur. The Depositor will warrant that the transfer of its interest in the Mortgage Loans to the Trust is a valid transfer and assignment of such interest.

         If a conservator, receiver or trustee were appointed for the Seller, or if certain other events relating to the insolvency of the Seller were to occur, Additional Balances and Subsequent Mortgage Loans would no longer be transferred by the Seller to the Trust pursuant to Subsequent Transfer Agreements. In such an event, an Event of Default under the Trust Agreement and the Indenture would occur, and the Owner Trustee would attempt to sell the Mortgage Loans (unless Holders of Securities evidencing undivided interests aggregating at least 51% of the aggregate Security Balance of the Securities instruct otherwise), thereby causing early payment of the respective Security Balances of the Notes and the Certificates.

         In the event of a bankruptcy or insolvency of the Master Servicer, the related bankruptcy trustee or receiver may have the power to prevent the appointment of a successor Master Servicer.

Master Servicer's Ability to Change the Terms of the Mortgage Loans

         The Master Servicer may agree to changes in the terms of the Mortgage Documents, provided that such changes (i) do not adversely affect the interests of the Enhancer or the Securityholders and (ii) are consistent with prudent business practice. There can be no assurance that changes in applicable law, the marketplace for mortgage loans or prudent business practices will not result in changes in the terms of any of the Mortgage Loans. In addition, the Sale and Servicing Agreement permits the Master Servicer, within certain limitations therein set forth, to increase the credit limit of a HELOC or reduce the Mortgage Interest Rate on a Mortgage Loan. Any such increase in the credit limit of a HELOC could increase the CLTV of such HELOC and, accordingly, could increase the risk of the Trust's investment in such HELOC. In addition, any reduction in the Mortgage Interest Rate of a Mortgage Loan would reduce the Excess Spread available to absorb losses.

Risks Associated with the Mortgage Loans

         General. Approximately 92.86% of the Initial Mortgage Loans are secured by junior Mortgages that are subordinate to the rights of the mortgagee under a senior mortgage or mortgages. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding Principal Balance of such Mortgage Loans secured by subordinate mortgages only to the extent that the claims of such senior mortgages have been satisfied in full, including any related foreclosure costs. In circumstances where the Master Servicer determines that it would be uneconomical to foreclose on the related Mortgaged Property, the Master Servicer may write off the entire outstanding Principal Balance of the related Mortgage Loan as bad debt. The foregoing considerations will be particularly applicable to Mortgage Loans secured by junior Mortgages that have high Combined Loan-to-Value Ratios because, in such cases, the Master Servicer is more likely to determine that foreclosure would be uneconomical. Any losses on the Mortgage Loans, to the extent such losses are not covered by Excess Spread, an application of the Outstanding Reserve Amount or the Policy, will be borne by the Securityholders.

         Defaults on Mortgage Loans are generally expected to occur with greater frequency in their early years. The rate of default of Mortgage Loans secured by junior Mortgages may be greater than that of Mortgage Loans secured by senior Mortgages on comparable properties.

         HELOCs. Under the home equity program of the Originator relating to the HELOCs (the "HELOC Program"), Mortgagors are generally qualified based on an assumed payment that reflects a Mortgage Interest Rate significantly lower than the related maximum Mortgage Interest Rate. The repayment of any HELOC may thus be dependent on the ability of the related Mortgagor to make larger interest payments following the adjustment of the Mortgage Interest Rate thereof during the life of such HELOC.

Limitations and Reduction and Substitution of Credit Enhancement

         Credit enhancement will be provided for the Notes in the form of (i) Excess Spread (representing excess interest collections, if available), (ii) the Outstanding Reserve Amount (representing amounts on deposit in the Reserve Account, as described herein) and (iii) the Policy, to the limited extent described herein. None of the Originator, the Seller, the Depositor, the Master Servicer or any of their respective affiliates will be required to take any other action to maintain, or have any obligation to replace or supplement, such credit enhancement or any rating of the Notes. To the extent that losses are incurred on the Mortgage Loans that are not covered by Excess Spread, application of the Outstanding Reserve Amount or the Policy, Securityholders (including the Term Noteholders) will bear the risk of such losses.

Social, Economic and Other Factors

         The ability of the Trust to purchase Subsequent Mortgage Loans is largely dependent upon whether mortgagors perform their payment and other obligations required by the related mortgage loans in order that such mortgage loans meet the specified requirements for transfer on a Subsequent Transfer Date as a Subsequent Mortgage Loan. The performance by such mortgagors may be affected as a result of a variety of social and economic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally. However, the Seller is unable to determine and has no basis to predict whether or to what extent economic or social factors will affect the performance by such mortgagors and the availability of Subsequent Mortgage Loans.

         "Subsequent Transfer Date" means the Business Day specified by the Seller relating to a Subsequent Cut-Off Date. "Subsequent Cut-Off Date" has the meaning ascribed to such term in each Subsequent Transfer Agreement.

                       DESCRIPTION OF THE MORTGAGE LOANS

General

         The statistical information presented in this Prospectus Supplement relates to the Initial Mortgage Loans only. Such statistical information is based upon the characteristics of the Initial HELOCs and the Initial HELs as of the close of business on the Initial Cut-Off Date. Unless otherwise indicated, all percentages set forth in this Prospectus Supplement are based upon aggregate Initial Cut-Off Date Principal Balance. The Subsequent Mortgage Loans will be selected using generally the same criteria as that used to select the Initial Mortgage Loans, and generally the same representations and warranties will be made with respect thereto.

         Approximately 45% of the Initial Mortgage Loans provide for penalties upon full prepayment. Each of the Initial Mortgage Loans is subject to a due-on-sale clause. See "Servicing of the Mortgage Loans--Enforcement of Due-on-Sale Clauses" herein and "Certain Legal Aspects of the Loans--Due-on-Sale Clauses in Mortgage Loans" in the Prospectus.

         Based on information supplied by Mortgagors in connection with their loan applications at origination, 98.73% of the Mortgaged Properties securing the Initial Mortgage Loans will be owner-occupied primary residences, and 1.27% of the Mortgaged Properties securing the Initial Mortgage Loans will be non-owner occupied or second homes.

         The HELOCs have original terms to stated maturity of approximately 20 years, and a 10-year Draw Period. Approximately 94.74% of the Initial HELOCs have Repayment Periods of 10 years. Notwithstanding the foregoing, approximately 5.26% of the Initial HELOCs (all of which were originated in the State of Connecticut) have Draw Periods of nine years and ten months and Repayment Periods of ten years and two months. Approximately 36.00% of the Initial HELs have original terms to stated maturity of 10 years, approximately 54.01% have terms of 15 years, and approximately 9.99% (all of which are secured by first Mortgages) have terms of 30 years. The Initial Mortgage Loans were (and the Subsequent Mortgage Loans will be) selected from mortgage loans in the Master Servicer's portfolio that met certain criteria set forth in the Mortgage Sale Agreement as of the Initial

Cut-Off Date, using a selection process believed by the Seller not to be adverse to the Enhancer or the Securityholders. As of the Initial Cut-Off Date, the average unpaid Principal Balance of the Initial Mortgage Loans is approximately $42,492.95, and the weighted average Mortgage Interest Rate of the Initial Mortgage Loans is approximately 12.240%.

         With respect to each HELOC, the "Combined Loan-to-Value Ratio" or "CLTV" generally will be the ratio, expressed as a percentage, of the sum of (i) the credit limit of such HELOC and (ii) the outstanding Principal Balance at origination of such HELOC of all other mortgage loans, if any, secured by senior or subordinate liens on the related Mortgaged Property, to the Appraised Value; or, when not obtained, the Stated Value. With respect to each HEL, the "Combined Loan-to-Value Ratio" or "CLTV" generally will be the ratio, expressed as a percentage, of the sum of (i) the Principal Balance of such HEL as of the related Cut-Off Date and (ii) any outstanding Principal Balance at origination of such HEL of all other mortgage loans, if any, secured by senior or subordinate liens on the related Mortgaged Property, to the Appraised Value; or, when not obtained, the Stated Value.

The Initial HELOCs

         The Initial HELOCs are evidenced by loan agreements (each, a "Loan Agreement") secured by mortgages or deeds of trust (collectively, "Mortgages"), of which approximately 98.26% are junior Mortgages on one- to four-family residential properties (the "Mortgaged Properties"), and have the additional characteristics described below.

         The average Initial Cut-Off Date Principal Balance of the Initial HELOCs is approximately $43,508.68, the weighted average Gross Margin of the Initial HELOCs is approximately 3.782%, and the weighted average Mortgage Interest Rate of the Initial HELOCs is approximately 12.282%. The weighted average CLTV of the Initial HELOCs is approximately 92.30%, and approximately 9.89% of the Initial Mortgage Loans have CLTVs ranging from 101% to 125%. The weighted average credit limit utilization rate (computed by dividing the aggregate Initial Cut-Off Date Principal Balance of the Initial HELOCs by the aggregate credit limit thereof) is approximately 96.333%. The weighted average remaining term to maturity is 238 months and the latest scheduled maturity of any Initial HELOC is June 15, 2018; however, the actual date on which any HELOC is paid in full may be earlier than the stated maturity date thereof due to unscheduled payments of principal.

         Effective with the first payment due on a HELOC after the tenth anniversary date of the date of origination thereof in the case of substantially all HELOCs, on each related Interest Adjustment Date, the Monthly Payment will be adjusted to an amount that will amortize the then-outstanding Principal Balance of such HELOC over its remaining term. The weighted average number of months from the Initial Cut-Off Date to the first adjustment of the Monthly Payment such that the resulting amount will amortize the outstanding Principal Balance of the Initial HELOCs over their remaining term is approximately 119 months.

The Initial HELs

         The Initial HELs are evidenced by Mortgage Notes secured by Mortgages, of which approximately 87.46% are junior Mortgages (and the remainder are first Mortgages) on Mortgaged Properties, and have the additional characteristics described below.

         The weighted average CLTV of the Initial HELs is approximately 91.48%. The weighted average remaining term to stated maturity is approximately 175 months and the latest scheduled maturity of any Initial HEL is June 1, 2028; however, the actual date on which any HEL is paid in full may be earlier than the stated maturity date thereof due to unscheduled payments of principal.

Solicitation Process

         By monitoring geographic and economic trends, the Originator attempts to identify selected real estate markets demonstrating past, present and, the Originator believes, future economic viability. The assessment of regional markets is accomplished through MBA, MIC, SMR and other data sources at the MSA level to study the general economic climate and performance specific to the real estate and mortgage markets. The regional assessment effort identifies emerging market opportunities and risk. Among the factors considered in such regional analysis are (i) MBA: total payroll employment, personal income, population, existing home sales, existing home prices and housing permits by MSA, (ii) MIC: first mortgage "A" paper and "B&C" paper delinquency by MSA and (iii) SMR: consumer, real estate secured, bad debt and bankruptcy filing rates by MSA. Since January 1995, the Originator has processed over 140,000 mortgage loan applications from a geographic mailing base that includes areas within 22 states. The Originator expects to originate its mortgage loan product line through a variety of origination channels in other states meeting the criteria set forth above.

         The Originator uses pre-screening and list processing (response modeling) techniques in connection with direct-mail methods to contact the most creditworthy and profitable customer segments within its targeted mail base.

Underwriting Standards

         The Initial Mortgage Loans were, and the Subsequent Mortgage Loans were or will be, underwritten by the Originator in accordance with underwriting standards of the Originator developed at the direction of Irwin Union Bank. The following is a brief description of the various underwriting standards and procedures applicable to the Mortgage Loans. However, there can be no assurance that the quality or performance of all Mortgage Loans will be equivalent in every respect under all circumstances.

         Each prospective mortgagor completes a mortgage loan application that includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. At least two credit reports on each applicant from national credit reporting companies are required. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and record of any defaults, bankruptcies, repossessions or judgments. Appraisals and property valuations range from full appraisals to use of stated value. Title searches and insurance range from full ALTA policies to property profiles. The appraisal and title requirements obtained in connection with each loan vary based on loan amount, lien position and property type and location.

         The Originator's underwriting requirements for certain types of home loans may change from time to time, which in certain instances may result in less stringent underwriting requirements. Depending on the dates on which Mortgage Loans are originated, such Mortgage Loans may have been originated by the Originator pursuant to different underwriting requirements, and accordingly, certain Mortgage Loans included in the Trust may be of a different credit quality and have different loan characteristics than other Mortgage Loans. To the extent that certain Mortgage Loans were originated using less stringent underwriting requirements, such Mortgage Loans may be more likely to experience higher rates of delinquencies, defaults and losses than those Mortgage Loans originated pursuant to more stringent underwriting requirements.

Mortgage Loan Closing Procedures

         The mortgage loans are closed and the loan files are reviewed, verified and completed in accordance with the procedures developed by the Originator and the Master Servicer. Closing procedures may vary based upon loan amount and property location. Following the customer's acceptance of the credit offer, the account manager responsible for the loan delivers the loan file to the closing area. For loans qualifying for limited title and appraisal, the related documents are drafted and forwarded directly to the borrower with detailed signing and notary instructions. For all other loans, the related documents are drafted after verifying that all files contain a "signing confirmation request" from the applicable title company. In both cases, the files are audited for completeness. Once the appropriate documents are prepared, the loan file is delivered for review and further audit to the Quality Review area. Following approval, the loan file is delivered by overnight courier to the borrower or closing agent, as appropriate. If a loan is closed by a closing agent, such closing agent will review each loan file for completeness using a funding audit checklist prepared by the Originator. At the time of funding, the individual responsible for closing the loan will fund the account. Using post-closing procedures developed by the Originator, every account funded is audited for completeness.

Mortgage Loan Terms

         General. Approximately 92.86% of the Initial Mortgage Loans are secured by junior Mortgages, and the remainder are secured by first Mortgages. The Mortgaged Properties securing the Initial Mortgage Loans consist of one- to four-family residential properties. With respect to 98.73% of the Initial Mortgage Loans, the related Mortgagor represented at the time of origination that the related Mortgaged Property would be owner-occupied as a primary residence.

         The Initial Cut-Off Date Principal Balances of the Initial Mortgage Loans range from $1,000 to $474,123.12, and the average is $42,492.95. The Mortgage Interest Rates of the Initial Mortgage Loans range from 7.875% to 16.900% per annum, and the weighted average Mortgage Interest Rate is 12.240% per annum. The Combined Loan-to-Value Ratios of the Initial Mortgage Loans range from 9.98% to 124.99%, and the weighted average Combined Loan-to-Value Ratio is 91.96%. The latest scheduled maturity of any Initial Mortgage Loan is June 1, 2028. With respect to 37.08% of the Initial Mortgage Loans, the related Mortgaged Properties will be located in the State of California. Approximately 0.04% of the Initial Mortgage Loans are between 31 and 59 days delinquent, and none is more than 59 days delinquent.

         The "Appraised Value" for any Mortgaged Property will be the appraised value thereof, determined in the appraisal or property valuation used in the origination of the related Mortgage Loan (which may have been obtained at an earlier time). See "Description of the Mortgage Loans--Underwriting Standards" herein.

         HELs. The HELs will have ten, 15 or (in the case of first Mortgages) 30 year terms, and will provide for substantially equal payments in an amount sufficient to amortize the HELs over their terms. The HELs will not have any annual fee. The "Billing Cycle" for any HEL and Due Date is the calendar month preceding such Due Date.

         HELOCs. Interest on each HELOC is and will be calculated based on the average daily Principal Balance thereof outstanding during the related Billing Cycle. The "Billing Cycle" for any HELOC and Due Date is the period from on or about the 21st day of the calendar month second preceding such Due Date to the 20th day of the calendar month immediately preceding such Due Date.

         The Mortgage Interest Rates on the HELOCs will adjust monthly on each applicable Interest Adjustment Date to a rate equal to the sum of (i) the highest prime rate as published in the "Money Rates" section of The Wall Street Journal on the last Business Day of the month immediately preceding the related Interest Adjustment Date plus (ii) a fixed percentage (the "Gross Margin"), which total is generally subject to a specified maximum and minimum lifetime Mortgage Interest Rates ("Lifetime Rate Caps" and "Lifetime Rate Floors", respectively), as specified in the related Mortgage Documents. Due to the application of the Lifetime Rate Caps and Lifetime Rate Floors, the Mortgage Interest Rate on any HELOC, as adjusted on any Interest Adjustment Date, may not equal the sum of the related prime rate and Gross Margin. Each HELOC requires the related Mortgagor to make current interest payments during the life of such HELOC.

         Each Initial HELOC has a term to maturity from the date of origination of approximately 20 years.

         A Mortgagor may make a draw at any time during the period stated in the related Loan Agreement (the "Draw Period"). In addition, the Mortgagor will not be permitted to make any draw during the period stated in the related Loan Agreement (the "Repayment Period"). The Draw Period and the Repayment Period for HELOC may vary based on such HELOC's state of origination.

         The maximum amount of each draw with respect to any HELOC is equal to the excess, if any, of the credit limit thereof over the outstanding Principal Balance thereof at the time of such draw. Approximately 45% of the Initial Mortgage Loans may not be prepaid in full at any time without a corresponding penalty. However, Mortgagors will have the right during the related Draw Period to make a draw in the amount of any prepayment theretofore made with respect to such HELOC.

         A Mortgagor's right to make draws during the Draw Period may be suspended, or the credit limit of the related HELOC may be reduced, for cause under a number of circumstances, including, but not limited to, (i) a material and adverse change in such Mortgagor's financial circumstances; (ii) a decline in the value of the related Mortgaged Property significantly below the Appraised Value thereof at origination of such HELOC; or (iii) a payment default by such Mortgagor. However, such suspension or reduction generally will not affect the payment terms for previously drawn amounts. Neither the Master Servicer nor any subservicer will have any obligation to investigate whether any such circumstances have transpired, and may have no knowledge thereof. As such, there can be no assurance that any Mortgagor's ability to make Draws will be suspended or reduced in the event that any of the foregoing circumstances occur. In the event of a default under a HELOC, such HELOC may be terminated and declared immediately due and payable in full. For such purpose, a default includes, but is not limited to, (i) the related Mortgagor's failure to make any payment as required; (ii) any action or inaction by such Mortgagor that adversely affects the related Mortgaged Property or the mortgagee's rights therein; or (iii) fraud or material misrepresentation by such Mortgagor in connection with such HELOC.

         During the Draw Period, the Mortgagor will be obligated to make Monthly Payments on the related HELOC, which amounts will generally be equal to the Finance Charge and Additional Charges for such Billing Cycle. During the Repayment Period, the Mortgagor will be obligated to make Monthly Payments consisting of principal installments that would substantially amortize the Principal Balance of the related Mortgage Loan by the maturity date thereof, plus current Finance Charges and Additional Charges.

         With respect to each HELOC, (i) the "Finance Charge" for any Billing Cycle will be an amount equal to the aggregate of, as calculated for each day in such Billing Cycle, the then-applicable Mortgage Interest Rate divided by 365, and multiplied by the average daily Principal Balance of such HELOC and (ii) the "Account Balance" on any day generally will be the aggregate unpaid Principal Balance outstanding at the beginning of such day, plus the sum of any unpaid fees, insurance premiums and other charges, if any (collectively, "Additional Charges"), and any unpaid Finance Charges due, plus the aggregate of all draws funded on such day, minus the aggregate of all payments and credits applied to the repayment of any such draws on such day. Payments made by or on behalf of the Mortgagor will be applied to any unpaid Finance Charges due thereon, prior to application to any unpaid Principal Balance outstanding.

Conveyance of Subsequent Mortgage Loans

         The Sale and Servicing Agreement permits the Trust to acquire Subsequent Mortgage Loans. Accordingly, the statistical characteristics of the Mortgage Loans will vary as of any Subsequent Cut-Off Date upon the acquisition of Subsequent Mortgage Loans. All Subsequent Mortgage Loans, other than Subsequent Mortgage Loans purchased with amounts withdrawn from the Pre-Funding Account, are expected to be HELOCs. Each Subsequent Mortgage Loan will be purchased by the Trust at a purchase price equal to the Principal Balance thereof as of the related Cut-Off Date

         The obligation of the Trust to purchase Subsequent Mortgage Loans on a Subsequent Transfer Date is subject to the consent of the Enhancer and to the following requirements, which are designed to ensure that, following such purchase, the characteristics of the Mortgage Loans in the aggregate will not differ materially from the characteristics of the Initial Mortgage Loans: (i) such Mortgage Loan may not be more than 59 days delinquent; (ii) the remaining term to stated maturity of such Mortgage Loan may not extend beyond the Final Payment Date; (iii) such Mortgage Loan must be secured by a Mortgage in a first or second lien position; (iv) such Mortgage Loan must not have a Mortgage Interest Rate less than 7.875%; (v) such Mortgage Loan must be otherwise acceptable to the Enhancer; (vi) following the purchase of such Mortgage Loan by the Trust, the Mortgage Loans (a) will have a weighted average Mortgage Interest Rate (in the case of HELs) of at least 12.0%; (b) will have a weighted average CLTV of not more than 93.5%; and (c) will have a concentration in any one state not in excess of 38%; (vii) such Mortgage Loan must have a CLTV not in excess of 125%; (viii) such Mortgage Loan must have a margin, if applicable, between 0.10% and 12.50%; and (ix) such Mortgage Loan must comply with the representations and warranties in the Sale and Servicing Agreement.

         The Pre--Funding Account. The Master Servicer will establish the Pre-Funding Account in the name of the Indenture Trustee, and will deposit the Pre-Funded Amount therein on the Closing Date from the net proceeds of the sale of the Securities. Monies in the Pre-Funding Account will be applied during the Pre-Funding Period to purchase Subsequent Mortgage Loans from the Seller. The Pre-Funding Account will be part of the Trust, but monies on deposit therein will not be available to cover losses on or in respect of the Mortgage Loans. Any portion of the Pre-Funded Amount remaining on deposit in the Pre-Funding Account at the end of the Pre-Funding Period will be applied first to acquire any Additional Balances and thereafter will be deposited into the Funding Account. Monies on deposit in the Pre-Funding Account may be invested in Permitted Investments as provided in the Sale and Servicing Agreement. Net income on investment of funds in the Pre-Funding Account will be deposited into or credited to the Collection Account. There can be no assurance that a sufficient number of Subsequent Mortgage Loans will be available for application of the entire Pre-Funded Amount.

         The Funding Account. The Notes will be subject to redemption in part on the Payment Date immediately succeeding the date on which the Revolving Period ends, in the event that any amounts remain on deposit in the Funding Account, exclusive of any investment earnings thereon, after giving effect to the purchase by the Trust of all Subsequent Mortgage Loans and Additional Balances, including any such purchase on the date on which the Revolving Period ends.

Mortgage Loan Characteristics

         HELOCs. Set forth below is a description of certain additional characteristics of the Initial HELOCs as of the Initial Cut-Off Date. Unless otherwise specified, all Principal Balances are Initial Cut-Off Date Principal Balances and are rounded to the nearest dollar. All percentages are approximate percentages by aggregate Initial Cut-Off Date Principal Balance, except as indicated otherwise.

                    Mortgage Interest Rates of Initial HELOCs

                Range of Gross Mortgage                Number of     Aggregate Initial Cut-Off Date      Percentage of
                     Interest Rates                 Initial HELOCs          Principal Balance           Initial Cut-Off
                                                                                                       Date Pool Balance
    ----------------------------------------------------------------------------------------------------------------------

         8.501%         -             9.000%               14                 $  756,331.04                   2.02%
         9.001%         -             9.500%               15                 $1,219,272.91                   3.25%
         9.501%         -            10.000%               38                 $2,673,266.64                   7.13%
        10.001%         -            10.500%               88                 $4,869,084.46                  12.98%
        10.501%         -            11.000%               46                 $2,413,382.05                   6.43%
        11.001%         -            11.500%               66                 $3,251,017.80                   8.67%
        11.501%         -            12.000%               45                 $2,474,909.37                   6.60%
        12.001%         -            12.500%               88                 $3,973,856.63                  10.60%
        12.501%         -            13.000%               68                 $2,902,740.18                   7.74%
        13.001%         -            13.500%               68                 $2,835,202.67                   7.56%
        13.501%         -            14.000%               42                 $1,575,020.89                   4.20%
        14.001%         -            14.500%              165                 $5,720,398.44                  15.25%
        14.501%         -            15.000%               19                 $  574,255.41                   1.53%
        15.001%         -            15.500%               69                 $1,539,049.85                   4.10%
        15.501%         -            16.000%               16                 $  396,376.56                   1.06%
        16.001%         -            16.500%               15                 $  330,315.53                   0.88%
    ----------------------------------------------------------------------------------------------------------------------
    Total                                                 862                $37,504,480.43                 100.00%
    ----------------------------------------------------------------------------------------------------------------------

         The weighted average Mortgage Interest Rate of the Initial HELOCs is approximately 12.282% per annum.


                         Gross Margin of Initial HELOCs

                       Range of                        Number of     Aggregate Initial Cut-Off Date      Percentage of
                     Gross Margins                  Initial HELOCs          Principal Balance           Initial Cut-Off
                                                                                                             Date
                                                                                                         Pool Balance
    ----------------------------------------------------------------------------------------------------------------------
          0.000%        -             0.499%               13                 $ 703,931.04                    1.88%
          0.500%        -             1.000%               16                 $1,271,672.91                   3.39%
          1.001%        -             1.500%               38                 $2,673,266.64                   7.13%
          1.501%        -             2.000%               88                 $4,869,084.46                  12.98%
          2.001%        -             2.500%               46                 $2,413,382.05                   6.43%
          2.501%        -             3.000%               66                 $3,251,017.80                   8.67%
          3.001%        -             3.500%               45                 $2,474,909.37                   6.60%
          3.501%        -             4.000%               88                 $3,973,856.63                  10.60%
          4.001%        -             4.500%               68                 $2,902,740.18                   7.74%
          4.501%        -             5.000%               68                 $2,835,202.67                   7.56%
          5.001%        -             5.500%               42                 $1,575,020.89                   4.20%
          5.501%        -             6.000%              165                 $5,720,398.44                  15.25%
          6.001%        -             6.500%               19                 $  574,255.41                   1.53%
          6.501%        -             7.000%               69                 $1,539,049.85                   4.10%
          7.001%        -             7.500%               16                 $  396,376.56                   1.06%
          7.501%        -             8.000%               15                 $  330,315.53                   0.88%
    ----------------------------------------------------------------------------------------------------------------------
    Total                                                 862                $37,504,480.43                 100.00%
    ----------------------------------------------------------------------------------------------------------------------

              The weighted average Gross Margin of the Initial HELOCs is approximately 3.782% per annum.

                      Lifetime Rate Caps of Initial HELOCs

                    Range of Gross                     Number of     Aggregate Initial Cut-Off Date      Percentage of
                Lifetime Rate Caps (%)              Initial HELOCs          Principal Balance           Initial Cut-Off
                                                                                                       Date Pool Balance
    ----------------------------------------------------------------------------------------------------------------------
        15.501%         -            16.000%               27                $   934,478.89                  2.49%
        16.501%         -            17.000%               13                $   703,931.04                  1.88%
        17.001%         -            17.500%               14                $ 1,169,352.91                  3.12%
        17.501%         -            18.000%              157                $ 6,886,497.70                 18.36%
        18.001%         -            18.500%               75                $ 4,207,649.43                 11.22%
        18.501%         -            19.000%               42                $ 2,305,983.01                  6.15%
        19.001%         -            19.500%               55                $ 2,919,568.47                  7.78%
        19.501%         -            20.000%               71                $ 3,165,592.66                  8.44%
        20.001%         -            20.500%               67                $ 2,911,593.40                  7.76%
        20.501%         -            21.000%               71                $ 2,863,766.59                  7.64%
        21.001%         -            21.500%               49                $ 2,161,062.00                  5.76%
        21.501%         -            22.000%               34                $ 1,264,783.05                  3.37%
        22.001%         -            22.500%              107                $ 3,884,790.81                 10.36%
        22.501%         -            23.000%               14                $   443,205.27                  1.18%
        23.001%         -            23.500%               43                $ 1,017,816.85                  2.71%
        23.501%         -            24.000%               15                $   391,994.32                  1.05%
        24.001%                     And above               8                $   272,414.03                  0.73%
    ----------------------------------------------------------------------------------------------------------------------
    Total                                                 862                $ 37,504,480.43               100.00%
    ----------------------------------------------------------------------------------------------------------------------

         The weighted average Lifetime Rate Cap of the Initial HELOCs is approximately 19.769% per annum.

                     Lifetime Rate Floors of Initial HELOCs

                Range of Gross Lifetime                Number of     Aggregate Initial Cut-Off Date      Percentage of
                    Rate Floors (%)                 Initial HELOCs          Principal Balance           Initial Cut-Off
                                                                                                       Date Pool Balance
    ----------------------------------------------------------------------------------------------------------------------
         6.501%         -             7.000%               18                 $1,026,908.53                   2.74%
         7.001%         -             7.500%               14                 $1,169,352.91                   3.12%
         7.501%         -             8.000%               37                 $2,523,266.64                   6.73%
         8.001%         -             8.500%               88                 $4,869,084.46                  12.98%
         8.501%         -             9.000%               46                 $2,413,382.05                   6.43%
         9.001%         -             9.500%               66                 $3,251,017.80                   8.67%
         9.501%         -            10.000%               45                 $2,474,909.37                   6.60%
        10.001%         -            10.500%               88                 $3,973,856.63                  10.60%
        10.501%         -            11.000%               67                 $2,857,940.18                   7.62%
        11.001%         -            11.500%               67                 $2,809,345.18                   7.49%
        11.501%         -            12.000%               41                 $1,544,934.92                   4.12%
        12.001%         -            12.500%              162                 $5,600,810.36                  14.93%
        12.501%         -            13.000%               30                 $  884,687.59                   2.36%
        13.001%         -            13.500%               63                 $1,387,395.71                   3.70%
        13.501%         -            14.000%               17                 $  426,462.53                   1.14%
        14.001%         -            14.500%               12                 $  241,275.57                   0.64%
        15.001%         -            15.500%                1                 $   49,850.00                   0.13%
    ----------------------------------------------------------------------------------------------------------------------
    Total                                                 862                $37,504,480.43                 100.00%
    ----------------------------------------------------------------------------------------------------------------------

         The weighted average Lifetime Rate Floor of the Initial HELOCs is approximately 10.266% per annum.


                  Remaining Term to Maturity of Initial HELOCs


               Range of Remaining Terms                Number of     Aggregate Initial Cut-Off Date      Percentage of
                 to Maturity (Months)               Initial HELOCs          Principal Balance           Initial Cut-Off
                                                                                                       Date Pool Balance
    ----------------------------------------------------------------------------------------------------------------------
            0           -              215                  7                $   221,270.00                     0.59%
          216           -              227                  4                $   118,071.99                     0.31%
          228           -              240                851                $37,165,138.44                    99.10%
    ----------------------------------------------------------------------------------------------------------------------
    Total                                                 862                $37,504,480.43                   100.00%
    ----------------------------------------------------------------------------------------------------------------------

         The weighted average remaining term to maturity of the Initial HELOCs is approximately 238 months.


                     Year of Origination of Initial HELOCs

          Year of Origination           Number of          Aggregate Initial Cut-Off Date         Percentage of Initial
                                     Initial HELOCs              Principal Balance              Cut-Off Date Pool Balance
    ----------------------------------------------------------------------------------------------------------------------
                  1995                       3                     $   119,588.08                            0.32%
                  1996                       6                     $   180,964.52                            0.48%
                  1997                      21                     $   634,922.45                            1.69%
                  1998                     832                     $36,569,005.38                           97.51%
    ----------------------------------------------------------------------------------------------------------------------
    Total                                  862                     $37,504,480.43                          100.00%
    ----------------------------------------------------------------------------------------------------------------------

            The earliest month and year of origination of any Initial HELOC is November 1995 and the latest month and year of origination is May 1998.

                Combined Loan-to-Value Ratios of Initial HELOCs

                       Range of                        Number of     Aggregate Initial Cut-Off Date      Percentage of
                         CLTV                       Initial HELOCs          Principal Balance           Initial Cut-Off
                                                                                                       Date Pool Balance
    ----------------------------------------------------------------------------------------------------------------------
         25.01%         -             30.00%                1                $    39,587.45                    0.11%
         30.01%         -             35.00%                2                $    77,810.56                    0.21%
         35.01%         -             40.00%                4                $   293,333.75                    0.78%
         40.01%         -             45.00%                5                $   192,863.35                    0.51%
         45.01%         -             50.00%                2                $    86,672.43                    0.23%
         50.01%         -             55.00%                4                $   285,193.05                    0.76%
         55.01%         -             60.00%                6                $   514,832.83                    1.37%
         60.01%         -             65.00%                4                $   135,056.75                    0.36%
         65.01%         -             70.00%               13                $   767,959.71                    2.05%
         70.01%         -             75.00%               16                $   636,807.61                    1.70%
         75.01%         -             80.00%               70                $ 3,341,856.23                    8.91%
         80.01%         -             85.00%               75                $ 3,431,609.89                    9.15%
         85.01%         -             90.00%              106                $ 5,606,656.98                   14.95%
         90.01%         -             95.00%               92                $ 4,354,950.51                   11.61%
         95.01%         -            100.00%              364                $14,014,127.77                   37.37%
        100.01%         -            105.00%               12                $   410,558.49                    1.09%
        105.01%         -            110.00%               19                $   670,754.95                    1.79%
        110.01%         -            115.00%               15                $   635,879.33                    1.70%
        115.01%         -            120.00%               15                $   605,883.01                    1.62%
        120.01%         -            125.00%               37                $ 1,402,085.78                    3.74%
    ----------------------------------------------------------------------------------------------------------------------
    Total                                                 862                $37,504,480.43                  100.00%
    ----------------------------------------------------------------------------------------------------------------------

         The minimum and maximum Combined Loan-to-Value Ratios of the Initial HELOCs as of the Initial Cut-Off Date are approximately 29.30% and 124.99%, respectively, and the weighted average Combined Loan-to-Value Ratio of the Initial HELOCs is approximately 92.30% .

                Credit Limit Utilization Rates of Initial HELOCs


                 Range of Credit Limit                 Number of     Aggregate Initial Cut-Off Date      Percentage of
                   Utilization Rates                Initial HELOCs          Principal Balance           Initial Cut-Off
                                                                                                       Date Pool Balance
    ----------------------------------------------------------------------------------------------------------------------
         0.000%          -            10.000%               2                $    3,319.80                    0.01%
        10.001%          -            15.000%               1                $    8,947.59                    0.02%
        15.001%          -            20.000%               3                $   78,077.88                    0.21%
        20.001%          -            25.000%               3                $   37,523.62                    0.10%
        25.001%          -            30.000%               2                $   20,064.33                    0.05%
        30.001%          -            35.000%               6                $ 1 39,471.80                    0.37%
        35.001%          -            40.000%               3                $   59,513.83                    0.16%
        40.001%          -            45.000%               5                $   08,002.35                    0.29%
        45.001%          -            50.000%               8                $  252,018.64                    0.67%
        50.001%          -            55.000%               5                $  152,756.94                    0.41%
        55.001%          -            60.000%               8                $  221,237.97                    0.59%
        60.001%          -            65.000%               9                $  279,278.01                    0.74%
        65.001%          -            70.000%               6                $  217,511.43                    0.58%
        70.001%          -            75.000%               9                $  439,111.66                    1.17%
        75.001%          -            80.000%              11                $  461,601.34                    1.23%
        80.001%          -            85.000%              14                $  624,493.01                    1.67%
        85.001%          -            90.000%              13                $  558,841.84                    1.49%
        90.001%          -            95.000%              23                $1,193,553.62                    3.18%
        95.001%          -           100.000%             731                $32,649,154.77                  87.05%
    ----------------------------------------------------------------------------------------------------------------------
    Total                                                 862                $37,504,480.43                 100.00%
    ----------------------------------------------------------------------------------------------------------------------

         The weighted average credit limit utilization rate of the Initial HELOCs is 96.33%.

                 Second Mortgage Ratios of Initial HELOCs(1)(2)

            Range of Second Mortgage Ratios            Number of     Aggregate Initial Cut-Off Date      Percentage of
                                                    Initial HELOCs          Principal Balance           Initial Cut-Off
                                                                                                       Date Pool Balance
    ----------------------------------------------------------------------------------------------------------------------
         0.000%          -            5.000%                3                 $   60,588.04                  0.16%
         5.001%          -            10.000%              51                 $1,117,025.25                  2.98%
        10.001%          -            15.000%             153                 $4,816,658.43                 12.84%
        15.001%          -            20.000%             159                 $6,252,481.77                 16.67%
        20.001%          -            25.000%             176                 $6,875,292.14                 18.33%
        25.001%          -            30.000%             117                 $6,279,537.81                 16.74%
        30.001%          -            35.000%              80                 $4,304,973.34                 11.48%
        35.001%          -            40.000%              38                 $2,599,896.94                  6.93%
        40.001%          -            45.000%              17                 $  913,998.52                  2.44%
        45.001%          -            50.000%              15                 $  813,126.99                  2.17%
        50.001%          -            55.000%              12                 $  897,774.88                  2.39%
        55.001%          -            60.000%              9                  $  591,990.97                  1.58%
        60.001%          -            65.000%              6                  $  417,386.10                  1.11%
        65.001%          -            70.000%              3                  $  235,009.82                  0.63%
        70.001%          -            75.000%              3                  $  214,400.00                  0.57%
        75.001%          -            80.000%              2                  $  166,853.82                  0.44%
        80.001%          -            85.000%              1                  $  130,000.00                  0.35%
        85.001%          -            90.000%              1                  $   69,300.00                  0.18%
        90.001%          -            95.000%              1                  $   53,900.00                  0.14%
        95.001%          -           100.000%              15                 $  694,285.61                  1.85%
    ----------------------------------------------------------------------------------------------------------------------
    Total                                                 862                $37,504,480.43                 100.00%
    ----------------------------------------------------------------------------------------------------------------------

           (1) The Second Mortgage Ratio of an Initial HELOC is the ratio (expressed as a percentage) of the credit limit of such Initial HELOC to the sum of such credit limit and the outstanding balance of any senior mortgage computed as of the date such Initial HELOC is underwritten.

           (2) The weighted average Second Mortgage Ratio of the Initial HELOCs is 28.409%.

           Initial Cut-Off Date Principal Balances of Initial HELOCs


             Range of Initial Cut-Off Date             Number of     Aggregate Initial Cut-Off Date     Percentage of
                  Principal Balances                Initial HELOCs          Principal Balance          Initial Cut-Off
                                                                                                      Date Pool Balance
    ---------------------------------------------------------------------------------------------------------------------
           $0            -          $ 10,000.00            13                 $  107,692.67                  0.29%
       $10,000.01        -          $ 20,000.00           128                 $2,137,936.47                  5.70%
       $20,000.01        -          $ 30,000.00           203                 $5,108,316.85                 13.62%
       $30,000.01        -          $ 40,000.00           177                 $6,180,191.21                 16.48%
       $40,000.01        -          $ 50,000.00           105                 $4,868,209.75                 12.98%
       $50,000.01        -          $ 60,000.00            60                 $3,312,256.93                  8.83%
       $60,000.01        -          $ 70,000.00            51                 $3,288,801.72                  8.77%
       $70,000.01        -          $ 80,000.00            35                 $2,647,960.23                  7.06%
       $80,000.01        -          $ 90,000.00            23                 $1,936,924.28                  5.16%
       $90,000.01        -          $100,000.00            42                 $4,105,008.61                 10.95%
      $100,000.01        -          $110,000.00             1                 $  110,000.00                  0.29%
      $110,000.01        -          $120,000.00             3                 $  344,500.00                  0.92%
      $120,000.01        -          $130,000.00             8                 $1,019,109.29                  2.72%
      $130,000.01        -          $140,000.00             5                 $  689,300.00                  1.84%
      $140,000.01        -          $150,000.00             1                 $  150,000.00                  0.40%
      $150,000.01        -          $160,000.00             1                 $  160,000.00                  0.43%
      $180,000.01        -          $190,000.00             1                 $  183,000.00                  0.49%
      $190,000.01        -          $200,000.00             2                 $  396,272.42                  1.06%
      $200,000.01        -          $225,000.00             1                 $  224,000.00                  0.60%
      $225,000.01        -          $250,000.00             1                 $  250,000.00                  0.67%
      $275,000.01        -           and above              1                 $  285,000.00                  0.76%
    ---------------------------------------------------------------------------------------------------------------------
    Total                                                 862                $37,504,480.43                100.00%
    ---------------------------------------------------------------------------------------------------------------------

         The average Initial Cut-Off Date Principal Balance of the Initial HELOCs is approximately $43,508.68.


                  Mortgaged Properties Securing Initial HELOCs

             Property Type           Number of Initial HELOCs  Aggregate Initial Cut-Off Date    Percentage of Initial
                                                                      Principal Balance            Cut-Off Date Pool
                                                                                                        Balance
    ---------------------------------------------------------------------------------------------------------------------
    Condominium                                 51                     $ 1,827,886.05                      4.87%
    Multi-Family                                 9                     $   446,820.81                      1.19%
    Planned Unit Development                    87                     $ 4,417,434.08                     11.78%
    Single-Family Dwelling                     715                     $30,812,339.49                     82.16%
    ---------------------------------------------------------------------------------------------------------------------
    Total                                      862                     $37,504,480.43                    100.00%
    ---------------------------------------------------------------------------------------------------------------------

    Geographic Distribution of Mortgaged Properties Securing Initial HELOCs

                 State                  Number of         Aggregate Initial Cut-Off Date        Percentage of Initial
                                     Initial HELOCs             Principal Balance             Cut-Off Date Pool Balance
    ---------------------------------------------------------------------------------------------------------------------
    California                             263                    $13,964,919.89                        37.24%
    Colorado                                11                    $   334,611.52                         0.89%
    Connecticut                             44                    $ 1,972,815.98                         5.26%
    Florida                                 65                    $ 2,316,270.04                         6.18%
    Georgia                                 25                    $ 1,049,535.34                         2.80%
    Illinois                                30                    $ 1,224,891.49                         3.27%
    Indiana                                  6                    $   164,649.60                         0.44%
    Louisiana                               15                    $   451,666.41                         1.20%
    Maryland                                27                    $ 1,127,223.46                         3.01%
    Massachusetts                           53                    $ 2,180,725.39                         5.81%
    Michigan                                44                    $ 1,865,485.84                         4.97%
    New Jersey                              37                    $ 1,709,954.82                         4.56%
    New York                                35                    $ 1,250,727.41                         3.33%
    North Carolina                          23                    $   761,501.40                         2.03%
    Ohio                                    76                    $ 2,331,538.06                         6.22%
    Oregon                                  25                    $ 1,028,791.67                         2.74%
    Pennsylvania                            10                    $   356,459.61                         0.95%
    South Carolina                          17                    $   513,458.94                         1.37%
    Utah                                     2                    $    95,803.69                         0.26%
    Virginia                                18                    $   885,087.88                         2.36%
    Washington                              36                    $ 1,918,361.99                         5.12%
    ---------------------------------------------------------------------------------------------------------------------
    Total                                  862                    $37,504,480.43                       100.00%
    ---------------------------------------------------------------------------------------------------------------------

            No more than approximately 0.84% of the Initial HELOCs are secured by Mortgaged Properties located in any single United States postal zip code.


                    Debt-to-Income Ratios of Initial HELOCs

             Range of Debt-to-Income           Number of Initial    Aggregate Initial Cut-Off    Percentage of Initial
                     Ratios                          HELOCs           Date Principal Balance       Cut-Off Date Pool
                                                                                                        Balance
    ---------------------------------------------------------------------------------------------------------------------
          0.00%          -          5.00%                1                $   39,917.47                   0.11%
         10.01%          -         15.00%                2                $   29,659.17                   0.08%
         15.01%          -         20.00%               12                $  608,825.35                   1.62%
         20.01%          -         25.00%               36                $1,611,991.83                   4.30%
         25.01%          -         30.00%               59                $1,929,644.25                   5.15%
         30.01%          -         35.00%              105                $3,692,270.56                   9.84%
         35.01%          -         40.00%              158                $6,723,878.02                  17.93%
         40.01%          -         45.00%              193                $8,598,636.27                  22.93%
         45.01%          -         50.00%              216                $9,692,953.40                  25.84%
         50.01%          -         55.00%               80                $4,576,704.11                  12.20%
    ---------------------------------------------------------------------------------------------------------------------
    Total                                              862                 $37,504,480.43                100.00%
    ---------------------------------------------------------------------------------------------------------------------

                      Occupancy Type of the Initial HELOCs

             Occupancy Type             Number of     Aggregate Initial Cut-Off     Percentage of Initial Cut-Off Date
                                     Initial HELOCs     Date Principal Balance                 Pool Balance
    ---------------------------------------------------------------------------------------------------------------------
    Non-Owner Occupied                      15              $   449,287.71                          1.20%
    Owner Occupied                         847              $37,055,192.72                         98.80%
    ---------------------------------------------------------------------------------------------------------------------
    Total                                  862              $37,504,480.43                       100.00%
    ---------------------------------------------------------------------------------------------------------------------


                        Credit Scores of Initial HELOCs

         Range of Credit Scores        Number of      Aggregate Initial Cut-Off    Percentage of Initial Cut-Off Date
                                     Initial HELOCs    Date Principal Balance                 Pool Balance
    --------------------------------------------------------------------------------------------------------------------
    Excellent                             842              $36,807,626.70                         98.14%
    Fair                                    6              $   227,709.53                          0.61%
    Good                                   14              $   469,144.20                          1.25%
    --------------------------------------------------------------------------------------------------------------------
    Total                                 862              $37,504,480.43                        100.00%
    --------------------------------------------------------------------------------------------------------------------


      HELs. Set forth below is a description of certain additional characteristics of the Initial HELs as of the Initial Cut-Off Date. Unless otherwise specified, all Principal Balances are Initial Cut-Off Date Principal Balances and are rounded to the nearest dollar. All percentages are approximate percentages by aggregate Initial Cut-Off Date Principal Balance, except as indicated otherwise.


                    Mortgage Interest Rates of Initial HELs

          Range of Mortgage Interest        Number of Initial   Aggregate Initial Cut-Off Date   Percentage of Initial
                     Rates                         HELs                Principal Balance           Cut-Off Date Pool
                                                                                                        Balance
    --------------------------------------------------------------------------------------------------------------------
        7.501%       -           8.000%               1                  $  318,000.00                    0.85%
        8.001%       -           9.500%              39                  $4,175,630.05                   11.14%
        9.501%       -          10.000%              24                  $2,023,424.88                    5.40%
      10.001%        -          10.500%              42                  $2,026,357.02                    5.40%
      10.501%        -          11.000%              84                  $3,685,587.33                    9.83%
      11.001%        -          11.500%              46                  $2,120,382.03                    5.66%
      11.501%        -          12.000%              81                  $3,435,990.43                    9.16%
      12.001%        -          12.500%              71                  $2,705,225.54                    7.21%
      12.501%        -          13.000%             103                  $3,939,310.13                   10.51%
      13.001%        -          13.500%              75                  $2,837,878.03                    7.57%
      13.501%        -          14.000%              89                  $2,823,663.24                    7.53%
      14.001%        -          14.500%              61                  $1,942,519.78                    5.18%
      14.501%        -          15.000%             123                  $4,066,860.52                   10.85%
      15.001%        -          15.500%              16                  $  424,324.38                    1.13%
      15.501%        -          16.000%              40                  $  851,743.96                    2.27%
      16.001%        -          16.500%               1                  $   13,887.43                    0.04%
      16.501%        -          17.000%               7                  $  104,788.16                    0.28%
    --------------------------------------------------------------------------------------------------------------------
    Total                                          903                  $37,495,572.91                  100.00%
    --------------------------------------------------------------------------------------------------------------------

         The weighted average Mortgage Interest Rate of the Initial HELs is approximately 12.199% per annum.

                   Remaining Term to Maturity of Initial HELs

           Range of Remaining Terms         Number of Initial   Aggregate Initial Cut-Off Date   Percentage of Initial
             to Maturity (months)                  HELs                Principal Balance           Cut-Off Date Pool
                                                                                                        Balance
    --------------------------------------------------------------------------------------------------------------------
          0          -             96                1                  $    34,387.43                    0.09%
         97          -            120              415                  $13,464,997.89                   35.91%
        121          -            180              471                  $20,250,014.72                   54.01%
        241          -            360               16                  $ 3,746,172.87                    9.99%
    --------------------------------------------------------------------------------------------------------------------
    Total                                          903                  $37,495,572.91                  100.00%
    --------------------------------------------------------------------------------------------------------------------

         The weighted average remaining term of the Initial HELs is 175 months.


                      Year of Origination of Initial HELs

          Year of Origination          Number of      Aggregate Initial Cut-Off Date Principal   Percentage of Initial
                                      Initial HELs                    Balance                      Cut-Off Date Pool
                                                                                                        Balance
    --------------------------------------------------------------------------------------------------------------------
                  1996                      6                      $   154,577.60                         0.41%
                  1997                    111                      $ 4,066,631.63                        10.85%
                  1998                    786                      $33,274,363.68                        88.74%
    --------------------------------------------------------------------------------------------------------------------
    Total                                 903                      $37,495,572.91                       100.00%
    --------------------------------------------------------------------------------------------------------------------

         The earliest month and year of origination of any Initial HEL is April 1996 and the latest month and year of origination is May 1998.


                 Combined Loan-to-Value Ratios of Initial HELs

                 Range of CLTVs               Number of Initial     Aggregate Initial Cut-Off    Percentage of Initial
                                                     HELs             Date Principal Balance       Cut-Off Date Pool
                                                                                                        Balance
    --------------------------------------------------------------------------------------------------------------------
        0.00%         -           10.00%                1                  $    24,625.93                    0.07%
       10.01%         -           15.00%                1                  $    29,919.92                    0.08%
       20.01%         -           25.00%                1                  $    43,273.83                    0.12%
       25.01%         -           30.00%                1                  $    26,913.48                    0.07%
       30.01%         -           35.00%                1                  $    24,725.20                    0.07%
       35.01%         -           40.00%                1                  $    38,626.07                    0.10%
       40.01%         -           45.00%                1                  $    42,122.13                    0.11%
       45.01%         -           50.00%                3                  $    94,453.02                    0.25%
       50.01%         -           55.00%                5                  $   240,477.34                    0.64%
       55.01%         -           60.00%                2                  $    69,559.83                    0.19%
       60.01%         -           65.00%                4                  $   204,518.11                    0.55%
       65.01%         -           70.00%               13                  $   501,420.30                    1.34%
       70.01%         -           75.00%               19                  $   776,210.01                    2.07%
       75.01%         -           80.00%               66                  $ 2,385,259.25                    6.36%
       80.01%         -           90.00%              223                  $ 9,913,456.15                   26.44%
       90.01%         -           95.00%              154                  $ 7,271,414.09                   19.39%
       95.01%         -          100.00%              407                  $15,808,598.25                   42.16%
    --------------------------------------------------------------------------------------------------------------------
    Total                                            903                  $37,495,572.91                   100.00%
    --------------------------------------------------------------------------------------------------------------------

               The minimum and maximum Combined Loan-to-Value Ratios of the Initial HELs are approximately 9.92% and 100.00%, respectively, and the weighted average Combined Loan-to-Value Ratio of the Initial HELs is approximately 91.48%.

            Initial Cut-Off Date Principal Balances of Initial HELs

         Range of Initial Cut-Off Date        Number of Initial     Aggregate Initial Cut-Off    Percentage of Initial
               Principal Balances                    HELs             Date Principal Balance       Cut-Off Date Pool
                                                                                                        Balance
    --------------------------------------------------------------------------------------------------------------------
           0.01       -        $ 10,000.00              5                 $   47,480.83                   0.13%
     $10,000.01       -        $ 20,000.00             99                 $1,705,763.42                   4.55%
     $20,000.01       -        $ 30,000.00            289                 $7,367,182.05                  19.65%
     $30,000.01       -        $ 40,000.00            219                 $7,557,534.72                  20.16%
     $40,000.01       -        $ 50,000.00            106                 $4,872,702.00                  13.00%
     $50,000.01       -        $ 60,000.00             62                 $3,436,074.93                   9.16%
     $60,000.01       -        $ 70,000.00             45                 $2,908,933.37                   7.76%
     $70,000.01       -        $ 80,000.00             26                 $1,983,576.24                   5.29%
     $80,000.01       -        $ 90,000.00             12                 $1,034,444.98                   2.76%
     $90,000.01       -        $100,000.00             19                 $1,877,795.27                   5.01%
    $100,000.01       -        $110,000.00              2                 $  219,110.45                   0.58%
    $120,000.01       -        $130,000.00              1                 $  128,684.21                   0.34%
    $140,000.01       -        $150,000.00              2                 $  300,000.00                   0.80%
    $160,000.01       -        $170,000.00              1                 $  164,062.65                   0.44%
    $170,000.01       -        $180,000.00              2                 $  354,424.72                   0.95%
    $180,000.01       -        $190,000.00              3                 $  556,130.20                   1.48%
    $200,000.01       -        $225,000.00              2                 $  421,900.00                   1.13%
    $250,000.01       -        $275,000.00              3                 $  776,500.00                   2.07%
    $300,000.01       -        $325,000.00              2                 $  619,500.00                   1.65%
    $325,000.01       -        $350,000.00              2                 $  689,649.75                   1.84%
    $400,000.01       -         and above               1                 $  474,123.12                   1.26%
    --------------------------------------------------------------------------------------------------------------------
    Total                                            903                  $37,495,572.91                100.00%
    --------------------------------------------------------------------------------------------------------------------

         The average Initial Cut-Off Date Principal Balance of the Initial HELs is approximately $41,523.24.


                   Mortgaged Properties Securing Initial HELs

                 Property Type                Number of Initial     Aggregate Initial Cut-Off    Percentage of Initial
                                                     HELs             Date Principal Balance       Cut-Off Date Pool
                                                                                                        Balance
    --------------------------------------------------------------------------------------------------------------------
    Condominium                                        26                 $   898,920.65                   2.40%
    Multi-Family                                       10                 $   343,240.19                   0.92%
    Planned Unit Development                           58                 $ 3,636,732.57                   9.70%
    Single-Family Dwelling                            809                 $32,616,679.50                  86.99%
    --------------------------------------------------------------------------------------------------------------------
    Total                                             903                 $37,495,572.91                 100.00%
    --------------------------------------------------------------------------------------------------------------------


     Geographic Distribution of Mortgaged Properties Securing Initial HELs

                 State                 Number of       Aggregate Initial Cut-Off Date    Percentage of Initial Cut-Off
                                      Initial HELs           Principal Balance                 Date Pool Balance
    --------------------------------------------------------------------------------------------------------------------
    California                             245                 $13,841,985.69                         36.92%
    Colorado                                11                 $   509,323.11                          1.36%
    Florida                                 47                 $ 1,763,406.53                          4.70%
    Georgia                                 65                 $ 2,078,350.97                          5.54%
    Illinois                                30                 $ 1,040,240.24                          2.77%
    Louisiana                               20                 $   671,986.98                          1.79%
    Maryland                                24                 $   977,883.53                          2.61%
    Massachusetts                          151                 $ 5,097,981.74                         13.60%
    Michigan                                40                 $ 1,514,777.09                          4.04%
    New Jersey                              50                 $ 1,878,051.19                          5.01%
    North Carolina                          36                 $ 1,178,502.93                          3.14%
    Ohio                                    70                 $ 2,599,769.64                          6.93%
    Oregon                                  16                 $   622,912.74                          1.66%
    Pennsylvania                            13                 $   406,281.85                          1.08%
    South Carolina                          18                 $   515,827.83                          1.38%
    Utah                                     3                 $   130,459.81                          0.35%
    Virginia                                28                 $ 1,237,179.80                          3.30%
    Washington                              30                 $ 1,092,948.28                          2.91%
    Wisconsin                                6                 $   337,702.96                          0.90%
    --------------------------------------------------------------------------------------------------------------------
    Total                                  903                  $37,495,572.91                       100.00%
    --------------------------------------------------------------------------------------------------------------------

            No more than approximately 1.62% of the Initial HELs are secured by Mortgaged Properties located in any single United States postal zip code.


                      Debt-to-Income Ratios of Initial HELs

            Range of Debt-to-Income            Number of Initial    Aggregate Initial Cut-Off Date     Percentage of
                     Ratios                          HELs                 Principal Balance           Initial Cut-Off
                                                                                                     Date Pool Balance
    --------------------------------------------------------------------------------------------------------------------
       0.00%         -            5.00%                 1                   $   31,500.00                  0.08%
       5.01%         -           10.00%                 1                   $  339,649.75                  0.91%
      15.01%         -           20.00%                 4                   $  140,830.55                  0.38%
      20.01%         -           25.00%                30                   $  977,110.31                  2.61%
      25.01%         -           30.00%                80                   $3,071,940.93                  8.19%
      30.01%         -           35.00%               139                   $5,611,712.56                 14.97%
      35.01%         -           40.00%               207                   $8,079,709.99                 21.55%
      40.01%         -           45.00%               232                   $9,567,538.48                 25.52%
      45.01%         -           50.00%               174                   $7,570,514.09                 20.19%
      50.01%         -           55.00%                35                   $2,105,066.25                  5.61%
    --------------------------------------------------------------------------------------------------------------------
    Total                                             903                   $37,495,572.91               100.00%
    --------------------------------------------------------------------------------------------------------------------


                         Occupancy Type of Initial HELs

             Occupancy Type            Number of     Aggregate Initial Cut-Off     Percentage of Initial Cut-Off Date
                                      Initial HELs     Date Principal Balance                 Pool Balance
    --------------------------------------------------------------------------------------------------------------------
    Non Owner Occupied                     15              $   503,687.32                           1.34%
    Owner Occupied                        888              $36,991,885.59                          98.66%
    --------------------------------------------------------------------------------------------------------------------
    Total                                 903              $37,495,572.91                         100.00%
    --------------------------------------------------------------------------------------------------------------------


                          Credit Scores of Initial HELs

              Credit Score             Number of     Aggregate Initial Cut-Off     Percentage of Initial Cut-Off Date
                                      Initial HELs     Date Principal Balance                 Pool Balance
    --------------------------------------------------------------------------------------------------------------------
    Excellent                              885              $36,858,418.61                         98.30%
    Fair                                     6              $   149,441.52                          0.40%
    Good                                    12              $   487,712.78                          1.30%
    --------------------------------------------------------------------------------------------------------------------
    Total                                  903              $37,495,572.91                        100.00%
    --------------------------------------------------------------------------------------------------------------------


                Original Term to Stated Maturity of Initial HELs

           Range of Original Terms to          Number of Initial    Aggregate Initial Cut-Off    Percentage of Initial
            Stated Maturity (months)                 HELs             Date Principal Balance       Cut-Off Date Pool
                                                                                                        Balance
    --------------------------------------------------------------------------------------------------------------------
         97           -            120                416                 $13,499,385.32                  36.00%
        121           -            180                471                 $20,250,014.72                  54.01%
        241           -            360                 16                 $ 3,746,172.87                   9.99%
    --------------------------------------------------------------------------------------------------------------------
    Total                                             903                 $37,495,572.91                100.00%
    --------------------------------------------------------------------------------------------------------------------


         The information set forth in the preceding sections is based upon information provided by the Originator and tabulated by the Depositor. The Depositor makes no representation as to the accuracy or completeness of such information.

Non-Recordation of Assignments

         Subject to the consent of the Enhancer, the Seller will not be required to record assignments of the Mortgages to the Indenture Trustee in the real property records of California and certain other states. Irwin Union Bank will retain record title to such Mortgages on behalf of the Indenture Trustee and the Securityholders. Although the recordation of the assignments of the Mortgages in favor of the Indenture Trustee is not necessary to effect a transfer of the Mortgage Loans to the Indenture Trustee, if Irwin Union Bank, the Originator or the Seller were to sell, assign, satisfy or discharge any Mortgage Loan prior to recording the related assignment in favor of the Indenture Trustee, the other parties to such sale, assignment, satisfaction or discharge may have rights superior to those of the Indenture Trustee. In some states, in the absence of such recordation of the assignments of the Mortgages, the transfer to the Indenture Trustee of the Mortgage Loans may not be effective against certain creditors or purchasers from the Originator or the Seller or a trustee in bankruptcy thereof. If such other parties, creditors or purchasers have rights to the Mortgage Loans that are superior to those of the Indenture Trustee, Securityholders could lose the right to future payments of principal and interest to the extent that such loss is not otherwise covered by the applicable Mortgage Documents.

Amendments to Mortgage Documents

         Subject to applicable law, the Master Servicer may change the terms of the Mortgage Documents at any time, provided that such changes (i) do not adversely affect the interests of the Securityholders or the Enhancer and (ii) are consistent with prudent business practice. In addition, the Sale and Servicing Agreement will permit the

Master Servicer, with certain limitations described therein, to increase the credit limit or reduce the margin of a HELOC and to reduce the Mortgage Interest Rate on a HEL.

Optional Removal of Mortgage Loans

         Subject to the approval of the Enhancer, on any Payment Date the Seller, in its capacity as the holder of the Certificates, may designate for removal from the Trust certain Mortgage Loans. Mortgage Loans so designated will be removed without notice to the Securityholders but only upon satisfaction by the Seller of certain conditions, including the following: (i) an amount equal to the purchase price for such Mortgage Loans shall have been deposited into the Funding Account from amounts otherwise distributable to the Certificateholders (for so long as the Seller or an affiliate thereof is the sole Certificateholder); (ii) the Seller shall have delivered to the Indenture Trustee and the Enhancer a schedule containing a list of all Mortgage Loans to be so removed; (iii) the Seller will represent and warrant that no selection procedures adverse to the interests of the Enhancer or the Securityholders were used by the Seller; and (iv) the Seller shall have delivered to the Indenture Trustee an officer's certificate confirming the conditions set forth in clauses
(i) through (iii) above.


                                 THE ORIGINATOR

General

         The Originator initially will be the sole subservicer of the Mortgage Loans. The Originator is an Indiana corporation with a single origination and servicing facility in San Ramon, California. The Originator is a direct substantially wholly-owned subsidiary of Irwin Financial Corporation, a specialized financial services company headquartered in Columbus, Indiana. The Originator originates and services mortgage loans in selected markets nationwide using a combination of direct mail, telemarketing and television advertisement. The Originator's variable rate home equity line of credit and closed-end, fixed rate products are marketed primarily as debt consolidation loans for repeat or frequent borrowers with strong credit ratings. As of March 31, 1998, the Originator had over $137.1 million in assets, had originated $526.2 million in mortgage loans, and was an FHLMC-approved seller-servicer.

         The Originator also engages in mortgage loan servicing, including servicing of previously securitized loans, which involves, among other things, the processing and administration of mortgage loan payments in return for a servicing fee. At March 31, 1998, the Originator serviced 11,228 mortgage loans with an outstanding principal balance of approximately $381.2 million.

         At March 31, 1998, the Originator had approximately 246 employees. The Originator's offices are located at 12677 Alcosta Boulevard, Suite 500, San Ramon, California 94583, and its telephone number is (510) 277-2001.

         The following table sets forth certain information regarding the principal balances of one- to four-family residential mortgage loans included in the Originator's servicing portfolio. The Originator's servicing portfolio includes mortgage loans held for sale and mortgage loans held for investment that were originated by the Originator's mortgage banking operations.

                                       The Originator's Servicing Portfolio


                                Year ended            Year ended              Year Ended         Three Months Ended
                             December 31, 1995     December 31, 1996      December 31, 1997        March 31, 1998
                            -------------------  ---------------------  ----------------------   ------------------

Beginning servicing                           0  $          85,787,401  $          230,449,915    $       358,165,795
portfolio Add:


         Loans originated   $        87,419,680  $         169,119,113  $          214,517,880    $        55,159,993


Deduct: Prepayments (net    $       (1,632,279)  $        (24,456,600)  $         (86,802,000)    $      (32,143,899)
of subsequent draws)


         Sale of                              0                      0                       0                      0
         servicing rights


         Loans sold,                          0                      0                       0                      0
         servicing
         released


Ending servicing portfolio  $        85,787,401  $         230,449,915  $          358,165,795    $       381,181,889


Number of loans serviced                  2,682                  7,247                  10,800                 11,228


Average loan size           $            31,986  $              31,799  $               33,163    $            33,949


         The information set forth in this section concerning the Originator has been provided by the Originator. The Depositor makes no representation as to the accuracy or completeness of such information.

Delinquency and Loss Experience of the Originator's Servicing Portfolio

         The following tables summarize the delinquency and loss experience for closed-end fixed rate home equity loans and adjustable-rate, home equity lines of credit originated by the Originator. The data presented in the following tables is for illustrative purposes only, and there is no assurance that the delinquency and loss experience of the Mortgage Loans will be similar to that set forth below.

                             Delinquency Experience
                             (Dollars in Thousands)



                                                                                         Three Months Ended
                                         Year Ended December 31,                              March 31,
--------------------------------------------------------------------------------------------------------------

                            1995                  1996                  1997                    1998
                            ----                  ----                  ----                    ----

Accounts Managed       Number     Dollar    Number      Dollar     Number     Dollar       Number of    Dollar
                      of Loans    Amount   of Loans     Amount   of Loans     Amount        Loans       Amount
--------------------------------------------------------------------------------------------------------------

Aggregate
Principal Balance..      2,682   $85,787      7,247   $230,450     10,800   $358,166       11,228     $381,182

Principal Balance
of Mortgage Loans:


30--59 Days Past
Due (1)............         10      $354         50     $1,427         80     $2,516           48       $1,665

60-89 Days Past
Due (1)............          2     $  94         10       $287         12       $372            7         $242

90+ Days Past Due
(1)................          0     $   0          8       $176         28       $905           21         $630

Foreclosures.......          0     $   0          8       $371         38     $1,546           51       $1,846

REO Properties
(2)................          0     $   0          5       $322          3       $150            5         $164

--------------------
(1) Contractually past due excluding mortgage loans in the process of foreclosure.
(2) "Real estate owned" properties - properties relating to mortgages foreclosed or for which deeds in lieu of foreclosure have been accepted, and held by the Master Servicer pending disposition.



                                Loss Experience
                             (Dollars in Thousands)


                                                                                         Three Months Ended
                                          Year Ended December 31,                             March 31,
---------------------------------------------------------------------------------------------------------------

                                       1995                  1996                   1997                  1998
                                       ----                  ----                   ----                  ----

Aggregate Principal
Balance Outstanding...              $85,787              $230,450               $358,166              $381,182

Net Charge-offs (1)...                   $0                   $37                 $1,026                  $385

Total Loans in                           $0                  $693                 $1,696                $2,010
Foreclosure
---------------------------------------------------------------------------------------------------------------

Net Charge-offs as a
Percentage of
Aggregate Amount
Outstanding at
year-end..............                0.00%                 0.02%                  0.29%                 0.10%

-----------------------
(1) Net Charge-offs refers to writedowns on properties prior to liquidation and the actual liquidated loss incurred on a mortgaged property when sold net of recoveries.


         The Originator began receiving applications for mortgage loans under the Master Servicer's lending programs in 1995 and the Originator, through the Master Servicer, funded its first loan in March 1995.


                              THE MASTER SERVICER

Servicing Provisions

         The Master Servicer will be responsible for servicing the Mortgage Loans directly or through one or more subservicers in accordance with the terms of the Sale and Servicing Agreement. Initially, the Originator will be the sole subservicer with respect to the Mortgage Loans, and will perform all of the duties of the Master Servicer under the Sale and Servicing Agreement. As such, all discussion herein of the Master Servicer's obligations initially apply to the Originator, as subservicer of the Mortgage Loans on behalf of the Master Servicer. See "Servicing of Loans" in the Prospectus and "Servicing of the Mortgage Loans" and "The Agreements--The Sale and Servicing Agreement" herein.

         Billing statements will be mailed to Mortgagors monthly by the Master Servicer. Such statements will detail the monthly activity on the related Mortgage Loan and specify the Monthly Payment due thereon and (in the case of the HELOCs) the available credit line. Notice of any change in the applicable Mortgage Interest Rate will be provided by the Master Servicer to the Mortgagor with such statements.

         For information regarding foreclosure procedures, see "Servicing of Loans--Realization Upon Defaulted Loans" in the Prospectus and "Servicing of the Mortgage Loans" herein. The Master Servicer's servicing and charge-off policies and collection practices may change over time in accordance with the Master Servicer's business judgment, changes in applicable laws and regulations and other considerations.

Servicing Compensation

         The Servicing Fee will be payable out of Interest Collections on the Mortgage Loans. The Servicing Fee will be, with respect to any Collection Period, the product of (i) 1.0% multiplied by a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360 and (ii) the Pool Balance as of the first day of such Collection Period. The Servicing Fee will serve as compensation to the Master Servicer (or any applicable subservicer) in respect of its servicing activities. In addition to the Servicing Fee, the Master Servicer will be entitled under the Sale and Servicing Agreement to retain additional servicing compensation in the form of prepayment penalties, assumption and other administrative fees, release fees, bad check charges and certain other servicing-related fees. The Master Servicer will be obligated to pay certain ongoing expenses incurred by it in connection with its servicing activities and other responsibilities under the Sale and Servicing Agreement.


                        SERVICING OF THE MORTGAGE LOANS

Collection and Other Servicing Procedures; Mortgage Loan Modifications

         The Master Servicer will be obligated under the Sale and Servicing Agreement to service and administer the Mortgage Loans on behalf of the Trust, and will have full power and authority, subject to the provisions of the Sale and Servicing Agreement, to do any and all things in connection with such servicing and administration that it may deem necessary. The Master Servicer may perform any of its obligations under the Sale and Servicing Agreement through one or more subservicers. Initially, the Originator will be the sole subservicer of the Mortgage Loans. Notwithstanding any such subservicing arrangement, the Master Servicer will remain liable for its servicing duties and obligations under the Sale and Servicing Agreement as if it alone were servicing the Mortgage Loans. The Master Servicer will be obligated under the Sale and Servicing Agreement to make reasonable efforts to collect all payments due under the terms and provisions of the related Mortgage Documents and will be obligated, subject to the terms of the Sale and Servicing Agreement, to follow such collection procedures as it would normally follow with respect to mortgage loans serviced by it for its own account, and that generally conform to the mortgage servicing practices of prudent mortgage lending institutions that service mortgage loans of the same type as the

Mortgage Loans for their own accounts in the jurisdictions in which the related Mortgaged Properties are located. Consistent with the foregoing, the Master Servicer will be permitted, in its discretion, to, among other things, (i) waive any late payment charge or other charge in connection with any Mortgage Loan, (ii) arrange a schedule, running for no more than 180 days after the Due Date of any payment due under the related Mortgage Documents, for the liquidation of delinquent items and (iii) subject to certain restrictions, modify the Mortgage Interest Rate of a Mortgage Loan.

Realization Upon or Sale of Defaulted Mortgage Loans

         Except as described below, the Master Servicer will be required to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments thereon. In connection with such foreclosure or other conversion, the Master Servicer will be required to follow such procedures as it follows with respect to similar mortgage loans held in its own portfolio. However, the Master Servicer will not be required to expend its own funds in connection with any foreclosure or to restore any damaged property relating to any Mortgage Loan unless it shall determine that such foreclosure and/or restoration will increase Net Liquidation Proceeds.

         The Master Servicer will be permitted to foreclose against the Mortgaged Property securing a defaulted Mortgage Loan either by foreclosure, sale or strict foreclosure, and in the event a deficiency judgment is available against the related Mortgagor or any other person, may proceed for the deficiency.

         In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be required to be issued to the Owner Trustee, or to the Master Servicer on behalf of the Owner Trustee. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan will be required to be considered to be a Mortgage Loan held by the Trust until such time as the related Mortgaged Property is sold and such Mortgage Loan becomes a Liquidated Mortgage Loan.

         In lieu of foreclosing upon any defaulted Mortgage Loan, the Master Servicer may, in its discretion, permit the assumption of such Mortgage Loan if, in the Master Servicer's judgment, such default is unlikely to be cured and if the assuming borrower satisfies the Master Servicer's underwriting guidelines with respect to mortgage loans owned by the Master Servicer. Any fee collected by the Master Servicer for entering into an assumption agreement will be retained by the Master Servicer as servicing compensation. Alternatively, the Master Servicer may encourage the refinancing of any defaulted Mortgage Loan by the related Mortgagor.

         Notwithstanding the foregoing, prior to the institution of foreclosure proceedings or the acceptance of a deed-in-lieu of foreclosure with respect to any Mortgaged Property, the Master Servicer will make, or cause to be made, inspection of such Mortgaged Property in accordance with accepted servicing procedures. The Master Servicer will be entitled to rely upon the results of any such inspection made by others. In cases where such inspection reveals that such Mortgaged Property is potentially contaminated with or affected by hazardous wastes or hazardous substances, the Master Servicer will promptly give written notice of such fact to the Owner Trustee. The Master Servicer will not begin foreclosure proceedings or accept a deed-in-lieu of foreclosure for any Mortgaged Property where such inspection reveals potential contamination by hazardous waste without obtaining the consent of the Owner Trustee.

Enforcement of Due-on-Sale Clauses

         When a Mortgaged Property has been or is about to be conveyed by the related Mortgagor, the Master Servicer will, to the extent that it has knowledge of such conveyance or prospective conveyance, exercise its right to accelerate the maturity of the related Mortgage Loan under any due-on-sale clause contained in the related Mortgage Documents. The Master Servicer may not, however, exercise any such right if such due-on-sale clause, in the reasonable judgment of the Master Servicer, is not enforceable under applicable law. In such event, the Master Servicer may enter into an assumption and modification agreement with the person to which such property has been or is about to be conveyed, pursuant to which such person will become liable under the related Mortgage Documents and, unless prohibited by applicable law or such Mortgage Documents, the related Mortgagor will remain liable thereon. The Master Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor will be released from liability and such person will be substituted as Mortgagor and become liable under the related Mortgage Documents.

Maintenance of Insurance Policies and Errors and Omissions and Fidelity Coverage

         Generally, the underwriting requirements of the Originator require mortgagors to obtain fire and casualty insurance as a condition to approving the related mortgage loan, but the existence and/or maintenance of such fire and casualty insurance is not in all cases monitored by the Originator. Title insurance is not required on all mortgage loans. The Master Servicer will follow such practices with respect to the Mortgage Loans. Accordingly, if a Mortgaged Property suffers any hazard or casualty losses, or if the Mortgagor thereunder is found not to have clear title to such Mortgaged Property, Securityholders may bear the risk of loss resulting from a default by the related Mortgagor to the extent such losses are not covered by foreclosure or liquidation proceeds on such defaulted Mortgage Loan or by the applicable credit enhancement. To the extent that the related Mortgage Documents require the Mortgagor under a Mortgage Loan to maintain a fire and hazard insurance policy with extended coverage on the related Mortgaged Property in an amount not less than the lesser of the full insurable value of such Mortgaged Property or the unpaid Principal Balance of such Mortgage Loan and any senior liens, the Master Servicer will monitor the status of such insurance in varying degrees based upon certain characteristics of the related Mortgage Loans, and will cause such insurance to be maintained on a case-by-case basis. Further, with respect to each property acquired by the Trust by foreclosure or by deed in lieu of foreclosure, the Master Servicer will maintain or cause to be maintained fire and hazard insurance thereon with extended coverage in an amount at least equal to the lesser of (i) the full insurable value of the improvements that are a part of such property and (ii) the Principal Balance owing on the related Mortgage Loan at the time of such foreclosure or deed in lieu of foreclosure, plus accrued interest thereon and related liquidation expenses. Such insurance on property acquired by foreclosure or deed in lieu of foreclosure may not, however, be less than the minimum amount required to fully compensate for any loss or damage on a replacement cost basis.

         Any cost incurred by the Master Servicer in maintaining any insurance will not, for the purpose of calculating distributions to the Securityholders, be added to the unpaid Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan may so permit. No earthquake or other additional insurance other than flood insurance will be, under the Sale and Servicing Agreement, required to be maintained by any Mortgagor or the Master Servicer, other than pursuant to the terms of the related Mortgage Documents and such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

         The Master Servicer will also be required under the Sale and Servicing Agreement to maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer and (ii) a fidelity bond in respect of its officers, employees or agents.

         No pool insurance policy, title insurance policy, blanket hazard insurance policy, special hazard insurance policy, bankruptcy bond or repurchase bond will be required to be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be insured by any government or government agency.

Master Servicer Reports

         The Master Servicer is required to deliver to the Issuer, the Indenture Trustee, the Enhancer and each Rating Agency, not later than May 31 of each year, beginning with 1999, an officer's certificate stating as to each signer thereof that (i) a review of the activities of the Master Servicer during the preceding calendar year and of its performance under the Sale and Servicing Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under the Sale and Servicing Agreement throughout such year, or if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

         Not later than May 31 of each year, beginning with 1999, the Master Servicer, at its expense, will cause a firm of nationally recognized independent public accountants to furnish a statement to the Issuer, the Indenture Trustee, the Enhancer and each Rating Agency to the effect that, on the basis of an examination of certain documents and records relating to the servicing of mortgage loans then being serviced by the Master Servicer under servicing agreements similar to the Sale and Servicing Agreement, which agreements will be described in a schedule to such statement, such firm is of the opinion that such servicing has been conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers and that such examination has disclosed no exceptions or errors relating to the servicing activities of the Master Servicer, including the servicing of the Mortgage Loans, that in the opinion of such firm are material, except for such exceptions as shall be set forth in such statement.

Removal of the Master Servicer

         The Enhancer, the Issuer or the Indenture Trustee, by notice given in writing to the Master Servicer, may terminate all rights and obligations of the Master Servicer under the Sale and Servicing Agreement, other than the Master Servicer's right to receive servicing compensation and reimbursement of expenses thereunder during any period prior to the date of such termination, upon the occurrence and continuation beyond the applicable cure period of an event described below (each, a "Servicer Default"):

         (a) any failure by the Master Servicer to deposit into the Collection Account or the Trustee Collection Account any deposit required to be made under the terms of the Sale and Servicing Agreement that continues unremedied for a period of five Business Days after the date upon which written notice of such failure shall have been given to the Master Servicer by the Issuer, the Enhancer or the Indenture Trustee;

         (b) any failure on the part of the Master Servicer to duly observe or perform in any material respect any other covenants or agreements of the Master Servicer set forth in the Sale and Servicing Agreement, which failure materially and adversely affects the interests of the Enhancer or any Securityholder, and which failure continues unremedied for a period of 45 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Issuer, the Enhancer or the Indenture Trustee;

         (c) the entry against the Master Servicer of a decree or order by a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar Proceedings, or for the winding up or liquidation of its affairs; and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

         (d) the Master Servicer shall voluntarily go into liquidation or consent to the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar Proceeding of or relating to the Master Servicer or all or substantially all of its property, or a decree or order of a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar Proceeding, or for the winding-up or liquidation of the Master Servicer's affairs, shall have been entered against the Master Servicer, and such decree or order shall have remained in force undischarged, unbonded and unstayed for a period of 60 days, or the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

         (e) an event of default under the Insurance Agreement shall occur.

         The Master Servicer may not assign the Sale and Servicing Agreement nor resign from the obligations and duties imposed on it thereby except by mutual written consent of the parties thereto and the Enhancer or upon the Master Servicer's determination that its duties thereunder are no longer permissible under applicable law and that such incapacity cannot be cured without the incurrence of unreasonable expense. Any such determination that the Master Servicer's duties under the Sale and Servicing Agreement are no longer permissible under applicable law will be evidenced by a written Opinion of Counsel, who may be counsel for the Master Servicer, to such effect delivered to the Issuer and the Indenture Trustee. No such resignation will become effective until the Indenture Trustee or a successor appointed in accordance with the terms of the Sale and Servicing Agreement has assumed the Master Servicer's responsibilities and obligations in accordance with the Sale and Servicing Agreement. The Master Servicer will provide the Issuer, the Indenture Trustee, the Enhancer and each Rating Agency with 30 days prior written notice of its intention to resign.

         Upon such termination, the Indenture Trustee, as pledgee of the Mortgage Loans, will be the successor in all respects to the Master Servicer in its capacity as Master Servicer under the Sale and Servicing Agreement and with respect to the transactions set forth therein, and shall be subject to all responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms thereof. As compensation therefor, the Indenture Trustee will be entitled to such compensation as the Master Servicer would have been entitled to under the Sale and Servicing Agreement if there had been no such termination. If the Indenture Trustee is unwilling to act as successor Master Servicer or is legally unable so to act, then it will be required to appoint or petition a court of competent jurisdiction to appoint any established mortgage loan servicing institution having a net worth of not less than $10,000,000 as the successor to the Master Servicer under the Sale and Servicing Agreement with respect to all or any part of the Master Servicer's responsibilities, duties or liabilities thereunder; provided, that the Enhancer shall have consented thereto and that no Rating Agency, after prior notice thereto, shall have notified the Indenture Trustee in writing that such appointment would result in a qualification, reduction or withdrawal of its then-current rating of the Notes, determined without regard to the Policy. See "The Master Servicer--Servicing Compensation" herein.

         Any successor Master Servicer, including the Indenture Trustee, (i) will be bound by the terms of the Insurance Agreement and (ii) will not be deemed to be in default or to have breached its duties under the Sale and Servicing Agreement if the predecessor Master Servicer fails to make any required deposit into the Collection Account or the Trustee Collection Account or otherwise cooperate with any required servicing transfer or succession thereunder.

                                   THE ISSUER

         The Irwin Revolving Home Equity Loan Trust 1998-1 is a business trust established under the laws of the State of Delaware, and will be created and governed by a trust agreement dated as of May 31, 1998 (the "Trust Agreement"), between the Depositor and the Owner Trustee, for the purposes described in this Prospectus Supplement. The Trust Agreement will constitute the "governing instrument" of the Trust under the laws of the State of Delaware relating to business trusts. The Issuer will not engage in any activity other than (i) acquiring and holding the Mortgage Loans and the other assets comprising the Trust Estate and proceeds therefrom, (ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

         The Issuer's principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company, as Owner Trustee, at the address listed below.


                               THE OWNER TRUSTEE

         Wilmington Trust Company is the Owner Trustee. The Owner Trustee is a Delaware banking corporation, and its principal offices are located in Wilmington, Delaware.

         Neither the Owner Trustee nor any director, officer or employee of the Owner Trustee will be under any liability to the Issuer or the Securityholders for taking any action or for refraining from the taking of any action in good faith pursuant to the Trust Agreement, or for errors in judgment; provided, that none of the Owner Trustee or any director, officer or employee thereof will be protected against any liability that would otherwise be imposed upon them by reason of their willful malfeasance, bad faith or negligence in the performance of their duties, or by reason of their reckless disregard of their obligations and duties under the Trust Agreement. All persons into which the Owner Trustee may be merged or with which it may be consolidated, or any entity resulting from such merger or consolidation, will be the successor Owner Trustee under the Trust Agreement.


                             THE INDENTURE TRUSTEE

         Norwest Bank will be the Indenture Trustee under the Indenture. The principal offices of the Indenture Trustee are located at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0070.

                                  THE ENHANCER

         The following information has been supplied by Ambac Assurance Corporation (the "Enhancer") for inclusion in this Prospectus Supplement. No representation is made by the Originator, the Seller, the Depositor, the Master Servicer, the Owner Trustee, the Indenture Trustee, the Underwriter or any of their respective affiliates as to the accuracy or completeness of such information.

         The Enhancer is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico and Guam. The Enhancer primarily insures newly-issued municipal and structured finance obligations. The Enhancer is a wholly-owned subsidiary of Ambac Financial Group, Inc. (formerly AMBAC Inc.), a 100% publicly-held company. Moody's, Standard & Poor's and Fitch IBCA, Inc. have each assigned a triple-A claims-paying ability rating to the Enhancer.

         The consolidated financial statements of the Enhancer and its subsidiaries as of December 31, 1997 and December 31, 1996 and for the three years ended December 31, 1997 prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the Securities and Exchange Commission (the "Commission") on March 31, 1998; Commission File No. 1-10777) and the consolidated financial statements of the Enhancer and its subsidiaries as of March 31, 1998 and for the periods ending March 31, 1998 and March 31, 1997, included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the Period ended March 31, 1998 (which was filed with the Commission on May 15, 1998) are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated herein by reference shall be modified or superseded for the purposes of this Prospectus Supplement to the extent that a statement contained herein by reference herein also modified or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

         All financial statements of the Enhancer and its subsidiaries included in documents filed by Ambac Financial Group, Inc. with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Term Notes shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

         The following table sets forth the capitalization of the Enhancer as of December 31, 1995, December 31, 1996, December 31, 1997 and March 31, 1998, respectively, in conformity with generally accepted accounting principles.


                                            Ambac Assurance Corporation
                                         CONSOLIDATED CAPITALIZATION TABLE
                                               (Dollars in Millions)

                                                   December 31,     December 31,      December 31,      March 31,
                                                       1995             1996             1997             1998
                                                   ------------     ------------      ------------      ---------
                                                                                                       (unaudited)
                                                                                                       -----------
Unearned premiums............................        $   906         $   995            $1,184           $1,202
Other liabilities............................            295             259               520              597
                                                      ------          ------            ------           ------
                                                      $1,201          $1,254            $1,704           $1,799
                                                      ------          ------            ------           ------
Stockholders' equity(1)
    Common stock.............................        $    82         $    82            $   82           $   82
    Additional paid-in capital...............            481             515               521              525
    Accumulated other comprehensive income...             87              66               118              114
    Retained earnings........................            907             992             1,180            1,236
                                                      ------          ------            ------           ------
Total stockholders' equity...................         $1,557          $1,655            $1,901           $1,957
                                                      ------          ------            ------           ------
Total liabilities and stockholders' equity...         $2,758          $2,909            $3,605           $3,756
                                                      ======          ======            ======           ======

----------
(1) Components of stockholders' equity have been restated for all periods presented to reflect "accumulated other comprehensive income" in accordance with the Statement of Financial accounting Standards No. 130 "Reporting Comprehensive Income" adopted by the Enhancer effective January 1, 1998. As this new standard only requires additional information in the financial statements, it does not affect the Enhancer's financial position or results of operations.

         For additional financial information concerning the Enhancer, see the audited and unaudited financial statements of the Enhancer incorporated by reference herein. Copies of the financial statements of the Enhancer incorporated by reference and copies of the Enhancer's annual statement for the year ended December 31, 1997 prepared in accordance with statutory accounting standards are available, without charge, from the Enhancer. The address of the Enhancer's administrative offices and its telephone number are One State Street Plaza, 17th Floor, New York, New York 10004 and (212) 668-0340.

         The Enhancer makes no representation regarding the Notes or the advisability of investing in the Term Notes and makes no representation regarding, nor has it participated in the preparation of, this Prospectus Supplement other than the information supplied by the Enhancer and presented under the headings "Description of the Policy" and "The Enhancer" and in the financial statements incorporated herein by reference.

         Each rating of the Enhancer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Enhancer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

         The above ratings are not recommendations to buy, sell or hold the certificates, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Term Notes. The Enhancer does not guaranty the market price of the Term Notes nor does it guaranty that the ratings on the Notes will not be revised or withdrawn.


                         DESCRIPTION OF THE SECURITIES

General

         The Notes will be issued pursuant to an indenture dated as of May 31, 1998 (the "Indenture"), between the Issuer and Norwest Bank, as Indenture Trustee. The Certificates will be issued pursuant to the Trust Agreement. The following summaries describe certain provisions of the Securities, the Indenture and the Trust Agreement. Such summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the applicable agreements. Only the Term Notes are being offered hereby.

         The Notes will be secured by the Trust Estate, which will be pledged by the Issuer to the Indenture Trustee pursuant to the Indenture. The Trust Estate will consist of, without limitation, (i) the Mortgage Loans (including all Additional Balances and any Subsequent Mortgage Loans), (ii) all amounts on deposit in the Collection Account, the Trustee Collection Account, the Note Payment Account, the Certificate Distribution Account, the Pre-Funding Account, the Funding Account and the Reserve Account, (iii) the Policy and (iv) all proceeds of the foregoing.

         The Variable Funding Notes will be issued to the Seller. The Variable Funding Balance will be increased from time to time during the Revolving Period in consideration for Additional Balances and, in some cases, Subsequent Mortgage Loans sold to the Trust, if Principal Collections in respect of the related Collection Period (and, during the Revolving Period, funds on deposit in the Funding Account) are insufficient or unavailable to cover the full consideration therefor. Notwithstanding the foregoing, the Variable Funding Balance may not exceed an aggregate amount equal to $15,000,000, minus any amounts paid as principal of the Variable Funding Notes (the "Maximum Variable Funding Balance"). Initially, the Variable Funding Balance will be zero.

Book-Entry Notes

         The Term Notes will initially be issued as Book-Entry Notes. Term Note Owners may elect to hold their Term Notes through DTC in the United States, or Cedel or Euroclear in Europe, if they are Participants of such systems, or indirectly through organizations that are Participants in such systems. The Book-Entry Notes will be issued in one or more securities that equal the aggregate Term Note Balance of the Term Notes, and will initially be registered in the name of Cede & Co., the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in the names of Cedel and Euroclear on the books of their respective depositaries, which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Investors may hold such beneficial interests in the Book-Entry Notes in minimum denominations representing Term Note Balances of $1,000 and in integral multiples of $1,000 in excess thereof. Except as described below, no Term Note Owner will be entitled to receive a physical certificate representing such security (each, a "Definitive Note"). Unless and until Definitive Notes are issued, it is anticipated that the only "Holder" of the Term Notes will be Cede & Co., as nominee of DTC. Term Note Owners will not be "Holders" or "Noteholders" as such terms are used in the Indenture.

         A Term Note Owner's ownership of a Book-Entry Note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains such Term Note Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Notes will be recorded on the records of DTC (or of a Participating firm that acts as agent for the Financial Intermediary, the interest of which will in turn be recorded on the records of DTC, if such Term Note Owner's Financial Intermediary is not a DTC Participant, and on the records of Cedel or Euroclear, as appropriate).

         Term Note Owners will receive all payments of principal of and interest on the Term Notes from the Indenture Trustee through DTC and DTC Participants. While the Term Notes are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "DTC Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Term Notes and is required to receive and transmit payments of principal of and interest on the Term Notes. Participants and Indirect Participants with which Term Note Owners have accounts with respect to Term Notes are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Term Note Owners. Accordingly, although Term Note Owners will not possess physical certificates, the DTC Rules provide a mechanism by which Term Note Owners will receive payments and will be able to transfer their interests.

         Term Note Owners will not receive or be entitled to receive Definitive Notes representing their respective interests in the Term Notes, except under the limited circumstances described below. Unless and until Definitive Notes are issued, Term Note Owners that are not Participants may transfer ownership of their Term Notes only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer the Term Notes, by book-entry transfer, through DTC for the account of the purchasers of such Term Notes, which account is maintained with the related Participants. Under the DTC Rules and in accordance with DTC's normal procedures, transfers of ownership of the Term Notes will be executed through DTC, and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Term Note Owners.

         Under a book-entry format, Term Note Owners of the Book-Entry Notes may experience some delay in their receipt of payments, since such payments will be forwarded by the Indenture Trustee to Cede & Co. Payments with respect to Term Notes held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the related Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Term Note Owner to pledge Book-Entry Notes to persons or entities that do not participate in the Depositary system, or otherwise take actions in respect of such Book-Entry Notes, may be limited due to the lack of physical certificates for such Book-Entry Notes. In addition, the issuance of the Term Notes in book-entry form may reduce the liquidity thereof in the secondary market, since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

         DTC has advised the Indenture Trustee that, unless and until Definitive Notes are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Notes under the Indenture only at the direction of one or more Financial Intermediaries to the DTC accounts of which the Book-Entry Notes are credited, to the extent that such actions are taken on behalf of Financial Intermediaries the holdings of which include such Book-Entry

Notes. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by Term Note Owners under the Indenture on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the related Depositary to effect such actions on its behalf through DTC.

         Definitive Notes will be issued to Term Note Owners or their nominees, rather than to DTC, if (a) the Indenture Trustee determines that the DTC is no longer willing, qualified or able to properly discharge its responsibilities as nominee and depository with respect to the Book-Entry Notes and the Indenture Trustee is unable to locate a qualified successor, (b) the Indenture Trustee elects to terminate the book-entry system through DTC or (c) after the occurrence of an Event of Default, Term Note Owners representing Percentage Interests aggregating at least a majority of the Term Note Balances of the Term Notes advise DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of the book-entry system through DTC (or a successor thereto) is no longer in the best interests of Term Note Owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Indenture Trustee will be required to notify all Term Note Owners of the occurrence of such event and the availability through DTC of Definitive Notes. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Notes and instructions for re-registration, the Indenture Trustee will issue and authenticate Definitive Notes, and thereafter the Indenture Trustee will recognize the holders of such Definitive Notes as "Holders" and "Noteholders" under the Indenture.

         Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Term Notes between and among Participants of DTC, Cedel and Euroclear, they will be under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. See "Risk Factors--Book-Entry Registration", "Description of the Securities--Book-Entry Securities" and "The Agreements--Book-Entry Securities" in the Prospectus.

Payments on the Notes

         Payments on the Notes will be made by the Indenture Trustee or the Paying Agent on the 15th day of each month or, if such day is not a Business Day, then the next succeeding Business Day, beginning in July 1998. Payments on the Notes will be made to the persons in the names of which such Notes are registered at the close of business on the day prior to each Payment Date (or, in the case of the Term Notes, if the Term Notes are no longer Book-Entry Notes, at the related Record Date). See "The Agreements--Book-Entry Securities" in the Prospectus. Payments will be made by check or money order mailed (or, upon the request of a Holder of Notes having denominations aggregating at least $1,000,000, by wire transfer or otherwise) to the address of the person entitled thereto (which, in the case of Book-Entry Notes, will be DTC or its nominee) as it appears on the Note Register, in the amounts calculated as described herein on the related Determination Date. However, the final payment in respect of the Notes will be made only upon presentation and surrender thereof at the office or the agency of the Indenture Trustee specified in the notice to Noteholders of such final payment. A "Business Day" is any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the States of Indiana, California, New York or Delaware are required or authorized by law or government decree to be closed. The "Paying Agent" will initially be the Indenture Trustee.

Interest Payments on the Notes

         Interest payments will be made on the Notes on each Payment Date at the Note Rate for the related Interest Period, subject to the limitations set forth below, which may result in Interest Carry-Forward Amounts. The "Note Rate" for an Interest Period will equal the least of (i) LIBOR plus ___% per annum (or, on any Payment Date on which the aggregate Term Note Balance is less than 10% of the initial Term Note Balance, LIBOR plus ____%), (ii) the Net Mortgage Interest Rate and (iii) 15.0% per annum.

         However, on any Payment Date for which the related Note Rate has been determined pursuant to clause (ii) above, the excess of (a) the amount of interest that would have accrued on the Notes during the related Interest Period had such amount been determined pursuant to clause (i) above over (b) the interest actually accrued on the Notes during such Interest Period (such excess, an "Interest Carry-Forward Amount") will accrue interest at the

Note Rate (as adjusted from time to time) and will be paid on subsequent Payment Dates to the extent funds are available therefor. Interest Carry-Forward Amounts will not be covered by the Policy and may remain unpaid on the Final Payment Date.

         The "Net Mortgage Interest Rate" will be, with respect to any Payment Date, the weighted average of (i) the Mortgage Interest Rates on the HELOCs and
(ii) the Mortgage Interest Rates on the HELs, in each case as of the first day of the calendar month in which the related Interest Period begins, net of the premium rate on the policy, the rate of the fee of each of the Master Servicer, the Owner Trustee and the Indenture Trustee, and, beginning on the thirteenth Payment Date, 50 basis points, adjusted to an effective rate reflecting interest calculated on the basis of a 360-day year assumed to consist of twelve 30-day months.

         Interest on the Notes in respect of any Payment Date will accrue from the preceding Payment Date (or, in the case of the first Payment Date, from the Closing Date through the day preceding such Payment Date (each, an "Interest Period")) on the basis of the actual number of days in such Interest Period and a 360-day year. Interest payments on the Notes will be funded from Interest Collections on the Mortgage Loans and, if necessary, from draws on the Policy.

         On each Payment Date, LIBOR will be established by the Indenture Trustee. As to any Interest Period, LIBOR will equal, for any Interest Period other than the first Interest Period, the rate for United States dollar deposits for one month that appears on the Telerate Screen Page 3750 as of 11:00 a.m., London, England time, on the second LIBOR Business Day prior to the first day of such Interest Period. With respect to the first Interest Period, the rate for United States dollar deposits for one month that appears on the Telerate Screen Page 3750 as of 11:00 a.m., London, England time, two LIBOR Business Days prior to the Closing Date. If such rate does not appear on such page (or such other page as may replace such page on such service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Indenture Trustee after consultation with the Master Servicer), the rate will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding Payment Date.

         "Telerate Page 3750" means the display page so designated on the Dow Jones Markets Limited (or such other page as may replace page 3750 on such service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace such page on such service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Issuer after consultation with the Indenture Trustee), the rate will be the Reference Bank Rate.

         The "Reference Bank Rate" will be, with respect to any Interest Period, as follows: the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of one percent) of the offered rates for United States dollar deposits for one month which are offered by the Reference Banks as of 11:00 a.m., London, England time, on the second LIBOR Business Day prior to the first day of such Interest Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the sum of the outstanding Note Balance of the Notes; provided, that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Indenture Trustee after consultation with the Master Servicer, as of 11:00 a.m., New York time, on such date for loans in U.S. Dollars to leading European Banks for a period of one month in amounts approximately equal to the aggregate Note Balance of the Notes. If no such quotations can be obtained, the Reference Bank Rate will be the Reference Bank Rate applicable to the preceding Interest Period.

         "LIBOR Business Day" means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

         The establishment of LIBOR as to each Interest Period by the Indenture Trustee and the Indenture Trustee's calculation of the rate of interest applicable to the Notes for the related Interest Period will, in the absence of manifest error, be final and binding.

Capitalized Interest Account

         On the Closing Date, if required by the Enhancer, a cash deposit will be made by the Seller into an account in the name of the Indenture Trustee on behalf of the Trust (the "Capitalized Interest Account") from the proceeds of the sale of the Term Notes. In lieu of such deposit, a letter of credit in form and substance, and from a provider, acceptable to the Enhancer evidencing the availability of such amount may be delivered to the Owner Trustee on the Closing Date. On each Payment Date during the Pre-Funding Period, the Indenture Trustee will transfer from the Capitalized Interest Account (or make a drawing under such letter of credit and transfer) to the Collection Account an amount equal to the Capitalized Interest Requirement, if any, for such Payment Date.

         The "Capitalized Interest Requirement" will be, with respect to each Payment Date during the Pre-Funding Period, the excess, if any of (i) the sum of
(A) the amount of interest accrued at the Note Rate on the amount on deposit in the Pre-Funding Account as of the preceding Payment Date (or as of the Closing Date, in the case of the first Payment Date) and (B) the amount of fees paid to the Enhancer, the Owner Trustee and the Indenture Trustee over (ii) the amount of reinvestment earnings on funds on deposit in the Pre-Funding Account.

         On the Payment Date following the end of the Pre-Funding Period, the Indenture Trustee will distribute to the Seller any amounts remaining in the Capitalized Interest Account after taking into account withdrawals therefrom on such Payment Date. The Capitalized Interest Account will be closed following such payment.

Principal Payments on the Notes

         No principal will be payable on the Notes during the Revolving Period. On each Payment Date during the Managed Amortization Period, principal will be payable on the Notes in an amount equal to Net Principal Collections for the related Collection Period. On each Payment Date during the Rapid Amortization Period, principal will be payable on the Notes in an amount equal to Principal Collections for the related Collection Period. In addition, on each Payment Date following the end of the Revolving Period, to the extent of funds available therefor, Noteholders will be entitled to receive certain additional amounts to be applied in reduction of the related Note Balances equal to Liquidation Loss Amounts, as described herein. In no event will principal payments on the Notes on any Payment Date exceed the Note Balance thereof on such date.

Priority of Distributions

         On each Payment Date, from amounts on deposit in the Trustee Collection Account, the Indenture Trustee will make the following payments in the following order of priority:

         (a) to the Note Payment Account, for payment to the Holders of the Term Notes and the Variable Funding Notes, pro rata, interest for the related Interest Period at the Note Rate on the related Note Balance immediately prior to such Payment Date, other than any Interest Carry-Forward Amounts;

         (b) during the Amortization Periods, to the Note Payment Account, for payment to the Holders of the Term Notes and the Variable Funding Notes, pro rata, the Principal Distribution Amount for such Payment Date;

         (c) to the Enhancer, the amount of the premium for the Policy, with interest thereon, as provided in the insurance agreement, dated as of June 12, 1998, among the Enhancer, the Seller, the Depositor, the Master Servicer, the Originator, the Indenture Trustee and the Issuer (the "Insurance Agreement");

         (d) to the Enhancer, to reimburse it for prior draws made on the Policy, with interest thereon, as provided in the Insurance Agreement;

         (e) to the Reserve Account, the amount necessary to bring the related Outstanding Reserve Amount up to the Reserve Amount Target;

         (f) to the Enhancer, any other amounts owed the Enhancer pursuant to the Insurance Agreement;

         (g) to the Note Payment Account, for payment to the Holders of the Term Notes and the Variable Funding Notes, pro rata, any Interest Carry-Forward Amounts not previously paid, together with interest thereon at the Note Rate (as adjusted from time to time), based on the amount remaining unpaid with respect thereto;

         (h) during the Amortization Periods, to the Indenture Trustee, certain other amounts owing to the Indenture Trustee pursuant to the Indenture to the extent remaining unpaid; and

         (i) any remaining amount, to the Certificate Distribution Account, for distribution to the Certificateholders (or, under certain circumstances during the Revolving Period, to the Funding Account in connection with the optional removal of certain Mortgage Loans);

provided, that on the Final Payment Date, the amount to be paid pursuant to clause (b) above will be equal to the sum of the Term Note Balance and the Variable Funding Balance immediately prior to such Payment Date. For purposes of the foregoing, payments of principal of the Notes on each Payment Date during the Amortization Periods will be reduced by the pro rata portion allocable to the related Notes of all Liquidation Loss Amounts for such Payment Date, to the extent such Liquidation Loss Amounts were not otherwise covered by Excess Spread, application of the Outstanding Reserve Amount or a draw on the Policy.

         "Term Note Balance" means, with respect to any Payment Date and any Term Note, the initial Term Note Balance thereof prior to such Payment Date reduced by all payments of principal of such Term Note prior to such Payment Date.

         "Variable Funding Balance" means, with respect to any Payment Date and any Variable Funding Note, the Initial Variable Funding Balance thereof prior to such Payment Date (i) increased by the Aggregate Additional Balance Differential for such Variable Funding Note immediately prior to such Payment Date and (ii) reduced by all distributions of principal thereon prior to such Payment Date.

         "Aggregate Additional Balance Differential" means, with respect to any Payment Date and any Variable Funding Note, the sum of Additional Balance Differentials that have been added to the Variable Funding Balance of such Variable Funding Note prior to such Payment Date. "Additional Balance Differential" means, with respect to any Payment Date, the amount, if any, by which Additional Balances exceed Principal Collections for the previous Collection Period.

         "Principal Distribution Amount" means, for any Payment Date (i) during the Revolving Period, zero, (ii) during the Managed Amortization Period, Net Principal Collections, and (iii) during the Rapid Amortization Period, Principal Collections; provided, that on any Payment Date during the Amortization Periods, the Principal Distribution Amount shall include the amount of Liquidation Loss Amounts covered by the application of Excess Spread, the Outstanding Reserve Amount or a Draw on the Policy on such date (except to the extent attributable to Liquidation Loss Amounts for all previous Collection Periods as to which payments were made on the Notes by means of a draw on the Policy or otherwise).

         "Liquidation Loss Amount" means, with respect to any Liquidated Mortgage Loan, the unrecovered Principal Balance thereof at the end of the related Collection Period in which such Mortgage Loan became liquidated, after giving effect to the Liquidation Proceeds in connection therewith.

         "Liquidated Mortgage Loan" means, with respect to any Payment Date, any Mortgage Loan in respect of which the Master Servicer has determined, in accordance with the servicing procedures specified in the Sale and Servicing Agreement, as of the end of the related Collection Period that substantially all Liquidation Proceeds it reasonably expects to recover, if any, with respect to the disposition of the related Mortgaged Property have been recovered.

         The "Reserve Amount Target" will be, as to any Payment Date prior to the thirtieth Payment Date, an amount equal to at least 2.0% of the Pool Balance, and thereafter will be adjusted from time to time pursuant to the terms of the Insurance Agreement.

         A "Managed Amortization Event" will be deemed to occur on any date on which the amount on deposit in the Funding Account exceeds $10,000,000.

         A "Rapid Amortization Event" will be deemed to occur upon the occurrence of any one of the following events:

         (a) the failure on the part of the Seller (i) to make any payment or deposit required to be made under the Mortgage Sale Agreement within five Business Days after the date such payment or deposit is required to be made; or
(ii) to observe or perform in any material respect any other covenants or agreements of the Seller set forth in the Mortgage Sale Agreement, which failure continues unremedied for a period of 60 days after written notice thereof to the Seller, and such failure materially and adversely affects the interests of the Enhancer or the Securityholders;

         (b) any representation or warranty made by the Seller in the Mortgage Sale Agreement shall prove to have been incorrect in any material respect when made and shall continue to be incorrect in any material respect for the related cure period specified in the Sale and Servicing Agreement after written notice and as a result of which the interests of the Enhancer or the Securityholders are materially and adversely affected; provided, that a Rapid Amortization Event will not be deemed to occur if the Seller has repurchased or caused to be repurchased or substituted for the related Mortgage Loans or all Mortgage Loans, as applicable, during such period in accordance with the provisions of the Indenture;

         (c) the entry against the Seller or the Issuer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

         (d) the Seller or the Issuer shall voluntarily go into liquidation, consent to the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Seller or the Issuer or of or relating to all or substantially all of its property, or a decree or order of a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Seller or the Issuer and such decree or order shall remain in force undischarged, unbonded or unstayed for a period of 60 days or the Seller or the Issuer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

         (e) the Issuer becomes subject to regulation by the Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended;

         (f) an event of default under the Sale and Servicing Agreement (a "Servicing Default");

         (g) an event of default under the Insurance Agreement; or

         (h) the Issuer is determined to be an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes.

         In the case of any event described in (a), (b), (f), (g) or (h), a Rapid Amortization Event will be deemed to have occurred only if, after any applicable grace period described in such clauses, either the Indenture Trustee, the Enhancer or Securityholders evidencing not less than 51% of the aggregate Security Balance, by written notice to the Depositor, the Master Servicer and the Owner Trustee (and to the Indenture Trustee, if given by the Securityholders), declare that a Rapid Amortization Event has occurred as of the date of such notice. In the case of any event described in clauses (c), (d) or
(e), a Rapid Amortization Event will be deemed to have occurred without any notice or other action on the part of the Indenture Trustee or the Securityholders immediately upon the occurrence of such event; provided, that any Rapid Amortization Event may be waived and deemed of no effect with the written consent of the Enhancer, subject to the satisfaction of any conditions to such waiver.

Reserve Account

         On or prior to the Closing Date, an account will be established with and in the name of the Indenture Trustee for the benefit of the Securityholders (the "Reserve Account"). The "Outstanding Reserve Amount" for any Payment Date represents amounts on deposit in the Reserve Account on such date (before giving effect to any withdrawals therefrom on such date). On the Closing Date, the Seller will deposit an amount equal to the Reserve Amount Target into the Reserve Account (or, in lieu of such deposit, obtain a letter of credit as described herein). The Outstanding Reserve Amount will be invested in Permitted Investments. On each Payment Date, an amount, up to the Outstanding Reserve Amount, will be withdrawn from the Reserve Account to cover Liquidation Loss Amounts for such Payment Date and any unpaid Liquidation Loss Amounts for any prior Payment Date that are not covered by Excess Spread. The Indenture Trustee will deposit any amount so withdrawn into the Funding Account during the Revolving Period or apply such amount as payment of principal to the Noteholders during the Amortization Periods, as the case may be.

         Initially, the Reserve Amount Target will be at least 2.0% of the Note Balance. Thereafter, the Reserve Amount Target may increase or decrease from time to time pursuant to the terms of the Insurance Agreement. See "Description of the Securities--Priority of Distributions" herein. Notwithstanding the foregoing, a letter of credit (or equivalent mechanism) satisfactory in form and substance to the Enhancer may be delivered evidencing the availability of the Outstanding Reserve Amount from time to time. In such event, drawings under such letter of credit (or equivalent mechanism) will be made in the amounts corresponding to the required application of the Outstanding Reserve Amount as described above.

         To the extent the Outstanding Reserve Amount is insufficient or unavailable to absorb Liquidation Loss Amounts that are not covered by Excess Spread on any Payment Date, a draw will be made under the Policy. Amounts on deposit in the Reserve Account will be invested from time to time in Permitted Investments.

The Paying Agent

         The Paying Agent will initially be the Indenture Trustee. The Paying Agent will have the revocable power to withdraw funds from the Note Payment Account for the purpose of making payments to the Noteholders.

Maturity and Optional Redemption

         The Notes will be payable in full on the January 2031 Payment Date, to the extent of the aggregate outstanding Note Balance on such date, if any. In addition, a principal payment may be made in redemption of the Notes upon the exercise by the Master Servicer of its option to purchase the Mortgage Loans and related assets of the Trust Estate after the aggregate Term Note Balance is reduced to an amount less than or equal to 10% of the initial Term Note Balance. The purchase price of such Mortgage Loans will be the sum of the outstanding Pool Balance and accrued and unpaid interest thereon (including Interest Carry-Forward Amounts and interest thereon) at the weighted average of the Mortgage Interest Rates of such Mortgage Loans through the day preceding the Payment Date on which such purchase occurs, together with all amounts due and owing to the Enhancer.


                           DESCRIPTION OF THE POLICY

         On the Closing Date, the Enhancer will issue the Policy in favor of the Owner Trustee on behalf of the Issuer. The Policy will unconditionally and irrevocably guarantee certain payments on the Notes. On each Payment Date, a draw will be made on the Policy in an amount (the "Policy Draw Amount"), if any, equal to the sum of (i) the amount by which interest accrued on the Note Balances, at the Note Rate during the related Interest Period (exclusive of any Interest Carry-Forward Amounts) exceeds the amount on deposit in the Note Payment Account available for interest payments in respect of the Notes on such Payment Date and (ii) any Liquidation Loss Amount not currently covered by Excess Spread or application of the Outstanding Reserve Amount. Interest Carry-Forward Amounts will not be covered by the Policy. Pursuant to the terms of the Indenture, draws on the Policy will be paid to the Noteholders by the Paying Agent pro rata between the Term Notes and the Variable Funding Notes based on the respective Note Balances thereof; provided, however, that to the extent any such draw represents amounts specified in clause (ii) above during the Revolving Period, such amount will be deposited into the Funding Account rather than being paid to the Noteholders.
In the absence of payments under the Policy, to the extent not covered by Excess Spread or the Outstanding Reserve Amount, Noteholders could incur a loss on their investment.


THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.


                      YIELD AND PREPAYMENT CONSIDERATIONS

         General. The yield to maturity of a Note will depend on the price paid by the related Noteholder for such Note, the Note Rate, the rate and timing of principal payments (including payments in excess of the Monthly Payment, prepayments in full or terminations, liquidations and repurchases) on the Mortgage Loans and, in the case of the HELOCs, the rate and timing of draws thereon. Approximately 45% of the Initial Mortgage Loans provide for the payment of a penalty in connection with prepayment in full.

         The rate of principal prepayments on the Mortgage Loans will be influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors, and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among Mortgage Loans at any time because of specific factors relating to such Mortgage Loans, such as the age of the Mortgage Loans, the geographic location of the related Mortgaged Properties and the extent of the related Mortgagors' equity in such Mortgaged Properties, and changes in the Mortgagors' housing needs, job transfers and employment. In general, if prevailing interest rates fall significantly below the interest rates at the time of origination, mortgage loans may be subject to higher prepayment rates than if prevailing interest rates remain at or above those at the time such mortgage loans were originated. Conversely, if prevailing interest rates rise appreciably above the interest rates at the time of origination, mortgage loans may experience a lower prepayment rate than if prevailing interest rates remained at or below those existing at the time such mortgage loans were originated. Further, the rate of prepayments may vary as between HELOCs and HELs, and as between HELOCs with Additional Balances and those without Additional Balances. There can be no assurance as to the prepayment rate of the Mortgage Loans, or that the Mortgage Loans will conform to the prepayment experience of other mortgage loans or to any past prepayment experience or any published prepayment forecast.

         In general, if a Term Note is purchased at a premium over its face amount and payments of principal of such Term Note occur at a rate faster than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that anticipated at the time of purchase. Conversely, if a Term Note is purchased at a discount from its face amount and payments of principal of such Term Note occur at a rate that is slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than originally anticipated.

         The rate and timing of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans and thus the yield on the Term Notes. There can be no assurance as to the rate of losses or delinquencies on any of the Mortgage Loans. To the extent that any losses are incurred on any of the Mortgage Loans that are not covered by Excess Spread, application of the Outstanding Reserve Amount or a draw on the Policy, the Noteholders will bear the risk of losses resulting from default by Mortgagors. See "Risk Factors" herein and in the Prospectus.

         "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor thereof of each dollar distributed in reduction of principal of such security (assuming no losses). The weighted average life of the Term Notes will be influenced by, among other factors, the rate of principal payments (and, with respect to the HELOCs, the rate of draws) on the Mortgage Loans.

         The primary source of information available to investors concerning the Term Notes will be the monthly statements discussed herein under "Servicing of the Mortgage Loans--Servicer Reports" and in the Prospectus under "Description of the Securities-Reports to Holders", which will include information as to the outstanding Term

Note Balance. There can be no assurance that any additional information regarding the Term Notes will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Term Notes will be generally available on an ongoing basis. The limited nature of such information regarding the Term Notes may adversely affect the liquidity of the Term Notes, even if a secondary market for the Term Notes becomes available.

         HELOCs. There can be no assurance as to the rate of principal payments or the rate of draws on the HELOCs. The rate of principal payments and/or draws may fluctuate substantially from time to time. Generally, revolving credit loans such as the HELOCs are not viewed by mortgagors as permanent financing. Due to the unpredictable nature of both principal payments and draws, the rates of principal payments net of draws may be much more volatile than that for typical first lien mortgage loans. In addition, the repayment of any HELOC may be dependent on the ability of the related Mortgagor to make larger interest payments following the adjustment of the Mortgage Interest Rate during the life of such HELOC. The rate of such losses and delinquencies is likely to be higher than that of traditional first lien mortgage loans, particularly in the case of HELOCs with high Combined Loan-to-Value Ratios. To the extent that any losses are incurred on any of the Mortgage Loans that are not covered by Excess Spread, application of the Outstanding Reserve Amount or the Policy, the Securityholders will bear the risk of losses resulting from default by Mortgagors. See "Risk Factors" herein and in the Prospectus.

         Funding Account. Amounts on deposit in the Funding Account may be used during the Revolving Period to acquire Additional Balances and Subsequent Mortgage Loans. In the event that, at the end of the Revolving Period, any amounts on deposit in the Funding Account have not been used to acquire Subsequent Mortgage Loans or Additional Balances, then the Notes will be prepaid in part on the following Payment Date.

         Tables. The Constant Prepayment Rate ("CPR") model is used herein. The CPR model assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate of CPR. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume 15% CPR or any other CPR percentage is to assume that the stated percentage of the Pool Balance is prepaid over the course of a year. No representation is made that the Mortgage Loans will prepay at that or any other rate.

         The tables set forth below are based on a CPR, constant draw rate (in the case of the HELOCs, and which, for purposes of the assumptions, is the amount of Additional Balances drawn each month as an annualized percentage of the Pool Balance outstanding at the beginning of such month) and optional termination assumptions as indicated in the tables below. The Mortgage Loans are assumed to consist of 12 sub-pools of Mortgage Loans with the characteristics set forth below in the table captioned "Assumed Mortgage Loan Characteristics".

         In addition, it was assumed that (i) payments are made in accordance with the description set forth under "Description of the Securities--Priority of Distributions", (ii) no extension past the scheduled maturity date of a Mortgage Loan is made, (iii) no delinquencies or defaults occur, (iv) in the case of the HELOCs, monthly draws are calculated under each of the assumptions as set forth in the tables below before giving effect to prepayments, (v) the Mortgage Loans pay on the basis of a 30-day month and a 360-day year, (vi) there is no restriction on the Maximum Variable Funding Balance, (vii) no Rapid Amortization Event or Managed Amortization Event occurs, (viii) the scheduled Due Date for each Mortgage Loan is the fifteenth day of each calendar month, (ix) the Closing Date is June 12, 1998, (x) for each Payment Date, LIBOR is equal to 5.65625% per annum and (xi) the initial Term Note Balance is as set forth on the cover page hereof.

         The actual characteristics and performance of the Mortgage Loans will likely differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment and (in the case of the HELOCs) draw scenarios. For example, it is very unlikely that the Mortgage Loans will prepay and/or experience draws at a constant rate until maturity or that all Mortgage Loans will prepay and/or experience draws at the same rate. Moreover, the diverse remaining terms to stated maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various assumptions specified, even if the weighted average remaining term to stated maturity of the Mortgage Loans is as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment experience, will affect the percentages of initial Security Balances outstanding over time and the weighted average life of the Term Notes. Neither the CPR model nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. Variations in the actual prepayment experience and the Principal Balances of the Mortgage Loans that prepay may increase or decrease each weighted average life shown in the following tables. Such variations may occur even if the average prepayment experience of all Mortgage Loans equals the CPR.

                                     Assumed Mortgage Loan Characteristics(1)

-------------------------------------------------------------------------------------------------------------------
                                                                                Remaining Term
                          Initial            Mortgage       Original Term to      to Stated
                        Outstanding          Interest       Stated Maturity       Maturity        Number of Months
     Sub-Pool        Principal Balance         Rate             (months)          (months)           Pre-Funded
     --------        -----------------         ----         --------------    ----------------    -----------------
HELs
1                     $13,499,385.32         13.155%               120                118                 0
2                     $20,250,014.72         12.199%               180                179                 0
3                     $ 3,746,172.87          8.759%               360                359                 0
4                     $ 9,000,652.79         13.155%               120                118                 1
5                     $13,501,603.76         12.199%               180                179                 1
6                     $ 2,497,743.45          8.759%               360                359                 1
7                     $ 4,501,920.26         13.155%               120                118                 3
8                     $ 6,753,192.79         12.199%               180                179                 3
9                     $ 1,249,314.04          8.759%               360                359                 3
--------------------------------------

Sub-Total             $75,000,000.00
---------             --------------

                                                             Remaining Term
                                                                to Stated
                                                                Maturity
HELOCs                                                          (months)         Credit Limit
------                                                          --------         ------------

1                     $ 37,504,480.43        12.282%               238            1.07335594              0
2                     $ 25,000,000.00        12.282%               238            1.07335594              1
3                     $ 12,495,519.57        12.282%               238            1.07335594              3
-------------------- ------------------

Sub-Total             $ 75,000,000.00
---------             ---------------

Total                 $150,000,000.00


         (1) Assumes (i) an 18 month Revolving Period and a 48 month Managed Amortization Period, (ii) during the Revolving Period, all HELOC and HEL principal collections are reinvested in HELOCs and (iii) new HELOCs reflect the same assumptions as the HELOCs above, but will mature one month later.

                 Percentage of Initial Term Note Balance (1)(2)

 Payment Date                                                                   CPR
 --------------                                     -------------------------------------------------------------------

HEL CPR                                                0%          15%        20%        27%       35%        40%
                                                       --          ---        ---        ---       ---        ---

HELOC Gross CPR                                        0%          20%        25%        32%       40%        45%
                                                       --          ---        ---        ---       ---        ---

Initial........................................       100         100        100        100       100        100

June 1999......................................       100         100        100        100       100        100

June 2000......................................        99          91         88         84        79         76

June 2001......................................        97          76         69         60        50         44

June 2002......................................        95          63         54         43        31         25

June 2003......................................        92          52         42         30        20         15

June 2004......................................        89          42         32         21        12          0

June 2005......................................        86          33         24         14         0          0

June 2006......................................        82          26         17          9         0          0

June 2007......................................        78          20         13          0         0          0

June 2008......................................        73          16          9          0         0          0

June 2009......................................        71          12          0          0         0          0

June 2010......................................        68          10          0          0         0          0

June 2011......................................        65           7          0          0         0          0

June 2012......................................        62           0          0          0         0          0

June 2013......................................        58           0          0          0         0          0

June 2014......................................        58           0          0          0         0          0

June 2015......................................        58           0          0          0         0          0

June 2016......................................        58           0          0          0         0          0

June 2017......................................        58           0          0          0         0          0

June 2018......................................        14           0          0          0         0          0

June 2019......................................         0           0          0          0         0          0

Weighted Average Life to 10% call (years)......     15.23        6.00       5.03       4.14       3.49      3.19

Weighted Average Life to maturity (years)......     15.40        6.25       5.28       4.36       3.67      3.36

----------------------
         (1) Assumes (i) that an optional termination is exercised on the first Payment Date on which the Term Note Balance as of the last date of the related Collection Period is less than or equal to 10% of the Initial Term Note Balance and (ii) in the case of the HELOCs, a constant draw rate of 5.0%.

         (2) All percentages are rounded to the nearest 1%.


                                 THE AGREEMENTS

The Mortgage Sale Agreement

         The Initial Mortgage Loans will be purchased by the Depositor from the Seller pursuant to a mortgage sale agreement to be dated as of May 31, 1998 (the "Mortgage Sale Agreement"), between the Seller and the Depositor. Under the Mortgage Sale Agreement, the Seller has agreed to transfer to the Depositor the Initial Mortgage Loans, Subsequent Mortgage Loans and Additional Balances. Pursuant to an assignment by the Depositor executed on the

Closing Date, upon such transfer to the Depositor, the Initial
Mortgage Loans will be transferred by the Depositor to the Trust, as well as the Depositor's rights under the Mortgage Sale Agreement, which will include the right to purchase Additional Balances relating thereto. Subsequent Mortgage Loans and any Additional Balances relating thereto will be sold by the Seller to the Trust pursuant to a related subsequent transfer agreement, to be dated as of the related Subsequent Transfer Date (each, a "Subsequent Transfer Agreement"), between the Seller and the Issuer. The following summary describes certain terms of the Mortgage Sale Agreement and is qualified in its entirety by reference to the Mortgage Sale Agreement.

         Transfer of Mortgage Loans. Pursuant to the Mortgage Sale Agreement, the Seller will transfer and assign to the Depositor all of its right, title and interest in and to the Initial Mortgage Loans and the related Mortgage Documents, and all Additional Balances relating thereto. The purchase price of the Initial Mortgage Loans will be equal to the Principal Balance thereof as of the related Cut-Off Date, and will be payable by the Depositor as provided in the Mortgage Sale Agreement and by the Trust as provided in the Sale and Servicing Agreement. The purchase price of each Additional Balance will be the amount thereof, and is payable by the Trust in cash from the Collection Account, Pre-Funding Account or Funding Account, as the case may be, and, to the extent such funds are insufficient, in the form of an increase in the Variable Funding Balance, or in certain limited circumstances, an increase in the outstanding principal balance of the Certificates (the "Certificate Balance" and, together with the Note Balance, the "Security Balance"), in each case in accordance with the terms of the Basic Documents.

         The Mortgage Sale Agreement will require that, within the time period specified therein, the Seller, acting on the Depositor's behalf, will deliver to the Indenture Trustee (as the Trust's agent for such purpose) the Initial Mortgage Loans and the related Mortgage Documents. In lieu of delivery of original Mortgages, the Seller may deliver true and correct copies thereof that have been certified as to authenticity by the appropriate county recording office where such Mortgages are recorded.

         Representations and Warranties. The Seller will represent and warrant to the Depositor that, among other things, (a) the information with respect to the Initial Mortgage Loans set forth in the schedule attached to the Mortgage Sale Agreement is true and correct in all material respects and (b) immediately prior to the sale of the Initial Mortgage Loans to the Depositor, the Seller was the sole owner and holder thereof free and clear of any and all liens and security interests. The Seller will also represent and warrant to the Depositor that, among other things, as of the Closing Date, (a) the Mortgage Sale Agreement constitutes a legal, valid and binding obligation of the Seller and
(b) the Mortgage Sale Agreement constitutes a valid transfer and assignment to the Depositor of all right, title and interest of the Seller in and to the Initial Mortgage Loans and the proceeds thereof. The benefit of the representations and warranties made to the Depositor by the Seller in the Mortgage Sale Agreement will be assigned by the Depositor to the Trust pursuant to the Sale and Servicing Agreement.

         Within 90 days after the Closing Date, in the case of the Initial Mortgage Loans, and within 90 days after the related Subsequent Transfer Date, in the case of the Subsequent Mortgage Loans, the Custodian will review or cause to be reviewed the Mortgage Loans and the related Mortgage Documents. If any Mortgage Loan or Mortgage Document is found to be defective in any material respect, which defect materially and adversely affects the value of such Mortgage Loan, or the interests of the Indenture Trustee (as pledgee of the Mortgage Loans) or the Issuer in such Mortgage Loan, and such defect is not cured by the Seller within 120 days following notification thereof to the Seller and the Trust by the Custodian, the Seller will be obligated under the Mortgage Sale Agreement to deposit the Repurchase Price into the Collection Account. In lieu of any such deposit, the Seller may substitute an Eligible Substitute Mortgage Loan therefor. Any such purchase or substitution will result in the removal of the defective Mortgage Loan from the Trust (each, a "Deleted Loan"). The obligation of the Seller to remove a Deleted Loan from the Trust is the sole remedy regarding any defects in the Mortgage Loans and the related Mortgage Documents available to the Issuer, the Certificateholders (or the Owner Trustee on behalf of the Certificateholders) or the Noteholders (or the Indenture Trustee on behalf of the Noteholders) against the Seller.

         The "Repurchase Price" will be, with respect to any Mortgage Loan required to be repurchased on any date pursuant to the Mortgage Sale Agreement, an amount equal to the sum of (i) 100% of the Principal Balance thereof (without reduction for any amounts charged off) and (ii) unpaid accrued interest at the related Mortgage Interest Rate (or with respect to the last day of the month in the month of repurchase, the Mortgage Interest Rate will be the Mortgage Interest Rate in effect as to second to last day in such month) on the outstanding Principal Balance thereof from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month of purchase. No portion of any Repurchase Price will be included in any Excluded Amount for any Payment Date. In connection with the substitution of an Eligible Substitute Mortgage Loan, the Seller will be required to deposit into the Collection Account an amount (the "Substitution Adjustment Amount") equal to the excess of the Principal Balance of the related Deleted Loan over the Principal Balance of such Eligible Substitute Mortgage Loan.

         "Excluded Amount" will mean the portion of the Principal Balance of any HELOC attributable to Draws made following the commencement of the Rapid Amortization Period. Excluded Amounts will not be transferred to the Trust, and the portion of the collections of principal and interest on the related HELOC for each Collection Period during the Rapid Amortization Period will be allocated, pro rata, between the Excluded Amount and the Principal Balance of such HELOC in the Trust in proportion to the respective amounts outstanding as of the end of the calendar month preceding such Collection Period.

         An "Eligible Substitute Mortgage Loan" will be a Mortgage Loan substituted by the Seller for a Deleted Loan that must, on the date of such substitution, as confirmed in an Officers' Certificate delivered to the Indenture Trustee, (i) have an outstanding Principal Balance, after deduction of the principal portion of the Monthly Payment due in the month of substitution (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate outstanding Principal Balance, after such deduction), not in excess of the outstanding Principal Balance of the Deleted Loan (the amount of any shortfall to be deposited by the Seller into the Collection Account in the month of substitution); (ii) comply with certain representations and warranties set forth in the Mortgage Sale Agreement as of the date of substitution; (iii) have a Mortgage Interest Rate substantially the same (and, in the case of a HELOC, a Gross Margin substantially the same) as that of the Mortgage Interest Rate (and, if applicable, the Gross Margin) of the Deleted Loan as of the date of substitution; (iv) have a Combined Loan-to-Value Ratio at the time of substitution substantially the same as that of the Deleted Loan at the time of substitution; (v) have a remaining term to stated maturity extending not later than the Final Payment Date and (vi) not be more than 30 days delinquent.

         In addition, the Seller will be required to deposit the Repurchase Price or substitute an Eligible Substitute Mortgage Loan with respect to any Mortgage Loan as to which a breach of a representation or warranty in the Mortgage Sale Agreement exists and such breach is not cured by the Seller within the time period provided in the Mortgage Sale Agreement.

The Sale and Servicing Agreement

         The following summary describes certain terms of the sale and servicing agreement dated as of May 31, 1998 (the "Sale and Servicing Agreement"), among the Trust, the Depositor, the Seller, the Indenture Trustee and the Master Servicer. Such summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Sale and Servicing Agreement. Whenever particular defined terms of the Sale and Servicing Agreement are referred to, such defined terms are thereby incorporated herein by reference. See "Servicing of the Mortgage Loans" herein and "Servicing of Loans" and "The Agreements" in the Prospectus.

         The Master Servicer. Irwin Union Bank, an affiliate of the Originator, will be Master Servicer of the Mortgage Loans; provided, that the Mortgage Loans may be serviced by one or more subservicers designated by the Master Servicer pursuant to subservicing agreements between the Master Servicer and such subservicers. Initially, the Originator will act as sole subservicer of the Mortgage Loans on behalf of the Master Servicer. For a general description of the Master Servicer and its activities, see "The Master Servicer" and "Servicing of the Mortgage Loans" herein.

         Collections. The Master Servicer will establish an account (the "Collection Account") into which the Master Servicer will deposit or cause to be deposited any amounts representing payments on and any collections received on or in respect of the Mortgage Loans received by it subsequent to the Initial Cut-Off Date. On the 10th day of each month or, if such day is not a Business Day, the immediately succeeding Business Day (each, a "Determination Date"), the Master Servicer will notify the Paying Agent and the Indenture Trustee of the amounts required to be withdrawn from the Collection Account and deposited into an Eligible Account established with and maintained by the Indenture Trustee (the "Trustee Collection Account") prior to the close of business on the Business Day next succeeding such Determination Date. The Indenture Trustee will then deposit such amounts into the Funding Account or the Reserve Account, if required, and otherwise will deposit such amounts into the Note

Payment Account or the Certificate Distribution Account, as applicable, for payment to the related Securityholders in accordance with the priorities set forth in the Indenture.

         All Collections will generally be allocated in accordance with the related Mortgage Documents between amounts collected in respect of interest and principal, respectively.

         "Interest Collections" means, with respect to any Payment Date, the sum of all payments by or on behalf of the Mortgagors and any other amounts constituting interest (including without limitation such portion of Insurance Proceeds, Liquidation Proceeds and Repurchase Prices as is allocable to interest on the applicable Mortgage Loan) collected by the Master Servicer under the Mortgage Loans, reduced by the Servicing Fee for the related Collection Period and any fees (including annual fees) or late charges, prepayment penalties or similar administrative fees paid by the Mortgagors during such Collection Period; provided, that Interest Collections will be reduced by certain amounts attributable to Excluded Amounts in respect of any Mortgage Loan that are allocable to interest on such Mortgage Loan. The terms of the Mortgage Documents will determine the portion of each payment in respect of the related Mortgage Loan that constitutes principal or interest.

         "Principal Collections" means, with respect to any Payment Date and Mortgage Loan, the aggregate of the following amounts:

         (a) the total amount of payments made by or on behalf of the related Mortgagor, received and applied as payments of principal on such Mortgage Loan during the related Collection Period, as reported by the Master Servicer or the related subservicer;

         (b) any Liquidation Proceeds allocable as a recovery of principal received in connection with such Mortgage Loan during the related Collection Period;

         (c) if such Mortgage Loan was repurchased by the Seller pursuant to the Mortgage Sale Agreement during the related Collection Period, 100% thereof as of the date of such purchase; and

         (d) any other amounts received as payments on or proceeds of such Mortgage Loan during such Collection Period, to the extent applied in reduction of the principal amount thereof;

provided, that Principal Collections will be reduced by certain amounts attributable to Excluded Amounts in respect of any Mortgage Loan that are allocable to principal of such Mortgage Loan.

         "Net Principal Collections" means, with respect to any Payment Date during the Managed Amortization Period, Principal Collections for the related Collection Period less the amount of Additional Balances sold to the Trust during such Collection Period (but not less than zero).

         Principal Collections will no longer be applied to acquire Additional Balances following the end of the Revolving Period and will no longer be applied to acquire Additional Balances during the Rapid Amortization Period.

         "Collection Period" means, with respect to any Mortgage Loan and Payment Date, the calendar month preceding any such Payment Date.

         "Liquidation Proceeds" means the proceeds, including Insurance Proceeds, but not including amounts drawn under the Policy, if any, received in connection with the liquidation of any Mortgage Loan or any related Mortgaged Property or REO Property, whether through trustee's sale, foreclosure sale or otherwise, net of related Liquidation Expenses (but not including the portion, if any, of such amount that exceeds the Principal Balance of the related Mortgage Loan at the end of the Collection Period immediately preceding the Collection Period in which such Mortgage Loan became a Liquidated Mortgage
Loan).

         "Pool Balance" means, with respect to any date, the aggregate of the Principal Balances of all Mortgage Loans as of such date.

         "Principal Balance" means, with respect to any Mortgage Loan, other than a Liquidated Mortgage Loan, and as of any day, the related Cut-Off Date Principal Balance, plus, in the case of a HELOC, any Additional Balances thereof conveyed to the Trust, minus, in the case of all Mortgage Loans, all collections credited as principal in respect of any such Mortgage Loan in accordance with the related Mortgage Documents (except for any such collections allocable to any Excluded Amount) and applied in reduction of the Principal Balance thereof. A Liquidated Mortgage Loan will be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan immediately prior to the final recovery of substantially all related Liquidation Proceeds, and a Principal Balance of zero thereafter.

The Trust Agreement and the Indenture

         The following summary describes certain terms of the Trust Agreement and the Indenture. Such summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the respective provisions of the Trust Agreement and the Indenture. Whenever particular defined terms in the Indenture are referred to, such defined terms are thereby incorporated herein by reference. See "The Agreements" in the Prospectus.

         The Trust Estate. Simultaneously with the issuance of the Notes, the Issuer will pledge the Trust Estate to the Indenture Trustee as collateral for the Notes. As pledgee of the Mortgage Loans, the Indenture Trustee will be entitled to direct the Issuer in the exercise of all rights and remedies of the Trust against the Seller under the Mortgage Sale Agreement and against the Master Servicer under the Sale and Servicing Agreement.

         Reports To Noteholders. The Indenture Trustee will, to the extent such information is provided to it by the Master Servicer pursuant to the terms of the Sale and Servicing Agreement, mail to each Noteholder, at its address listed on the Note Register maintained with the Indenture Trustee, and each Rating Agency, the Enhancer and the Depositor, a report setting forth certain amounts relating to the Notes for each Payment Date, including, among other things:

         (a) the aggregate amount of Collections received on the Mortgage Loans on or prior to such Determination Date in respect of the related Collection Period;

         (b) the aggregate amount of (i) Interest Collections and (ii) during the Managed Amortization Period, Net Principal Collections and (iii) during the Rapid Amortization Period, Principal Collections, for such Collection Period;

         (c) collections of interest and principal allocable to the Noteholders for such Collection Period, stated separately for the Term Notes and Variable Funding Notes;

         (d) the Principal Distribution Amount, if any, for such Collection Period;

         (e) the percentage interest in the aggregate Security Balance represented by the Term Notes and the Variable Funding Notes for the related Interest Period;

         (f) the amount distributable in respect of interest and principal (if any) for each of the Term Notes and the Variable Funding Notes;

         (g) the amount, if any, to be distributed to the Certificateholders;

         (h) the amount, if any, of interest in respect of the Notes that is not payable on account of insufficient collections of interest in respect of the Notes;

         (i) any accrued and unpaid Servicing Fees for previous Collection Periods and the Servicing Fee for such Collection Period;

         (j) Excess Spread, if any, for such Collection Period;

         (k) the Liquidation Loss Amount, if any, for such Collection Period;

         (l) the Pool Balance as of the end of the preceding Collection Period and as of the end of the second preceding Collection Period;

         (m) the Term Note Balance and Term Note Pool Factor after giving effect to any distribution on such Payment Date and to any reduction on account of Liquidation Loss Amounts;

         (n) the Certificate Balance, if any, after giving effect to any distribution on such Payment Date;

         (o) prior to the commencement of the Rapid Amortization Period, the aggregate amount of Additional Balances created during the preceding Collection Period, including the portion thereof attributable to Pre-Funded Additional Balances or Funded Additional Balances, as applicable;

         (p) the number and aggregate Principal Balances of Mortgage Loans
(i) as to which the related Monthly Payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, and (ii) that have become related to REO Property, in each case as of the end of the preceding Collection Period;

         (q) whether a Managed Amortization Event has occurred since the prior Determination Date;

         (r) whether a Rapid Amortization Event has occurred since the prior Determination Date, specifying such Rapid Amortization Event;

         (s) whether a Servicing Default has occurred since the prior Determination Date, specifying each such Servicing Default;

         (t) all amounts, stated separately, payable to the Enhancer pursuant to the terms of the Basic Documents;

         (u) the amount drawn under the Policy, if any, for such Payment Date;

         (v) the weighted average Mortgage Interest Rate for the related Collection Period;

         (w) the number and Principal Balances of any Mortgage Loans removed from the Trust by the Certificateholders on such Payment Date pursuant to the optional removal provisions of the Sale and Servicing Agreement;

         (x) during the Pre-Funding Period, the amount on deposit in the Pre-Funding Account as of such Payment Date and any transfers of funds in connection therewith;

         (y) during the Revolving Period, the amount of Principal Collections deposited into the Funding Account in respect of such Payment Date, and the amount on deposit in the Funding Account as of such Payment Date, after giving effect to any amounts so deposited therein;

         (z) the aggregate Principal Balances of any Subsequent Mortgage Loans purchased on the related Subsequent Transfer Date; and

         (aa) whether the Payment Date following the next Determination Date is expected to be a Subsequent Transfer Date, and a reasonable estimate of the aggregate Principal Balance of the intended Subsequent Mortgage Loans.

         Certain Covenants. The Indenture will provide that the Issuer may not consolidate or merge with or into any other Person, unless:

         (a) the Person (if other than the Issuer) formed by or surviving such consolidation or merger will be a Person organized and existing under the laws of the United States of America or any state, and will expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form reasonably satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes, and to the Certificate Paying Agent, on behalf of the Certificateholders, and the performance or observance of every agreement and covenant of the Indenture on the part of the Issuer to be performed or observed;

         (b) immediately after giving effect to such transaction, no event of default under the Indenture or the Trust Agreement (each, an "Event of Default") shall have occurred and be continuing;

         (c) no Rating Agency, after prior notice thereto, shall have notified the Issuer that such transaction would cause such Rating Agency's then-current rating of the Notes to be qualified, reduced or withdrawn, or to be considered by either Rating Agency to be below investment grade, determined without regard to the Policy;

         (d) the Issuer shall have received an Opinion of Counsel (and will have delivered a copy thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse tax consequence to the Issuer, any Noteholder or any Certificateholder;

         (e) any action necessary to maintain the lien and security interest created by the Indenture shall have been taken; and

         (f) the Issuer shall have delivered to the Indenture Trustee an officer's certificate and an opinion of counsel each stating that such consolidation or merger and such supplemental indenture comply with certain provisions of the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with (including any filing required by the Securities Exchange Act of 1934, as amended).

         The Indenture provides that the Issuer may not engage in any business other than financing, purchasing, owning and selling and managing the Mortgage Loans and the issuance of the Notes and the Certificates in the manner contemplated by the Indenture and the other Basic Documents and all activities incidental thereto.

         Modification of Indenture. The Indenture provides that, without the consent of the Holders of any Notes, but with prior notice to the Enhancer, the Issuer and the Indenture Trustee, when authorized by a request of the Issuer pursuant to the Indenture, at any time and from time to time, may enter into one or more supplemental indentures (which will conform to the provisions of the Trust Indenture Act of 1939, as amended (the "TIA"), as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

         (a) to correct or amplify the description of any property at any time subject to the lien of the Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of the Indenture, or to subject to the lien of the Indenture additional property;

         (b) to evidence the succession, in compliance with the applicable provisions of the Indenture, of another entity to the Issuer, and the assumption by any such successor of the covenants of the Issuer contained in the Notes or the Indenture;

         (c) to add to the covenants of the Issuer for the benefit of the Holders of the Notes, or to surrender any right or power conferred upon the Issuer in the Indenture;

         (d) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

         (e) to cure any ambiguity, to correct or supplement any provision in the Indenture or in any supplemental indenture that may be inconsistent with any other provision in the Indenture or in any supplemental indenture;

         (f) to make any other provisions with respect to matters or questions arising under the Indenture or in any supplemental indenture; provided, that such action will not materially and adversely affect the interests of the Noteholders or the Enhancer;

         (g) to evidence and provide for the acceptance of the appointment under the Indenture by a successor trustee with respect to the Notes and to add to or change any of the provisions of the Indenture as will be necessary to facilitate the administration of the trusts thereunder by more than one trustee, pursuant to the requirements of the Indenture; or

         (h) to modify, eliminate or add to the provisions of the Indenture to such extent as will be necessary to effect the qualification of the Indenture under the TIA or under any similar federal statute enacted after the date of the Indenture and to add to the Indenture such other provisions as may be expressly required by the TIA;

provided, however, that no such supplemental indentures will be entered into unless the Indenture Trustee shall have received an Opinion of Counsel to the effect that entering into such supplemental indenture will not have any material adverse tax consequences to the Noteholders.

         The Indenture also provides that the Issuer and the Indenture Trustee, when authorized by an Issuer Request, also may, with prior notice to the Enhancer and each Rating Agency and with the consent of the Enhancer and the Holders of Notes affected thereby representing not less than a majority of the aggregate Note Balance thereof, enter into a supplemental indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or of modifying in any manner the rights of the Noteholders thereunder; provided, that no such supplemental indenture may, without the consent of the Holder of each Note affected thereby:

         (a) change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof or the interest rate thereon, change the provisions of the Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of the Indenture requiring the application of funds available therefor to the payment of any such amount due on the Notes on or after the respective dates such amounts become due;

         (b) reduce the percentage of the Note Balances of the Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences provided for in the Indenture;

         (c) modify or alter the provisions of the proviso to the definition of the term "Outstanding" in the Indenture or modify or alter the exception in the definition of the term "Holder" therein;

         (d) reduce the percentage of the Note Balances of the Notes required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Trust Estate pursuant to the Indenture;

         (e) modify any provision of the amendment provisions of the Indenture except to increase any percentage specified in the Indenture or to provide that certain additional provisions of the Indenture or the other Basic Documents cannot be modified or waived without the consent of the Holder of each Note affected thereby;

         (f) modify any of the provisions of the Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation); or

         (g) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any property at any time subject thereto or deprive the Holder of any Note of the security provided by the lien of the Indenture; and provided, further, that such action will not, as evidenced by an opinion of counsel, cause the Issuer to be subject to an entity level tax.

         Certain Matters Regarding the Indenture Trustee and the Issuer. Neither the Indenture Trustee nor any director, officer or employee of the Indenture Trustee will be under any liability to the Issuer or the Noteholders for taking any action or for refraining from the taking of any action in good faith pursuant to the Indenture, or for errors in judgment; provided, that none of the Indenture Trustee or any director, officer or employee thereof will be protected against any liability that would otherwise be imposed on it by reason of its willful malfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the Indenture. Subject to certain limitations set forth in the Indenture, the Indenture Trustee and any director, officer, employee or agent thereof will be indemnified by the Issuer and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the Indenture, other than any loss, liability or expense incurred by reason of its willful malfeasance, bad faith or negligence in the performance of its duties under the Indenture, or by reason of its reckless disregard of its obligations and duties under the Indenture. All persons into which the Indenture Trustee may be merged or with which it may be consolidated, or any person resulting from such merger or consolidation, will be the successor to the Indenture Trustee under the Indenture.


                                USE OF PROCEEDS

         The proceeds from the sale of the Term Notes will be used, together with the proceeds from the sale of the Variable Funding Notes and the Certificates to the Seller, to purchase the Initial Mortgage Loans from the Depositor and, subsequently, to purchase certain Subsequent Mortgage Loans as described herein.


                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

         In the opinion of Brown & Wood LLP, special tax counsel to the Depositor, for federal income tax purposes, the Term Notes will be characterized as indebtedness, and the Issuer will not be characterized as an association (or a publicly traded partnership) taxable as a corporation or as a taxable mortgage pool within the meaning of Section 7701(i) of the Code.

         For federal income tax purposes, the Term Notes will not be treated as having been issued with "original issue discount" as defined in the Prospectus.

         Prospective investors in the Term Notes should see "Certain Federal Income Tax Considerations" and "State Tax Considerations" in the Prospectus for a discussion of the application of certain federal, state and local tax laws to the Issuer and purchasers of the Term Notes.


                              ERISA CONSIDERATIONS

         The Term Notes are eligible for purchase by pension, profit-sharing or other employee benefit plans as well as individual retirement accounts and certain types of Keogh Plans (each, a "Plan"). Any fiduciary or other investor of Plan assets that proposes to acquire or hold the Term Notes on behalf of or with assets of any Plan should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code to the proposed investment. See "ERISA Considerations" in the Prospectus.


                                LEGAL INVESTMENT

         The Term Notes will not constitute "mortgage related securities" for purposes of SMMEA. Accordingly, many institutions with legal authority to invest in mortgage-related securities may not be legally authorized to invest in the Term Notes. No representation is made herein as to whether the Term Notes constitute legal investments for any entity under any applicable statute, law, rule, regulation or order. Prospective purchasers are urged to consult with their counsel concerning the status of the Term Notes as legal investments for such purchasers prior to investing in the Term Notes. See "Legal
Investment" in the Prospectus.


                                  UNDERWRITING

         Subject to the terms and conditions set forth in an underwriting agreement dated June ___, 1998 (the "Underwriting Agreement"), between the Underwriter and the Depositor, the Underwriter has agreed to purchase, and the Depositor has agreed to sell, the Term Notes. It is expected that delivery of the Term Notes will be made only in book-entry form through the facilities of DTC, Cedel or Euroclear.

         The Underwriting Agreement provides that the obligation of the Underwriter to pay for and accept delivery of the Term Notes is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Depositor's Registration Statement will be in effect and that no proceedings for such purpose will be pending before or threatened by the Commission.

         The distribution of the Term Notes by the Underwriter may be effected from time to time in one or more negotiated transactions or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Term Notes, before deducting expenses payable by the Depositor, will be approximately ____% of the aggregate Term Note Balance as of the Initial Cut-Off Date.

         The Underwriting Agreement provides that the Depositor will indemnify the Underwriter, and that under limited circumstances the Underwriter will indemnify the Depositor, for certain civil liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.


                                    EXPERTS

         The consolidated financial statements of the Enhancer, Ambac Assurance Corporation, as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997, are incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS

         Certain legal matters with respect to the Term Notes will be passed upon for the Originator, the Master Servicer and the Seller by Ellen Z. Mufson, Esq., General Counsel to Irwin Financial Corporation and for the Depositor and Bear, Stearns & Co. Inc. by Brown & Wood LLP. Certain legal matters with respect to the Enhancer and the Policy will be passed upon by Thacher Proffitt & Wood.


                                    RATINGS

         It is a condition to issuance thereof that the Notes be rated "Aaa" by Moody's and "AAA" by Standard & Poor's. The Depositor has not requested a rating on the Notes by any Rating Agency other than Moody's and Standard & Poor's. However, there can be no assurance as to whether any other Rating Agency will rate the Notes or, if it does, what rating would be assigned by any such other Rating Agency. Any rating on the Notes by another Rating Agency could be lower than the ratings assigned to the Notes by Moody's and Standard & Poor's. A securities rating addresses the likelihood of the receipt by the Noteholders of distributions on the Mortgage Loans. The rating takes into consideration the structural, legal and tax aspects associated with the Certificates and the Notes, but do not address Interest Carry-Forward Amounts. The ratings on the Notes do not constitute statements regarding the possibility that the Noteholders might realize a lower than anticipated yield. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

PROSPECTUS
                            Asset-Backed Certificates
                               Asset-Backed Notes
                              (Issuable in Series)

                   Bear Stearns Asset Backed Securities, Inc.
                                   (Depositor)

         Bear Stearns Asset Backed Securities, Inc. (the "Depositor") may offer from time to time under this Prospectus and related Prospectus Supplements the Asset-Backed Certificates (the "Certificates") and the Asset-Backed Notes (the "Notes" and, together with the Certificates, the "Securities"), which may be sold from time to time in one or more series (each, a "Series").

         As specified in the related Prospectus Supplement, the Certificates of a Series will evidence undivided interests in certain assets deposited into a trust (each, a "Trust Fund") by the Depositor pursuant to a Pooling and Servicing Agreement or a Trust Agreement, as described herein. As specified in the related Prospectus Supplement, the Notes of a Series will be issued and secured pursuant to an Indenture and will represent indebtedness of the related Trust Fund. The Trust Fund for a Series of Securities will include assets purchased from the seller or sellers specified in the related Prospectus Supplement (collectively, the "Seller") composed of (a) Primary Assets, which may include one or more pools of (i) closed-end and/or revolving home equity loans (the "Mortgage Loans"), secured generally by subordinate liens on one- to four-family residential or mixed-use properties, (ii) home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts"), which are either unsecured or secured generally by subordinate liens on one- to four-family residential or mixed-use properties, or by purchase money security interests in the home improvements financed thereby (the "Home Improvements") and (iii) securities backed or secured by Mortgage Loans and/or Home Improvement Contracts, (b) all monies due thereunder net, if and as provided in the related Prospectus Supplement, of certain amounts payable to the servicer of the Mortgage Loans and/or Home Improvement Contracts (collectively, the "Loans"), which servicer may also be the Seller, specified in the related Prospectus Supplement (the "Servicer"), (c) if specified in the related Prospectus Supplement, funds on deposit in one or more pre-funding accounts and/or capitalized interest accounts and (d) reserve funds, letters of credit, surety bonds, insurance policies or other forms of credit support as described herein and in the related Prospectus Supplement. (cover continued on next page)

  NOTES OF A GIVEN SERIES REPRESENT OBLIGATIONS OF, AND CERTIFICATES OF A GIVEN SERIES EVIDENCE BENEFICIAL INTERESTS IN, THE RELATED TRUST FUND ONLY AND ARE
     NOT GUARANTEED BY ANY GOVERNMENTAL AGENCY OR BY THE DEPOSITOR, THE SEL-LER, THE TRUSTEES,THE SERVICER OR BY ANY OF THEIR RESPECTIVE AFFILIATES
      OR, UNLESS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT,
         BY ANY OTHER PERSON OR ENTITY. THE DEPOSITOR'S ONLY OBLIGATIONS
          WITH RESPECT TO ANY SERIES OF SECURITIES WILL BE PURSUANT TO
               CERTAIN REPRESENTATIONS AND WARRANTIES SET FORTH IN
                    THE RELATED AGREEMENT AS DESCRIBED HEREIN
                    OR IN THE RELATED PROSPECTUS SUPPLEMENT.
                            ------------------------

 See "Risk Factors" beginning on page 9 for certain factors to be considered in purchasing the securities.
                            ------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS OR THE PROSPECTUS SUPPLEMENT. ANY REPRE-
                SENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

         The Securities offered by this Prospectus and by the related Prospectus Supplement are offered by Bear, Stearns & Co. Inc. and the other underwriters set forth in the related Prospectus Supplement, if any, subject to prior sale, to withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by Bear, Stearns & Co. Inc. and the other underwriters, if any, and certain further conditions. Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Securities offered hereby unless accompanied by a Prospectus Supplement.

                            ------------------------
                            Bear, Stearns & Co. Inc.
                                  June 4, 1998

(continued from previous page)

         Each Series of Securities will be issued in one or more classes (each, a "Class"). Interest on and principal of the Securities of a Series will be payable on each Distribution Date specified in the related Prospectus Supplement at the times, at the rates, in the amounts and in the order of priority set forth in the related Prospectus Supplement.

         If a Series includes multiple Classes, such Classes may vary with respect to the amount, percentage and timing of distributions of principal, interest or both and one or more Classes may be subordinated to other Classes with respect to distributions of principal, interest or both as described herein and in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Primary Assets and other assets comprising the Trust Fund may be divided into one or more Asset Groups and each Class of the related Series will evidence beneficial ownership of the corresponding Asset Group, as applicable.

         The rate of reduction of the aggregate principal balance of each Class of a Series may depend upon the rate of payment (including prepayments) with respect to the Loans or, in the case of Private Securities, Underlying Loans, as applicable. In such a case, a rate of prepayment lower or higher than anticipated will affect the yield on the Securities of a Series in the manner described herein and in the related Prospectus Supplement. Under certain limited circumstances described herein and in the related Prospectus Supplement, a Series of Securities may be subject to termination or redemption under the circumstances described herein and in the related Prospectus Supplement.

         If specified in the related Prospectus Supplement, an election may be made to treat certain assets comprising the Trust Fund for a Series as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. See "Certain Federal Income Tax Considerations" herein.

                              PROSPECTUS SUPPLEMENT

         The Prospectus Supplement relating to a Series of Securities to be offered hereunder will, among other things, set forth with respect to such Series of Securities: (i) the aggregate principal amount, interest rate and authorized denominations of each Class of such Securities; (ii) certain information concerning the Primary Assets, the Seller and any Servicer; (iii) the terms of any Enhancement with respect to such Series; (iv) the terms of any insurance related to the Primary Assets; (v) information concerning any other assets in the related Trust Fund, including any Reserve Fund; (vi) the Final Scheduled Distribution Date of each Class of such Securities; (vii) the method to be used to calculate the amount of principal required to be applied to the Securities of each Class of such Series on each Distribution Date, the timing of the application of principal and the order of priority of the application of such principal to the respective Classes and the allocation of principal to be so applied; (viii) the Distribution Dates and any Assumed Reinvestment Rate;
(ix) additional information with respect to the plan of distribution of such Securities; and (x) whether a REMIC election will be made with respect to some or all of the assets included in the Trust Fund for such Series.

                               REPORTS TO HOLDERS

         Periodic and annual reports concerning the related Trust Fund for a Series of Securities are required under the related Agreement to be forwarded to Holders. Unless otherwise specified in the related Prospectus Supplement, such reports will not be examined and reported on by an independent public accountant. If so specified in the Prospectus Supplement for a Series of Securities, such Series or one or more Classes of such Series will be issued in book-entry form. In such event, (i) owners of beneficial interests in such Securities will not be considered "Holders" under the related Agreements and will not receive such reports directly with respect to the related Trust Fund; rather, such reports will be furnished to such owners through the participants and indirect participants of the applicable book-entry system, and (ii) references herein to the rights of "Holders" shall refer to the rights of such owners as they may be exercised indirectly through such participants. See "The Agreements--Reports to Holders" herein.

                              AVAILABLE INFORMATION

         The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Office located as follows: Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. The Commission also maintains a Web site at http://www.sec.gov from which such Registration Statement and exhibits may be obtained.

         Each Trust Fund will be required to file certain reports with the Commission pursuant to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Depositor intends to cause each Trust Fund to suspend filing such reports if and when such reports are no longer required under the Exchange Act.

         No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents subsequently filed by or on behalf of the Trust Fund referred to in the accompanying Prospectus Supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of any offering of the Securities issued by such Trust Fund shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein or in the accompanying Prospectus Supplement or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Depositor on behalf of any Trust Fund will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to the Depositor at 245 Park Avenue, New York, New York 10167.

                                SUMMARY OF TERMS

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Securities contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Securities of such Series. Capitalized terms used and not otherwise defined herein or in the related Prospectus Supplement shall have the meanings set forth in the "Glossary of Terms" herein.

Securities Offered...............................  Asset-Backed Certificates (the "Certificates") and/or
                                                   Asset-Backed Notes (the "Notes"). Certificates are issuable from time to time in Series pursuant to a Pooling and Servicing
                                                   Agreement or Trust Agreement, as the case may be. Each
                                                   Certificate of a Series will evidence an interest in the Trust
                                                   Fund for such Series, or in an Asset Group specified in the related Prospectus Supplement. Notes are issuable from time to time in Series pursuant to an Indenture. Each Series of
                                                   Securities will consist of one or more Classes, one or more of which may be Classes of Compound Interest Securities, Planned
                                                   Amortization Class ("PAC") Securities, Variable Interest
                                                   Securities, Zero Coupon Securities, Principal Only Securities,
                                                   Interest Only Securities, Participating Securities, Senior
                                                   Securities or Subordinated Securities. Each Class may differ in, among other things, the amounts allocated to and the priority of principal and interest payments, Final Scheduled Distribution
                                                   Dates, Distribution Dates and interest rates. The Securities of each Class will be issued in fully registered form in the
                                                   denominations specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the
                                                   Securities or certain Classes of such Securities offered thereby may be available in book-entry form only.

Depositor........................................  Bear Stearns Asset Backed Securities, Inc. (the "Depositor") was
                                                   incorporated in the State of Delaware in June 1995, and is a wholly-owned, special purpose subsidiary of The Bear Stearns
                                                   Companies Inc. None of The Bear Stearns Companies Inc., the
                                                   Depositor, the Servicer, any Trustee, the Seller or any
                                                   affiliate of the foregoing has guaranteed or is otherwise
                                                   obligated with respect to the Securities of any Series. See "The
                                                   Depositor."

Interest Payments................................  Interest payments on the Securities of a Series entitled by their terms to receive interest will be made on each
                                                   Distribution Date, to the extent set forth in, and at the
                                                   applicable rate specified in (or determined in the manner set forth in), the related Prospectus Supplement. The interest rate on Securities of a Series may be variable or change with changes in the rates of interest on the related Loans or Underlying
                                                   Loans relating to the Private Securities, as

                                                   applicable, and/or as prepayments occur with respect to such
                                                   Loans or Underlying Loans, as applicable. Interest Only
                                                   Securities may be assigned a Notional Amount set forth in the related Prospectus Supplement, which is used solely for
                                                   convenience in expressing the calculation of interest and for certain other purposes and does not represent the right to receive any distributions allocable to principal. Principal Only
                                                   Securities may not be entitled to receive any interest payments or may be entitled to receive only nominal interest payments.
                                                   Interest payable on the Securities of a Series on a Distribution
                                                   Date will include all interest accrued during the period
                                                   specified in the related Prospectus Supplement. See "Description of the Securities--Payments of Interest."

Principal Payments...............................  All payments of principal of a Series of Securities will be made in an aggregate amount determined as set forth in the related
                                                   Prospectus Supplement, and will be paid at the times, allocated among the Classes of such Series in the order and amounts and applied either on a pro rata or a random lot basis among all
                                                   Securities of any such Class, all as specified in the related
                                                   Prospectus Supplement.

Final Scheduled
  Distribution Date
  of the Securities..............................  The Final Scheduled Distribution Date with respect to (i) each
                                                   Class of Notes is the date not later than which principal of the
                                                   Notes will be fully paid and (ii) each Class of Certificates is the date after which no Certificates of such Class are expected to remain outstanding, in each case calculated on the basis of the assumptions applicable to such Series described in the related Prospectus Supplement. The Final Scheduled Distribution
                                                   Date of a Class may equal the maturity date of the Primary Asset in the related Trust Fund that has the latest stated maturity, or will be determined as described herein and in the related
                                                   Prospectus Supplement.

                                                   The actual final Distribution Date of the Securities of a Series will, to the extent described in the related Prospectus
                                                   Supplement, depend upon the rate of payment (including
                                                   prepayments, liquidations due to default, the receipt of
                                                   proceeds from casualty Insurance Policies and repurchases) of the Loans or Underlying Loans relating to the Private
                                                   Securities, as applicable, in the related Trust Fund. Unless otherwise specified in the related Prospectus Supplement, the actual final Distribution Date of any Security is likely to occur earlier and may occur substantially earlier or may occur later than its Final Scheduled Distribution Date as a result of the application of prepayments to the reduction of the principal balances of the Securities and as a result of

                                                   defaults on the Primary Assets. The rate of payments on the
                                                   Loans or Underlying Loans relating to the Private Securities, as applicable, in the Trust Fund for a Series will depend on a variety of factors, including certain characteristics of such
                                                   Loans or Underlying Loans, as applicable, and the prevailing level of interest rates from time to time, as well as on a variety of economic, demographic, tax, legal, social and other factors. No assurance can be given as to the actual prepayment experience with respect to a Series. See "Risk Factors--Yield
                                                   May Vary" and "Description of the Securities--Weighted Average
                                                   Life of the Securities" herein.

Optional Termination.............................  One or more Classes of Securities of any Series may be redeemed or repurchased in whole or in part, at the Depositor's or the
                                                   Servicer's option, at such time and under the circumstances specified in the related Prospectus Supplement, at the price set forth therein. If so specified in the related Prospectus
                                                   Supplement for a Series of Securities, the Depositor, the
                                                   Servicer or such other entity that is specified in the related
                                                   Prospectus Supplement may, at its option, cause an early
                                                   termination of the related Trust Fund by repurchasing all of the
                                                   Primary Assets remaining in the Trust Fund on or after a
                                                   specified date, or on or after such time as the aggregate
                                                   principal balance of the Securities of the Series or the Primary
                                                   Assets relating to such Series, as specified in the related
                                                   Prospectus Supplement, is less than the amount or percentage specified in the related Prospectus Supplement. See "Description of the Securities--Optional Redemption, Purchase or
                                                   Termination."

                                                   In addition, the related Prospectus Supplement may provide other circumstances under which Holders of Securities of a Series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related Primary Assets.

The Trust Fund...................................  The Trust Fund for a Series of Securities will consist of one or more of the assets described below, as described in the related
                                                   Prospectus Supplement.

  A.  Primary Assets.............................  The Primary Assets for a Series may consist of any combination of the following assets, to the extent and as specified in the related Prospectus Supplement. The Primary Assets will be
                                                   purchased from the Seller or may be purchased by the Depositor in the open market or in privately negotiated transactions, including transactions with entities affiliated with the
                                                   Depositor.

     (1)  Loans..................................  Primary Assets for a Series will consist, in whole or in part, of Loans. Some Loans may be delinquent or

                                                   non-performing as specified in the related Prospectus
                                                   Supplement. Loans may be originated by or acquired from an affiliate of the Depositor, and an affiliate of the Depositor may be an obligor with respect to any such Loan. The Loans will be conventional contracts or contracts insured by the Federal
                                                   Housing Administration (the "FHA") or partially guaranteed by the Veterans Administration (the "VA"). See "The Trust
                                                   Funds--The Loans" for a discussion of such guarantees. To the extent provided in the related Prospectus Supplement, additional
                                                   Loans may be periodically added to the Trust Fund, or may be removed from time to time if certain asset value tests are met, as described in the related Prospectus Supplement.

                                                   The "Loans" for a Series will consist of (i) closed-end home equity loans (the "Closed-End Loans") and/or revolving home equity loans or certain balances therein (the "Revolving Credit
                                                   Line Loans" and, together with the Closed-End Loans, the
                                                   "Mortgage Loans") and (ii) home improvement installment sales contracts and installment loan agreements (the "Home Improvement
                                                   Contracts"). The Mortgage Loans and the Home Improvement
                                                   Contracts are collectively referred to herein as the "Loans."
                                                   The Loans may, as specified in the related Prospectus
                                                   Supplement, have various payment characteristics, including balloon or other irregular payment features, and may accrue interest at a fixed rate or an adjustable rate.

                                                   As specified in the related Prospectus Supplement, the Mortgage
                                                   Loans will, and the Home Improvement Contracts may, be secured by mortgages and deeds of trust or other similar security
                                                   instruments creating a lien on the related Mortgaged Property, which may be subordinated to one or more senior liens on the
                                                   Mortgaged Property as described in the related Prospectus
                                                   Supplement. As specified in the related Prospectus Supplement,
                                                   Home Improvement Contracts may be unsecured or secured by
                                                   purchase money security interests in the Home Improvements financed thereby. The Mortgaged Properties and the Home
                                                   Improvements are collectively referred to herein as the
                                                   "Properties."

                                                   The related Prospectus Supplement will describe certain
                                                   characteristics of the Loans for a Series including, without limitation and to the extent relevant: (i) the aggregate unpaid
                                                   Principal Balance of the Loans (or the aggregate unpaid
                                                   Principal Balance included in the Trust Fund for the related
                                                   Series); (ii) the range and weighted average Loan Rate on the
                                                   Loans and in the case of adjustable rate Loans, the range and weighted average of the Current Loan Rates and the Lifetime Rate
                                                   Caps, if any; (iii) the range and the

                                                   average outstanding Principal Balance of the Loans; (iv) the weighted average original and remaining term-to-stated maturity of the Loans and the range of original and remaining
                                                   terms-to-stated maturity, if applicable; (v) the range and
                                                   Combined Loan-to-Value Ratios or Loan-to-Value Ratios, as
                                                   applicable, of the Loans, computed in the manner described in the related Prospectus Supplement; (vi) the percentage (by
                                                   Principal Balance as of the Cut-off Date) of Loans that accrue interest at adjustable or fixed interest rates; (vii) any
                                                   enhancement relating to the Loans; (viii) the percentage (by
                                                   Principal Balance as of the Cut-off Date) of Loans that are secured by Mortgaged Properties or Home Improvements, or that are unsecured; (ix) the geographic distribution of any Mortgaged
                                                   Properties securing the Loans; (x) the use and type of each
                                                   Property securing a Loan; (xi) the lien priority of the Loans;
                                                   (xii) the delinquency status and year of origination of the
                                                   Loans; (xiii) whether such Loans are Closed-End Loans and/or
                                                   Revolving Credit Line Loans; and (xiv) in the case of Revolving
                                                   Credit Line Loans, the general payment and credit line features of such Loans and other pertinent features thereof.

     (2)  Private Securities.....................  Primary Assets for a Series may consist, in whole or in part, of
                                                   Private Securities, which include (i) pass-through certificates representing beneficial interests in loans of the type that would otherwise be eligible to be Loans (the "Underlying Loans")
                                                   or (ii) collateralized obligations secured by Underlying Loans.
                                                   Such pass-through certificates or collateralized obligations will have previously been (i) offered and distributed to the public pursuant to an effective registration statement or (ii)
                                                   purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of such securities at the time of sale (nor an affiliate thereof at any time during the three preceding months); provided, that a period of three years has elapsed since the later of the date such securities were acquired from the related issuer or an affiliate thereof. Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Private Securities themselves will not be, so insured or guaranteed. See "The Trust
                                                   Funds--Private Securities." Unless otherwise specified in the
                                                   Prospectus Supplement relating to a Series of Securities,
                                                   payments on the Private Securities will be distributed directly to the related PS Trustee as registered owner of such Private
                                                   Securities.

                                                   The related Prospectus Supplement for a Series will specify (on an approximate basis, as described above, and as of the date specified in the related Prospectus Supplement), to the

                                                   extent relevant and to the extent such information is reasonably available to the Depositor and the Depositor reasonably believes such information to be reliable: (i) the aggregate approximate principal amount and type of any Private Securities to be
                                                   included in the Trust Fund for such Series; (ii) certain
                                                   characteristics of the Underlying Loans, including (a) the payment features of such Underlying Loans (i.e., whether they are Closed-End Loans and/or Revolving Credit Line Loans, whether they are fixed rate or adjustable rate and whether they provide for fixed level payments, negative amortization or other payment features), (b) the approximate aggregate principal amount of such Underlying Loans that are insured or guaranteed by a
                                                   governmental entity, (c) the servicing fee or range of servicing fees with respect to such Underlying Loans (d) the minimum and maximum stated maturities of such Underlying Loans at
                                                   origination, (e) the lien priority of such Underlying Loans and
                                                   (f) the delinquency status and year of origination of such
                                                   Underlying Loans; (iii) the maximum original term-to-stated
                                                   maturity of the Private Securities; (iv) the weighted average term-to-stated maturity of the Private Securities; (v) the pass-through or certificate rate or ranges thereof for the
                                                   Private Securities; (vi) the sponsor or depositor of the Private
                                                   Securities (the "PS Sponsor"), the servicer of the Private
                                                   Securities (the "PS Servicer") and the trustee of the Private
                                                   Securities (the "PS Trustee"); (vii) certain characteristics of enhancement, if any, such as reserve funds, insurance policies, letters of credit or guarantees, relating to the Loans
                                                   underlying the Private Securities, or to such Private Securities themselves; (viii) the terms on which the Underlying Loans may or are required to be repurchased prior to stated maturity; and
                                                   (ix) the terms on which substitute Underlying Loans may be delivered to replace those initially deposited with the PS
                                                   Trustee. See "The Trust Funds--Additional Information" herein.

  B.  Collection and
        Distribution Accounts....................  Unless otherwise provided in the related Prospectus Supplement, all payments on or in respect of the Primary Assets for a Series will be remitted directly to an account (each, a "Collection
                                                   Account") to be established for such Series with the Trustee or the Servicer, in the name of the Trustee. Unless otherwise provided in the related Prospectus Supplement, the applicable
                                                   Trustee shall be required to apply a portion of
                                                   the amount in the Collection Account, together with reinvestment earnings from eligible investments specified in the related
                                                   Prospectus Supplement, to the payment of certain amounts payable to the Servicer under the related Agreement and any other person specified in the Prospectus Supplement, and to deposit a portion of

                                                   the amount in the Collection Account into a separate account
                                                   (each, a "Distribution Account") to be established for such
                                                   Series, each in the manner and at the times specified in the related Prospectus Supplement. All amounts deposited into such
                                                   Distribution Account(s) will be available, unless otherwise specified in the related Prospectus Supplement, for (i)
                                                   application to the payment of principal of and interest on such
                                                   Series of Securities on the next Distribution Date, (ii) the making of adequate provision for future payments on certain
                                                   Classes of Securities and (iii) any other purpose specified in the related Prospectus Supplement. After applying the funds in the Collection Account as described above, any funds remaining in the Collection Account may be paid over to the Servicer, the
                                                   Depositor, any provider of Enhancement with respect to such
                                                   Series (an "Enhancer") or any other person entitled thereto in the manner and at the times specified in the related Prospectus
                                                   Supplement.

   C.  Pre-Funding and
         Capitalized Interest
         Accounts................................  If specified in the related Prospectus Supplement, a Trust Fund will include one or more segregated trust accounts (each, a
                                                   "Pre-Funding Account") established and maintained with the
                                                   Trustee of the Trust Fund for the related Series (the
                                                   "Trustee"). If so specified, on the Closing Date for such
                                                   Series, a portion of the proceeds of the sale of the Securities of such Series (such amount, the "Pre-Funded Amount") will be deposited into the Pre-Funding Account and may be used to
                                                   purchase additional Primary Assets during the period of time specified in the related Prospectus Supplement (the "Pre-Funding
                                                   Period"). The Primary Assets to be so purchased generally will be selected on the basis of the same criteria as those used to select the initial Primary Assets, and the same representations and warranties will be made with respect thereto. If any
                                                   Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Pre-Funding Period, such amount will be
                                                   applied in the manner specified in the related Prospectus
                                                   Supplement to prepay the Notes and/or the Certificates of the applicable Series.

                                                   If a Pre-Funding Account is established, one or more segregated trust accounts (each, a "Capitalized Interest Account") may be established and maintained with the Trustee for the related
                                                   Series. On the related Closing Date, a portion of the proceeds of the sale of the Securities of such Series will be deposited into the Capitalized Interest Account and used to fund the excess, if any, of (i) the sum of (a) the amount of interest accrued on the Securities of
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                                       11

                                                   such Series and (b) if specified in the related Prospectus
                                                   Supplement, certain fees or expenses during the Pre-Funding
                                                   Period such as trustee fees and credit enhancement fees, over
                                                   (ii) the amount of interest available therefor from the Primary
                                                   Assets in the Trust Fund. Any amounts on deposit in the
                                                   Capitalized Interest Account at the end of the Pre-Funding
                                                   Period that are not necessary for such purposes will be
                                                   distributed as specified in the related Prospectus Supplement.

Enhancement......................................  If stated in the Prospectus Supplement relating to a Series, the
                                                   Depositor will obtain an irrevocable letter of credit, surety bond, insurance policy (each, a "Security Policy") or other form of credit support (collectively, "Enhancement") in favor of the applicable Trustee on behalf of the Holders of such Series and any other person specified in such Prospectus Supplement from an institution acceptable to the rating agency or agencies
                                                   identified in the related Prospectus Supplement as rating such
                                                   Series of Securities (each, a "Rating Agency") for the purposes specified in such Prospectus Supplement. The Enhancement will support the payments on the Securities and may be used for other purposes, to the extent and under the conditions specified in such Prospectus Supplement. See "Enhancement."

                                                   Enhancement for a Series may include one or more of the
                                                   following types of Enhancement, or such other type of
                                                   Enhancement specified in the related Prospectus Supplement.

    A.  Subordinate
          Securities.............................  If stated in the related Prospectus Supplement, Enhancement for a Series may consist of one or more Classes of Subordinated
                                                   Securities. The rights of the related Subordinated
                                                   Securityholders to receive distributions on any Distribution
                                                   Date will be subordinate in right and priority to the rights of
                                                   Holders of Senior Securities of the Series, but only to the extent described in the related Prospectus Supplement.

    B.  Insurance................................  If stated in the related Prospectus Supplement, Enhancement for a Series may consist of special hazard Insurance Policies, bankruptcy bonds and other types of insurance supporting
                                                   payments on the Securities.

    C.  Reserve Funds............................  If stated in the Prospectus Supplement, the Depositor may deposit cash, a letter or letters of credit, short-term
                                                   investments, or other instruments acceptable to the Rating
                                                   Agencies in one or more reserve funds to be established in the name of the applicable Trustee (each, a "Reserve

                                                   Fund"), which will be used, as specified in such Prospectus
                                                   Supplement, by such Trustee to make required payments of
                                                   principal of or interest on the Securities of such Series, to make adequate provision for future payments on such Securities, or for any other purpose specified in the Agreement with respect to such Series, to the extent that funds are not otherwise available. In the alternative or in addition to such deposit, a
                                                   Reserve Fund for a Series may be funded through application of all or a portion of the excess cash flow from the Primary Assets for such Series, to the extent described in the related
                                                   Prospectus Supplement.

    D.  Minimum Principal
          Payment Agreement......................  If stated in the Prospectus Supplement relating to a Series of
                                                   Securities, the Depositor will enter into a minimum principal payment agreement (the "Minimum Principal Payment Agreement")
                                                   with an entity meeting the criteria of the Rating Agencies, pursuant to which such entity will provide funds in the event that aggregate principal payments on the Primary Assets for such
                                                   Series are not sufficient to make certain payments, as provided in the related Prospectus Supplement. See "Enhancement--Minimum
                                                   Principal Payment Agreement."

    E.  Deposit Agreement........................  If stated in the related Prospectus Supplement, the Depositor and the applicable Trustee will enter into a guaranteed
                                                   investment contract or an investment agreement (the "Deposit
                                                   Agreement") pursuant to which all or a portion of the amounts held in the Collection Account, the Distribution Account(s) or
                                                   in any Reserve Fund will be invested with the entity specified in such Prospectus Supplement. Such Trustee will be entitled to withdraw amounts so invested, plus interest at a rate equal to the Assumed Reinvestment Rate, in the manner specified in such
                                                   Prospectus Supplement. See "Enhancement--Deposit Agreement."

Servicing........................................  The Servicer will be responsible for servicing, managing and making collections on the Loans for a Series. In addition, the
                                                   Servicer, if so specified in the related Prospectus Supplement, will act as custodian and will be responsible for maintaining custody of the Loans and related documentation on behalf of the
                                                   Trustee. Advances with respect to delinquent payments of
                                                   principal of or interest on a Loan will be made by the Servicer only to the extent described in the related Prospectus
                                                   Supplement. Such advances will be intended to provide liquidity only and, unless otherwise specified in the related Prospectus
                                                   Supplement, will be reimbursable to the Servicer from scheduled payments of principal and interest, late
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                                       13

                                                   collections, the proceeds of liquidation of the related Loans or other recoveries relating to such Loans (including any Insurance
                                                   Proceeds or payments from other credit support). In performing these functions, the Servicer will exercise the same degree of skill and care that it customarily exercises with respect to similar receivables or Loans owned or serviced by it. Under certain limited circumstances, the Servicer may resign or be removed, in which event either the Trustee or a third-party servicer will be appointed as successor servicer. The Servicer will receive a periodic fee as servicing compensation (the
                                                   "Servicing Fee") and may, as specified herein and in the related
                                                   Prospectus Supplement, receive certain additional compensation.
                                                   See "Servicing of Loans--Servicing Compensation and Payment of
                                                   Expenses" herein.

Federal Income
  Tax Considerations

    A.  Debt Securities and
          REMIC Residual
          Securities.............................  If (i) an election is made to treat all or a portion of a Trust
                                                   Fund for a Series as a "real estate mortgage investment conduit"
                                                   (a "REMIC") or (ii) so provided in the related Prospectus
                                                   Supplement, a Series of Securities will include one or more
                                                   Classes of taxable debt obligations under the Internal Revenue
                                                   Code of 1986, as amended (the "Code"). Stated interest with respect to such Classes of Securities will be reported by the related Holder in accordance with such Holder's method of
                                                   accounting except that, in the case of Securities constituting
                                                   "regular interests" in a REMIC ("Regular Interests"), such interest will be required to be reported on the accrual methods regardless of such Holder's usual method of accounting.
                                                   Securities that are Compound Interest Securities, Zero Coupon
                                                   Securities or Interest Only Securities will, and certain other
                                                   Classes of Securities may, be issued with original issue
                                                   discount that is not de minimis. In such cases, the related
                                                   Holder will be required to include original issue discount in gross income as it accrues, which may be prior to the receipt of cash attributable to such income. If a Security is issued at a premium, such Holder may be entitled to make an election to amortize such premium on a constant yield method.

                                                   In the case of a REMIC election, a Class of Securities may be treated as a REMIC "residual interest" (each, a "Residual
                                                   Interest"). A Holder of a Residual Interest will be required to include in its income its pro rata share of the taxable income of the REMIC. In certain circumstances, the Holder of a Residual
                                                   Interest may have REMIC taxable income or tax liability
                                                   attributable to REMIC taxable
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                                       14

                                                   income for a particular period in excess of cash distributions for such period or have an after-tax return that is less than the after-tax return on comparable debt instruments. In
                                                   addition, a portion (or, in some cases, all) of the income from a Residual Interest (i) may not be subject to offset by losses from other activities or investments, (ii) for a Holder that is subject to tax under the Code on unrelated business taxable income, may be treated as unrelated business taxable income and
                                                   (iii) for a foreign Holder, may not qualify for exemption from or reduction of withholding. In addition, (i) Residual Interests are subject to transfer restrictions and (ii) certain transfers of Residual Interests will not be recognized for federal income tax purposes. Further, individual Holders are subject to
                                                   limitations on the deductibility of expenses of the REMIC. See
                                                   "Certain Federal Income Tax Considerations."

    B.  Non-REMIC
          Pass-Through
          Securities.............................  If so specified in the related Prospectus Supplement, the Trust
                                                   Fund for a Series will be treated as a grantor trust and will not be classified as an association taxable as a corporation for federal income tax purposes, and Holders of Securities of such
                                                   Series ("Pass-Through Securities") will be treated as owning directly rights to receive certain payments of interest or principal, or both, on the Primary Assets held in the Trust Fund for such Series. All income with respect to a Stripped Security will be accounted for as original issue discount and, unless otherwise specified in the related Prospectus Supplement, will be reported by the applicable Trustee on an accrual basis, which may be prior to the receipt of cash associated with such income.

    C.  Owner Trust
          Securities.............................  If so specified in the Prospectus Supplement, the Trust Fund will be treated as a partnership for purposes of federal and state income tax. Each Noteholder, by the acceptance of a Note of a given Series, will agree to treat such Note as
                                                   indebtedness; and each Certificateholder, by the acceptance of a
                                                   Certificate of a given Series, will agree to treat the related
                                                   Trust Fund as a partnership in which such Certificateholder is a partner for federal income and state tax purposes. Alternative characterizations of such Trust Fund and such Certificates are possible, but would not result in materially adverse tax
                                                   consequences to Certificateholders. See "Certain Federal Income
                                                   Tax Considerations."

ERISA Considerations.............................  A fiduciary of any employee benefit plan or other retirement plan or arrangement subject to the Employee Retirement Income
                                                   Security Act of 1974, as amended
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                                       15

                                                   ("ERISA"), or the Code should carefully review with its own legal advisors whether the purchase or holding of Securities could give rise to a transaction prohibited or otherwise
                                                   impermissible under ERISA or the Code. Certain Classes of
                                                   Securities may not be transferred unless the applicable Trustee and the Depositor are furnished with a letter of representation or an opinion of counsel to the effect that such transfer will not result in a violation of the prohibited transaction
                                                   provisions of ERISA and the Code and will not subject the
                                                   applicable Trustee, the Depositor or the Servicer to additional obligations. See "Description of the Securities--General" and
                                                   "ERISA Considerations."

Legal Investment.................................  Unless otherwise specified in the related Prospectus Supplement,
                                                   Securities of each Series offered by this Prospectus and the related Prospectus Supplement will not constitute "mortgage related securities" under the Secondary Mortgage Market
                                                   Enhancement Act of 1984, as amended ("SMMEA"). Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Securities constitute legal investments for them. See "Legal Investment."

Use of Proceeds..................................  The Depositor will use the net proceeds from the sale of each
                                                   Series for one or more of the following purposes: (i) to
                                                   purchase the related Primary Assets, (ii) to repay indebtedness incurred to obtain funds to acquire such Primary Assets, (iii)
                                                   to establish any Reserve Funds described in the related
                                                   Prospectus Supplement and (iv) to pay costs of structuring and issuing such Securities, including the costs of obtaining
                                                   Enhancement, if any. If so specified in the related Prospectus
                                                   Supplement, the purchase of the Primary Assets for a Series will be effected by an exchange of Securities with the Seller of such
                                                   Primary Assets. See "Use of Proceeds."

Ratings..........................................  It will be a requirement for issuance of any Series that the
                                                   Securities offered by this Prospectus and the related Prospectus
                                                   Supplement be rated by at least one Rating Agency in one of its four highest applicable rating categories. The rating or ratings applicable to Securities of each Series offered hereby and by the related Prospectus Supplement will be as set forth in the related Prospectus Supplement. A securities rating should be evaluated independently of similar ratings on different types of securities. A securities rating is not a recommendation to buy, hold or sell securities, and does not address the effect that the rate of prepayments on Loans or Underlying Loans relating to
                                                   Private Securities, as applicable, for a Series may have on the yield to investors in the Securities of such
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                                       16

                                                   Series. See "Risk Factors--Ratings Are Not Recommendations."

                                  RISK FACTORS

         Investors should consider, among other things, the following factors in connection with the purchase of the Securities.

         No Secondary Market. There will be no market for the Securities of any Series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Holders with liquidity of investment or will continue for the life of the Securities of such Series. The underwriter(s) specified in the related Prospectus Supplement (the "Underwriters") expect to make a secondary market in the related Securities, but will have no obligation to do so.

         Primary Assets Are Only Source of Repayment. The Depositor does not have, nor is it expected to have, any significant assets. The Securities of a Series will be payable solely from the assets of the Trust Fund for such Securities. There will be no recourse to the Depositor or any other person for any default on or any failure to receive distributions on the Securities. Further, unless otherwise stated in the related Prospectus Supplement, at the times set forth in such Prospectus Supplement, certain Primary Assets and/or any balance remaining in the Collection Account or Distribution Account(s) immediately after making all payments due on the Securities of such Series and other payments specified in Securities Prospectus Supplement, may be promptly released or remitted to the Depositor, the Servicer, the Enhancer or any other person entitled thereto, and will no longer be available for making payments to Holders. Consequently, Holders of Securities of each Series must rely solely upon payments with respect to the Primary Assets and the other assets constituting the Trust Fund for a Series of Securities, including, if applicable, any amounts available pursuant to any Enhancement for such Series, for the payment of principal of and interest on the Securities of such Series.

         Holders of Notes will be required under the Indenture to proceed only against the Primary Assets and other assets constituting the related Trust Fund in the case of a default with respect to such Notes and may not proceed against any assets of the Depositor. There is no assurance that the market value of the Primary Assets or any other assets for a Series will at any time be equal to or greater than the aggregate principal amount of the Securities of such Series then outstanding, plus accrued interest thereon. Moreover, upon an Event of Default under the Indenture for a Series of Notes and a sale of the assets in the Trust Fund or upon a sale of the assets of a Trust Fund for a Series of Certificates, the Trustee under the related Indenture (the "Indenture Trustee"), the Servicer, if any, the Enhancer and any other service provider specified in the related Prospectus Supplement generally will be entitled to receive the proceeds of any such sale to the extent of unpaid fees and other amounts owing to such persons under the related Agreement prior to distributions to Holders of Securities. Upon any such sale, the proceeds thereof may be insufficient to pay in full the principal of and interest on the Securities of such Series.

         The only obligations, if any, of the Depositor with respect to the Securities of any Series will be pursuant to certain representations and warranties. See "The Agreements--Assignment of Primary Assets" herein. The Depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase Primary Assets with respect to which there has been a breach of any representation or warranty. If, for example, the Depositor were required to repurchase a Primary Asset, its only source of funds from which to make such repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator of the Primary Assets, the Servicer or the Seller, as the case may be, or from a Reserve Fund established to provide funds for such repurchases.

         Limited Protection Against Losses. Although any Enhancement is intended to reduce the risk of delinquent payments or losses to Holders of Securities entitled to the benefit thereof, the amount of such Enhancement will be limited, as set forth in the related Prospectus Supplement, and will decline and could be depleted under certain circumstances prior to the payment in full of the related Series of Securities, and as a result, Holders may suffer losses. See "Enhancement."

         Yield May Vary; Subordination. The yield to maturity experienced by a Holder of Securities may be affected by the rate of payment of principal of the Loans or Underlying Loans relating to the Private Securities, as applicable. The timing of principal payments on the Securities of a Series will be affected by a number of factors, including the following: (i) the extent of prepayments of the Loans or Underlying Loans relating to the Private Securities, as applicable, which prepayments may be influenced by a variety of factors; (ii) the manner of allocating principal payments among the Classes of Securities of a Series as specified in the related Prospectus Supplement; (iii) the exercise by the party entitled thereto of any right of optional termination; and (iv) in the case of Trust Funds comprised of Revolving Credit Line Loans, any provisions in the related Agreement described in the applicable Prospectus Supplement respecting any non-amortization, early amortization or scheduled amortization period. See "Description of the Securities--Weighted Average Life of Securities." Prepayments may also result from repurchases of Loans or Underlying Loans, as applicable, due to material breaches of the Seller's or the Depositor's warranties.

         Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month prior to a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Security were to accrue through the day immediately preceding each Distribution Date, and the effective yield (at par) to Holders will be less than the indicated coupon rate. See "Description of the Securities--Payments of Interest."

         The rights of Subordinated Securityholders to receive distributions to which they would otherwise be entitled with respect to the Trust Fund will be subordinate to the rights of the Servicer and the Holders of Senior Securities, to the extent described in the related Prospectus Supplement. As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the Subordinated Securities.

         Balloon Payments. Certain of the Loans as of the related Cut-off Date may not be fully amortizing over their terms to maturity, and thus will require substantial principal payments (i.e., balloon payments) at their stated maturity. Loans with balloon payments involve a greater degree of risk because the ability of a borrower to make a balloon payment typically will depend upon such borrower's ability either to timely refinance the related Loan or to timely sell the related Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Property, the financial condition of the borrower and tax laws. Losses on such Loans that are not otherwise covered by the credit enhancement described in the applicable Prospectus Supplement will be borne by the Holders of one or more Classes of Securities of the related Series.

         Property Values May Be Insufficient. If the Mortgage Loans in a Trust Fund are primarily junior liens subordinate to the rights of the mortgagee under the related senior mortgage or mortgages, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such junior mortgage only to the extent that the claims of such senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the Property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy the senior mortgages or make payments due to the senior mortgagees.

         There are several factors that could adversely affect the value of Properties such that the outstanding balance of the related Loan, together with any senior financing on the Properties, would equal or exceed the value of the Properties. Among the factors that could adversely affect the value of the Properties are an overall decline in the residential real estate market in the areas in which the Properties are located or a decline in the general condition of the Properties as a result of failure of borrowers to maintain adequately the Properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. Any such decline could extinguish the value of a junior interest in a Property before having any effect on the related senior interest therein. If such a decline occurs, the actual rates of delinquencies, foreclosure and losses on the junior Loans could be higher than those currently experienced in the mortgage lending industry in general.

         Risks relating to Certain Geographic Regions where Mortgage Loans may be Concentrated. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. The Mortgage Loans underlying certain Series of Securities may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration.

         Book-Entry Registration. If Securities are issued in book-entry form, such registration may reduce the liquidity of such Securities in the secondary trading market, since investors may be unwilling to purchase Securities for which they cannot obtain physical certificates. Since transactions in book-entry Securities can be effected only through the Depository Trust Company ("DTC"), participating organizations, Financial Intermediaries and certain banks, the ability of a Holder to pledge a book-entry Security to persons or entities that do not participate in the DTC system may be limited due to lack of a physical certificate representing such Securities. Security Owners will not be recognized as Holders as such term is used in the related Agreement, and Security Owners will be permitted to exercise the rights of Holders only indirectly through DTC and its Participants.

         In addition, Holders may experience some delay in their receipt of distributions of principal of and interest on book-entry Securities, since distributions are required to be forwarded by the applicable Trustee to DTC and DTC will then be required to credit such distributions to the accounts of Depository participants, which thereafter will be required to credit them to the accounts of Holders either directly or indirectly through Financial Intermediaries.

         Pre-Funding May Adversely Affect Investment. If a Trust Fund includes a Pre-Funding Account and the Principal Balance of additional Loans delivered to the Trust Fund during the Pre-Funding Period is less than the original Pre-Funded Amount, the Holders of the Securities of the related Series will receive a prepayment of principal as and to the extent described in the related Prospectus Supplement. Any such principal prepayment may adversely affect the yield to maturity of the applicable Securities. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors will be able to reinvest such a prepayment at yields equaling or exceeding the yields on the related Securities. It is possible that the yield on any such reinvestment will be lower, and may be significantly lower, than the yield on the related Securities.

         The ability of a Trust Fund to invest in subsequent Loans during the related Pre-Funding Period will be dependant on the ability of the Seller to originate or acquire Loans that satisfy the requirements for transfer to the Trust Fund. The ability of the Seller to originate or acquire such Loans will be affected by a variety of social and economic factors, including the prevailing level of market interest rates, unemployment levels and consumer perceptions of general economic conditions.

         Although subsequent Loans must satisfy the characteristics described in the related Prospectus Supplement and generally must be selected on the basis of the same criteria as those used to select the initial Loans, such Loans may have been originated more recently than the Loans originally transferred to the Trust Fund and may be of a lesser credit quality. As a result, the addition of subsequent Loans may adversely affect the performance of the related Securities.

         Bankruptcy Risks. Federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the related debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the related mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Loans underlying a Series of Securities and possible reductions in the aggregate amount of such payments.

         Consequences of Owning Original Issue Discount Securities. Debt Securities that are Compound Interest Securities will be, and certain of the Debt Securities may be, issued with original issue discount for federal income tax purposes. A Holder of Debt Securities issued with original issue discount will be required to include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income. Accrued but unpaid interest on the Debt Securities that are Compound Interest Securities generally will be treated as having original issue discount for this purpose. See "Certain Federal Income Tax Considerations--Interest and Acquisition Discount" herein.

         REMIC-Related Risks. Holders of Residual Interest Securities will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Certain Federal Income Tax Considerations." Accordingly, under certain circumstances, Holders of Securities that constitute Residual Interest Securities may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. Individual Holders of Residual Interest Securities may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, Residual Interest Securities are subject to certain restrictions on transfer. Because of the special tax treatment of Residual Interest Securities, the taxable income arising in a given year on a Residual Security will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Interest Security may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. Additionally, prospective purchasers of a REMIC Residual Interest Security should be aware that the IRS recently finalized regulations that provide that a REMIC Residual Interest Security acquired after January 3, 1995 cannot be marked-to-market. Prospective purchasers of a REMIC Residual Interest Security should consult their tax advisors regarding the possible application of such regulations. See "Certain Federal Income Tax Considerations--Taxation of Holders of Residual Interest Securities--Mark to Market Rules."

         Unsecured Home Improvement and Other Loans. The Trust Fund for any Series may include Home Improvement Contracts that are not secured by an interest in real estate or otherwise. The Trust Fund for any Series may also include home equity contracts that were originated with Loan-to-Value Ratios or

Combined Loan-to-Value Ratios in excess of the value of the related Mortgaged Property pledged as security therefor. Under such circumstances, the Trust Fund for the related Series could be treated as a general unsecured creditor as to any unsecured portion of any such Loan. In the event of a default under a Loan that is unsecured in whole or in part, the related Trust Fund will have recourse only against the borrower's assets generally for the unsecured portion of the Loan, along with all other general unsecured creditors of the borrower. In a bankruptcy or insolvency proceeding relating to a borrower on any such Loan, the unsecured obligations of the borrower with respect to such Loan may be discharged, even though the value of the borrower's assets made available to the related Trust Fund as a general unsecured creditor is insufficient to pay amounts due and owning under the related Loan.

         Risk of Losses Associated with Adjustable Rate Loans. Adjustable rate Loans may be underwritten on the basis of an assessment that Mortgagors will have the ability to make payments in higher amounts after relatively short periods of time. In some instances, Mortgagors' income may not be sufficient to enable them to continue to make their loan payments as such payments increase and thus the likelihood of default will increase.

         Potential Liability For Environmental Conditions. Real property pledged as security to a lender may be subject to certain environmental risks. Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those subject to the Loans. The failure to comply with such laws and regulations may result in fines and penalties.

         In particular, under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of addressing hazardous substances on, in or beneath such property and related costs. Such liability could exceed the value of the property and the aggregate assets of the owner or operator. In addition, persons who transport or dispose of hazardous substances, or arrange for the transportation, disposal or treatment of hazardous substances, at off-site locations may also be held liable if there are releases or threatened releases of hazardous substances at such off-site locations.

         In addition, under the laws of some states and under the Federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), contamination of property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property.

         Under the laws of some states, and under CERCLA and the Federal Solid Waste Disposal Act, there is a possibility that a lender may be held liable as an "owner" or "operator" for costs of addressing releases or threatened releases of hazardous substances at a property, or releases of petroleum from an underground storage tank, under certain circumstances. See "Certain Legal Aspects of the Loans--Environmental Risks."

         Consumer Protection Laws May Affect Loans. Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicer to collect all or part of the principal of or interest on the Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the owner of the Loan to damages and administrative enforcement.

         The Loans are also subject to federal laws, including:

                  (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Loans;

                  (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

                  (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and

                  (iv) for loans that were originated or closed after November 7, 1989, the Home Equity Loan Consumer Protection Act of 1988, which requires additional application disclosures, limits changes that may be made to the loan documents without the borrower's consent and restricts a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

         The Riegle Act. Certain mortgage loans are subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act"), which incorporates the Home Ownership and Equity Protection Act of 1994. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. The provisions of the Riegle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specified statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

         The Home Improvement Contracts are also subject to the Preservation of Consumers' Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations (collectively, the "Holder in Due Course Rules"), which protect the homeowner from defective craftsmanship or incomplete work by a contractor. These laws permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The Holder in Due Course Rules have the effect of subjecting any assignee of the seller in a consumer credit transaction to all claims and defenses the obligor in the credit sale transaction could assert against the seller of the goods.

         Violations of certain provisions of these federal laws may limit the ability of the Servicer to collect all or part of the principal of or interest on the Loans and in addition, could subject the Trust Fund to damages and administrative enforcement. See "Certain Legal Aspects of the Loans."

         Contracts Will Not Be Stamped. In order to give notice of the right, title and interest of Holders to the Home Improvement Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor or the Seller identifying the applicable Trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the Trust Fund. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of such assignment, the interest of Holders in the Home Improvement Contracts could be defeated. See "Certain Legal Aspects of the Loans--The Home Improvement Contracts."

         Ratings Are Not Recommendations. It will be a condition to the issuance of a Series of Securities that they be rated in one of the four highest rating categories by the Rating Agencies identified in the related Prospectus Supplement. Any such rating would be based on, among other things, the adequacy of the value of the Primary Assets and any Enhancement with respect to such Series. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. There is also no assurance that any such rating will remain in effect for any given period of time or may not be lowered or withdrawn entirely by the Rating Agencies if in their judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Primary Assets, such rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of an Enhancer or a change in the rating of such Enhancer's long term debt.


                          DESCRIPTION OF THE SECURITIES

General

         Each Series of Notes will be issued pursuant to an indenture (each, an "Indenture") between the related Trust Fund and the entity named in the related Prospectus Supplement as Indenture Trustee with respect to such Series. A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Certificates will also be issued in Series pursuant to separate agreements (each, a "Pooling and Servicing Agreement" or a "Trust Agreement") among the Depositor, the Servicer, if the Series relates to Loans, and the Trustee. A form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. A Series may consist of both Notes and Certificates.

         The Seller may agree to reimburse the Depositor for certain fees and expenses of the Depositor incurred in connection with the offering of the Securities.

         The following summaries describe certain provisions in the Agreements common to each Series of Securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreements and the Prospectus Supplement relating to each Series of Securities. Where particular provisions or terms used in the Agreements are referred to, the actual provisions (including definitions of terms) are incorporated herein by reference as part of such summaries.

         Each Series of Securities will consist of one or more Classes of Securities, one or more of which may be Compound Interest Securities, Variable Interest Securities, PAC Securities, Zero Coupon Securities, Principal Only Securities, Interest Only Securities or Participating Securities. A Series may also include one or more Classes of Subordinated Securities. The Securities of each Series will be issued only in fully registered form, without coupons, in the authorized denominations for each Class specified in the related Prospectus Supplement. Upon satisfaction of the conditions, if any, applicable to a Class of a Series, as described in the related Prospectus Supplement, the transfer of the Securities may be registered and the Securities may be exchanged at the office of the applicable Trustee specified in the Prospectus Supplement without the payment of any service charge other than any tax or governmental charge payable in connection with such registration of transfer or exchange. If specified in the related Prospectus Supplement, one or more Classes of a Series may be available in book-entry form only.

         Unless otherwise provided in the related Prospectus Supplement, payments of principal of and interest on a Series of Securities will be made on the Distribution Dates specified in the Prospectus Supplement relating to such Series by check mailed to Holders of such Series, registered as such at the close of business on the record date specified in the related Prospectus Supplement applicable to such Distribution Dates at their addresses appearing on the security register, except that (a) payments may be made by wire transfer (at the expense of the Holder requesting payment by wire transfer) in certain circumstances described in the related Prospectus Supplement and (b) final payments of principal in retirement of each Security will be made only upon presentation and surrender of such Security at the office of the applicable Trustee specified in the Prospectus Supplement. Notice of the final payment on a Security will be mailed to the Holder of such Security before the Distribution Date on which the final principal payment on any Security is expected to be made to the Holder of such Security.

         Payments of principal of and interest on the Securities will be made by the applicable Trustee, or a paying agent on behalf of such Trustee, as specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, all payments with respect to the Primary Assets for a Series, together with reinvestment income thereon, amounts withdrawn from any Reserve Fund, and amounts available pursuant to any other Enhancement will be deposited directly into the Collection Account. If provided in the related Prospectus Supplement, such deposits may be net of certain amounts payable to the related Servicer and any other person specified in such Prospectus Supplement. Such amounts thereafter will be deposited into the Distribution Account(s) and will be available to make payments on the Securities of such Series on the next Distribution Date. See "The Trust Funds--Collection and Distribution Accounts."

Valuation of the Primary Assets

         If specified in the related Prospectus Supplement for a Series of Notes, each Primary Asset included in the related Trust Fund for a Series will be assigned an initial "Asset Value." Unless otherwise specified in the related Prospectus Supplement, at any time the Asset Value of the Primary Assets will be equal to the product of the Asset Value Percentage as set forth in the Indenture and the lesser of (a) the stream of remaining regularly scheduled payments on the Primary Assets, net, unless otherwise provided in the related Prospectus Supplement, of certain amounts payable as expenses, together with income earned on each such scheduled payment received through the day preceding the next Distribution Date at the Assumed Reinvestment Rate, if any, discounted to present value at the highest interest rate on the Notes of such Series over periods equal to the interval between payments on the Notes, and (b) the then-outstanding Principal Balance of the Primary Assets. Unless otherwise specified in the related Prospectus Supplement, the initial Asset Value of the Primary Assets will be at least equal to the principal amount of the Notes of the related Series at the date of issuance thereof.

         The "Assumed Reinvestment Rate," if any, for a Series will be the highest rate permitted by the Rating Agencies or a rate insured by means of a surety bond, guaranteed investment contract, Deposit Agreement or other arrangement satisfactory to the Rating Agencies. If the Assumed Reinvestment Rate is so insured, the related Prospectus Supplement will set forth the terms of such arrangement.

Payments of Interest

         The Securities of each Class by their terms entitled to receive interest will bear interest (calculated, unless otherwise specified in the related Prospectus Supplement, on the basis of a 360-day year of twelve 30-day months) from the date and at the per annum rate specified, or calculated in the method described, in the related Prospectus Supplement. Interest on such Securities of a Series will be payable on the Distribution Date specified in the related Prospectus Supplement. The rate of interest on Securities of a Series may be variable or may change with changes in the annual percentage rates of the Loans or Underlying Loans relating to the Private Securities, as applicable, included in the related Trust Fund and/or as prepayments occur with respect to such Loans or Underlying Loans, as applicable. Principal Only Securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on Zero Coupon Securities that is not paid on the related Distribution Date will accrue and be added to the principal thereof on such Distribution Date.

         Interest payable on the Securities on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month preceding a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Securities were to accrue through the day immediately preceding such Distribution Date.

Payments of Principal

         On each Distribution Date for a Series, principal payments will be made to the Holders of the Securities of such Series on which principal is then payable, to the extent set forth in the related Prospectus Supplement. Such payments will be made in an aggregate amount determined as specified in the related Prospectus Supplement and will be allocated among the respective Classes of a Series in the manner, at the times and in the priority (which may, in certain cases, include allocation by random lot) set forth in the related Prospectus Supplement.

Final Scheduled Distribution Date

         The Final Scheduled Distribution Date with respect to each Class of a Series of Notes is the date no later than which the principal thereof will be fully paid and with respect to each Class of a Series of Certificates will be the date on which the entire aggregate principal balance of such Class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to such Series described in the related Prospectus Supplement. The Final Scheduled Distribution Date for each Class of a Series will be specified in the related Prospectus Supplement. Since payments on the Primary Assets will be used to make distributions in reduction of the outstanding principal amount of the Securities, it is likely that the actual final Distribution Date of any such Class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date. Furthermore, with respect to a Series of Certificates, unless otherwise specified in the related Prospectus Supplement, as a result of delinquencies, defaults and liquidations of the Primary Assets in the Trust Fund, the actual final Distribution Date of any Certificate may occur later than its Final Scheduled Distribution Date. No assurance can be given as to the actual prepayment experience with respect to a Series. See "Weighted Average Life of the Securities" below.

Special Redemption

         If so specified in the Prospectus Supplement relating to a Series of Securities having other than monthly Distribution Dates, one or more Classes of Securities of such Series may be subject to special redemption, in whole or in part, on the day specified in the related Prospectus Supplement (the "Special Redemption Date") if, as a consequence of prepayments on the Loans or Underlying Loans, as applicable, relating to such Securities, or low yields then available for reinvestment, the entity specified in the related Prospectus Supplement determines, based on assumptions specified in the applicable Agreement, that the amount available for the payment of interest that will have accrued on such Securities (the "Available Interest Amount") through the designated interest accrual date specified in the related Prospectus Supplement is less than the amount of interest that will have accrued on such Securities to such date. In such event and as further described in the related Prospectus Supplement, the applicable Trustee will redeem a principal amount of outstanding Securities of such Series as will cause the Available Interest Amount to equal the amount of interest that will have accrued through such designated interest accrual date for such Series of Securities outstanding immediately after such redemption.

Optional Redemption, Purchase or Termination

         The Depositor or the Servicer may, at its option, redeem, in whole or in part, one or more Classes of Notes or purchase one or more Classes of Certificates of any Series, on any Distribution Date under the circumstances, if any, specified in the Prospectus Supplement relating to such Series. Alternatively, if so specified in the related Prospectus Supplement for a Series of Certificates, the Depositor, the Servicer, or another entity designated in the related Prospectus Supplement may, at its option, cause an early termination of a Trust Fund by repurchasing all of the Primary Assets from such Trust Fund on or after a date specified in the related Prospectus Supplement, or on or after such time as the aggregate outstanding principal amount of the Certificates or Primary Assets, as specified in the related Prospectus Supplement, is equal to or less than the amount or percentage specified in the related Prospectus Supplement. Notice of such redemption, purchase or termination must be given by the Depositor or the Trustee prior to the related date. The redemption, purchase or repurchase price will be set forth in the related Prospectus Supplement. If specified in the related Prospectus Supplement, in the event that a REMIC election has been made, the Trustee shall receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Code.

         In addition, the Prospectus Supplement may provide other circumstances under which Holders of Securities of a Series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related Primary Assets.

Weighted Average Life of the Securities

         Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. Unless otherwise specified in the related Prospectus Supplement, the weighted average life of the Securities of a Class will be influenced by the rate at which the amount financed under the Loans or Underlying Loans relating to the Private Securities, as applicable, included in the Trust Fund for a Series is paid, which may be in the form of scheduled amortization or prepayments.

         Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The Prospectus Supplement for a Series of Securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each Class of Securities of such Series and the percentage of the original principal amount of each Class of Securities of such Series that would be outstanding on specified Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Loans or Underlying Loans relating to the Private Securities, as applicable, included in the related Trust Fund are made at rates corresponding to various percentages of the prepayment standard or model specified in such Prospectus Supplement.

         There is, however, no assurance that prepayment of the Loans or Underlying Loans relating to the Private Securities, as applicable, included in the related Trust Fund will conform to any level of any prepayment standard or model specified in the related Prospectus Supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do other borrowers. The deductibility of mortgage interest payments, servicing decisions and other factors also affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the Loans or Underlying Loans either from time to time or over the lives of such Loans or Underlying Loans.

         The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the Loans or Underlying Loans relating to the Private Securities, as applicable, for a Series, such loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by such loans. In this regard, it should be noted that the Loans or Underlying Loans, as applicable, for a Series may have different interest rates. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Loans or Underlying Loans relating to the Private Securities, as applicable. If any Loans or Underlying Loans relating to the Private Securities, as applicable, for a Series have actual terms-to-stated maturity of less than those assumed in calculating the Final Scheduled Distribution Date of the related Securities, one or more Classes of the Series may be fully paid prior to their respective Final Scheduled Distribution Date, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate.


                                 THE TRUST FUNDS

General

         The Notes of each Series will be secured by the pledge of the assets of the related Trust Fund, and the Certificates of each Series will represent interests in the assets of the related Trust Fund. The Trust Fund of each Series will include assets purchased from the Seller composed of (i) the Primary Assets, (ii) amounts available from the reinvestment of payments on such Primary Assets at the Assumed Reinvestment Rate, if any, specified in the related Prospectus Supplement, (iii) any Enhancement, (iv) any Property that secured a Loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession and (v) the amount, if any, initially deposited into the Collection Account or Distribution Account(s) for a Series as specified in the related Prospectus Supplement.

         The Securities will be non-recourse obligations of the related Trust Fund. The assets of the Trust Fund specified in the related Prospectus Supplement for a Series of Securities, unless otherwise specified in the related Prospectus Supplement, will serve as collateral only for that Series of Securities. Holders of a Series of Notes may only proceed against such collateral securing such Series of Notes in the case of a default with respect to such Series of Notes and may not proceed against any assets of the Depositor or the related Trust Fund not pledged to secure such Notes.

         The Primary Assets for a Series will be sold by the Seller to the Depositor or purchased by the Depositor in the open market or in privately negotiated transactions, which may include transactions with affiliates and will be transferred by the Depositor to the Trust Fund. Loans relating to a Series will be serviced by the Servicer, which may be the Seller, specified in the related Prospectus Supplement, pursuant to a Pooling and Servicing Agreement, with respect to a Series of Certificates or a servicing agreement (each, a "Servicing Agreement") between the Trust Fund and Servicer, with respect to a Series of Notes.

         If so specified in the related Prospectus Supplement, a Trust Fund relating to a Series of Securities may be a business trust formed under the laws of the state specified in the related Prospectus Supplement pursuant to a trust agreement (each, a "Trust Agreement") between the Depositor and the Trustee of such Trust Fund specified in the related Prospectus Supplement.

         With respect to each Trust Fund, prior to the initial offering of the related Series of Securities, the Trust Fund will have no assets or liabilities. No Trust Fund is expected to engage in any activities other than acquiring, managing and holding the related Primary Assets and other assets contemplated herein and in the related Prospectus Supplement and the proceeds thereof, issuing Securities and making payments and distributions thereon and certain related activities. No Trust Fund is expected to have any source of capital other than its assets and any related Enhancement.

         Primary Assets included in the Trust Fund for a Series may consist of any combination of Loans and Private Securities, to the extent and as specified in the related Prospectus Supplement.

The Loans

         Mortgage Loans. The Primary Assets for a Series may consist, in whole or in part, of closed-end home equity loans (the "Closed-End Loans") and/or revolving home equity loans or certain balances therein (the "Revolving Credit Line Loans" and, together with the Closed-End Loans, the "Mortgage Loans") secured by mortgages primarily on Single Family Properties that may be subordinated to other mortgages on the same Mortgaged Property. The Mortgage Loans may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement.

         The full principal amount of a Closed-End Loan is advanced at origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize such loan at its stated maturity. Unless otherwise described in the related Prospectus Supplement, the original terms to stated maturity of Closed-End Loans will not exceed 360 months. Principal amounts on a Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the related Prospectus Supplement) or repaid under each Revolving Credit Line Loan from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related Prospectus Supplement, the Trust Fund will not include any amounts borrowed under a Revolving Credit Line Loan after the Cut-off Date. As more fully described in the related Prospectus Supplement, interest on each Revolving Credit Line Loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily Principal Balance of such Loan. Under certain circumstances, under either a Revolving Credit Line Loan or a Closed-End Loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest that accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

         The rate of prepayment on the Mortgage Loans cannot be predicted. Home equity loans have been originated in significant volume only during the past few years and the Depositor is not aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the Revolving Credit Line Loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgages. The prepayment experience of the related Trust Fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and the frequency and amount of any future draws on any Revolving Credit Line Loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement contracts include the amounts of, and interest rates on, the underlying first mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the Loans. Moreover, the enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related Loan. See "Certain Legal Aspects of the Loans--Due-on-Sale Clauses in Mortgage Loans."

         Collections on Revolving Credit Line Loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for such month or, during the interest-only period for certain Revolving Credit Line Loans and, in more limited circumstances, Closed-End Loans with respect to which an interest-only payment option has been selected, the interest and the fees and charges for such month or (ii) make payments as high as the entire Principal Balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the Mortgage Loans may vary due to seasonal purchasing and the payment habits of borrowers.

         The Mortgaged Properties will include Single Family Property (i.e., one- to four-family residential housing, including Condominium Units and Cooperative Dwellings) and mixed-use property. Mixed-use properties will consist of structures of no more than three stories that include one- to four-residential dwelling units and space used for retail, professional or other commercial uses. Such uses, which will not involve more than 50% of the space in the structure, may include doctor, dentist or law offices, real estate agencies, boutiques, newsstands, convenience stores or other similar types of uses intended to cater to individual customers as specified in the related Prospectus Supplement. The properties may be located in suburban or metropolitan districts. Any such non-residential use will be in compliance with local zoning laws and regulations. The Mortgaged Properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Each Single Family Property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least ten years (unless otherwise provided in the related Prospectus Supplement) greater than the term of the related Loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building.

         Unless otherwise specified in the related Prospectus Supplement, Mortgages on Cooperative Dwellings consist of a lien on the shares issued by such Cooperative Dwelling and the proprietary lease or occupancy agreement relating to such Cooperative Dwelling.

         The aggregate Principal Balance of Loans secured by Properties that are owner-occupied will be disclosed in the related Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, the sole basis for a representation that a given percentage of the Loans are secured by Single Family Property that is owner-occupied will be either (i) the making of a representation by the Mortgagor at origination of the Mortgage Loan either that the underlying Mortgaged Property will be used by the Mortgagor for a period of at least six months every year or that the Mortgagor intends to use the Mortgaged Property as a primary residence, or (ii) a finding that the address of the underlying Mortgaged Property is the Mortgagor's mailing address as reflected in the Servicer's records. To the extent specified in the related Prospectus Supplement, the Mortgaged Properties may include non-owner occupied investment properties and vacation and second homes.

         Unless otherwise specified in the related Prospectus Supplement, the initial Combined Loan-to-Value Ratio of a Loan is computed in the manner described in the related Prospectus Supplement, taking into account the amounts of any related senior mortgage loans.

         Home Improvement Contracts. The Primary Assets for a Series may consist, in whole or in part, of home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts") originated by a home improvement contractor in the ordinary course of business. As specified in the related Prospectus Supplement, the Home Improvement Contracts will either be unsecured or secured by the Mortgages primarily on Single Family Properties, which are generally subordinated to other mortgages on the same Mortgaged Property or by purchase money security interests in the Home Improvements financed thereby. Unless otherwise specified in the applicable Prospectus Supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement.

         Unless otherwise specified in the related Prospectus Supplement, the home improvements (the "Home Improvements") securing the Home Improvement Contracts include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The initial Loan-to-Value Ratio of a Home Improvement Contract will be computed in the manner described in the related Prospectus Supplement.

         Additional Information. The selection criteria that will apply with respect to the Loans, including, but not limited to, the Combined Loan-to-Value Ratios or Loan-to-Value Ratios, as applicable, original terms to maturity and delinquency information, will be specified in the related Prospectus Supplement.

         The Loans for a Series may include Loans that do not amortize their entire Principal Balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining Principal Balance at maturity, as specified in the related Prospectus Supplement. As further described in the related Prospectus Supplement, the Loans for a Series may include Loans that do not have a specified stated maturity.

         The Loans will be conventional contracts or contracts insured by the Federal Housing Administration (the "FHA") or partially guaranteed by the Veterans Administration (the "VA"). Loans designated in the related Prospectus Supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. Such Loans will be insured under various FHA programs. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured Loans relating to a Series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time or origination of such loan.

         The insurance premiums for Loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development ("HUD") and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted Loan to HUD. With respect to a defaulted FHA-insured Loan, the Servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the Servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Servicer in partial or full satisfaction of amounts due under the Loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the Servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the Loan and HUD must have rejected any request for relief from the mortgagor before the Servicer may initiate foreclosure proceedings.

         HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The Servicer of each FHA-insured Loan will be obligated to purchase any such debenture issued in satisfaction of such Loan upon default for an amount equal to the principal amount of any such debenture.

         The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted Loan adjusted to reimburse the Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the Loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

         Loans designated in the related Prospectus Supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended (the "VA Guaranty"). The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances, the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration.

         The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to the guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

         With respect to a defaulted VA guaranteed Loan, the Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranty is submitted after liquidation of the Mortgaged Property.

         The amount payable under the guaranty will be the percentage of the VA-insured Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the

VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

         The related Prospectus Supplement for each Series will provide information with respect to the Loans that are Primary Assets as of the Cut-off Date, including, among other things, and to the extent relevant: (a) the aggregate unpaid Principal Balance of the Loans; (b) the range and weighted average Loan Rate on the Loans, and, in the case of adjustable rate Loans, the range and weighted average of the current Loan Rates and the Lifetime Rate Caps, if any; (c) the range and average Principal Balance of the Loans; (d) the weighted average original and remaining term-to-stated maturity of the Loans and the range of original and remaining terms-to-stated maturity, if applicable; (e) the range and weighted average of Combined Loan-to-Value Ratios or Loan-to-Value Ratios for the Loans, as applicable; (f) the percentage (by Principal Balance as of the Cut-off Date) of Loans that accrue interest at adjustable or fixed interest rates; (g) any special hazard Insurance Policy or bankruptcy bond or other enhancement relating to the Loans; (h) the percentage (by Principal Balance as of the Cut-off Date) of Loans that are secured by Mortgaged Properties or Home Improvements or that are unsecured; (i) the geographic distribution of any Mortgaged Properties securing the Loans; (j) the percentage of Loans (by Principal Balance as of the Cut-off Date) that are secured by Single Family Properties, shares relating to Cooperative Dwellings, Condominium Units, investment property and vacation or second homes; (k) the lien priority of the Loans; (l) the delinquency status and year of origination of the Loans;
(m) whether such Loans are Closed-End Loans and/or Revolving Credit Line Loans; and (n) in the case of Revolving Credit Line Loans, the general payments and credit line terms of such Loans and other pertinent features thereof. The related Prospectus Supplement will also specify any other limitations on the types or characteristics of Loans for a Series.

         If information of the nature described above respecting the Loans is not known to the Depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the Prospectus Supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days after the initial issuance of such Securities.

Private Securities

         General. Primary Assets for a Series may consist, in whole or in part, of Private Securities that include pass-through certificates representing beneficial interests in loans of the type that would otherwise be eligible to be Loans (the "Underlying Loans") or (b) collateralized obligations secured by Underlying Loans. Such pass-through certificates or collateralized obligations will have previously been (a) offered and distributed to the public pursuant to an effective registration statement or (b) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of such securities at the time of sale (nor an affiliate thereof at any time during the three preceding months); provided a period of three years elapsed since the later of the date the securities were acquired from the issuer or an affiliate thereof. Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and Private Securities themselves will not be so insured or guaranteed.

         Private Securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement (a "PS Agreement"). The seller/servicer of the Underlying Loans will have entered into the PS Agreement with the trustee under such PS Agreement (the "PS Trustee"). The PS Trustee or its agent, or a custodian, will possess the Underlying Loans. Underlying Loans will be serviced by a servicer (the "PS Servicer") directly or by one or more sub-servicers who may be subject to the supervision of the PS Servicer.

         The sponsor of the Private Securities (the "PS Sponsor") will be a financial institution or other entity engaged generally in the business of lending; a public agency or instrumentality of a state, local or federal government; or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to such trusts, and selling beneficial interests in such trusts. If so specified in the Prospectus Supplement, the PS Sponsor may be an affiliate of the Depositor. The obligations of the PS Sponsor will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PS Sponsor will not have guaranteed any of the assets conveyed to the related trust or any of the Private Securities issued under the PS Agreement. Additionally, although the Underlying Loans may be guaranteed by an agency or instrumentality of the United States, the Private Securities themselves will not be so guaranteed.

         Distributions of principal and interest will be made on the Private Securities on the dates specified in the related Prospectus Supplement. The Private Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Securities by the PS Trustee or the PS Servicer. The PS Sponsor or the PS Servicer may have the right to repurchase the Underlying Loans after a certain date or under other circumstances specified in the related Prospectus Supplement.

         The Underlying Loans may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features. Such Underlying Loans will be secured by mortgages on Mortgaged Properties.

         Credit Support Relating to Private Securities. Credit support in the form of Reserve Funds, subordination of other private securities issued under the PS Agreement, guarantees, cash collateral accounts, Security Policies or other types of credit support may be provided with respect to the Underlying Loans or with respect to the Private Securities themselves. The type, characteristics and amount of credit support will be a function of certain characteristics of the Underlying Loans and other factors and will have been established for the Private Securities on the basis of requirements of the nationally recognized statistical rating organization that rated the Private Securities.

         Additional Information. The Prospectus Supplement for a Series for which the Primary Assets include Private Securities will specify (such disclosure may be on an approximate basis and will be as of the date specified in the related Prospectus Supplement), to the extent relevant and to the extent such information is reasonably available to the Depositor and the Depositor reasonably believes such information to be reliable: (i) the aggregate approximate principal amount and type of the Private Securities to be included in the Trust Fund for such Series; (ii) certain characteristics of the Underlying Loans, including (a) the payment features of such Underlying Loans (i.e., whether they are Closed-End Loans and/or Revolving Credit Line Loans, whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features), (b) the approximate aggregate Principal Balance, if known, of such Underlying Loans insured or guaranteed by a governmental entity, (c) the servicing fee or range of servicing fees with respect to the Underlying Loans, (d) the minimum and maximum stated maturities of such Underlying Loans at origination, (e) the lien priority of such Underlying Loans and (f) the delinquency status and year of origination of such Underlying Loans; (iii) the maximum original term-to-stated maturity of the Private Securities; (iv) the weighted average term-to-stated maturity of the Private Securities; (v) the pass-through or certificate rate or ranges thereof for the Private Securities; (vi) the PS Sponsor, the PS Servicer (if other than the PS Sponsor) and the PS Trustee for such Private Securities; (vii) certain characteristics of credit support if any, such as Reserve

Funds, Security Policies or guarantees relating to such Loans underlying the Private Securities or to such Private Securities themselves; (viii) the terms on which Underlying Loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Securities; and (ix) the terms on which Underlying Loans may be substituted for those originally underlying the Private Securities.


         If information of the nature described above representing the Private Securities is not known to the Depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the Prospectus Supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days of the initial issuance of such Securities.

Collection and Distribution Accounts

         A separate Collection Account will be established by the Trustee or the Servicer, in the name of the Trustee, for each Series of Securities for receipt of the amount of cash, if any, specified in the related Prospectus Supplement to be initially deposited therein by the Depositor, all amounts received on or with respect to the Primary Assets and, unless otherwise specified in the related Prospectus Supplement, income earned thereon. Certain amounts on deposit in such Collection Account and certain amounts available pursuant to any Enhancement, as provided in the related Prospectus Supplement, will be deposited into the applicable Distribution Account, which will also be established by the applicable Trustee for each such Series of Securities, for distribution to the related Holders. Unless otherwise specified in the related Prospectus Supplement, the applicable Trustee will invest the funds in the Collection Account and the Distribution Account(s) in Eligible Investments maturing, with certain exceptions, not later, in the case of funds in the Collection Account, than the day preceding the date such funds are due to be deposited into the Distribution Account(s) or otherwise distributed and, in the case of funds in the Distribution Account(s), than the day preceding the next Distribution Date for the related Series of Securities. Eligible Investments include, among other investments, obligations of the United States and certain agencies thereof, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case acceptable to the Rating Agencies.

         Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any Deposit Agreement or Minimum Principal Payment Agreement as specified in the related Prospectus Supplement.

         If specified in the related Prospectus Supplement, a Trust Fund will include one or more segregated trust accounts (each, a "Pre-Funding Account") established and maintained with the Trustee for the related Series. If so specified, on the Closing Date for such Series, a portion of the proceeds of the sale of the Securities of such Series (such amount, the "Pre-Funded Amount") will be deposited into the Pre-Funding Account and may be used to purchase additional Primary Assets during the period of time specified in the related Prospectus Supplement (the "Pre-Funding Period"). In no case will the Pre-Funded Amount exceed 50% of the aggregate principal amount of the related Securities, and in no case will the Pre-Funding Period exceed one year. The Primary Assets to be so purchased generally will be selected on the basis of the same criteria as those used to select the initial Primary Assets, and the same representations and warranties will be made with respect thereto. If any Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Pre-Funding Period, such amount will be applied in the manner specified in the related Prospectus Supplement to prepay the Notes and/or the Certificates of the applicable Series.

         If a Pre-Funding Account is established, one or more segregated trust accounts (each, a "Capitalized Interest Account") may be established and maintained with the Trustee for the related Series. On the Closing Date for such Series, a portion of the proceeds of the sale of the Securities of such Series will be deposited into the Capitalized Interest Account and used to fund the excess, if any, of the sum of (i) the amount of interest accrued on the Securities of such Series and (ii) if specified in the related Prospectus Supplement, certain fees or expenses during the Pre-Funding Period, over the amount of interest available therefor from the Primary Assets in the Trust Fund. Any amounts on deposit in the Capitalized Interest Account at the end of the Pre-Funding Period that are not necessary for such purposes will be distributed to the person specified in the related Prospectus Supplement.


                                   ENHANCEMENT

         If stated in the Prospectus Supplement relating to a Series of Securities, simultaneously with the Depositor's assignment of the Primary Assets to the Trustee, the Depositor will obtain a Security Policy, issue Subordinated Securities or obtain any other form of enhancement or combination thereof (collectively, "Enhancement") in favor of the Trustee on behalf of the Holders of the related Series or designated Classes of such Series from an institution or by other means acceptable to the Rating Agencies. The Enhancement will support the payment of principal of and interest on the Securities, and may be applied for certain other purposes to the extent and under the conditions set forth in such Prospectus Supplement. Enhancement for a Series may include one or more of the following forms, or such other form as may be specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, any of such Enhancement may be structured so as to protect against losses relating to more than one Trust Fund, in the manner described therein.

Subordinated Securities

         If specified in the related Prospectus Supplement, Enhancement for a Series may consist of one or more Classes of Subordinated Securities. The rights of the related Subordinated Securityholders to receive distributions on any Distribution Date will be subordinate in right and priority to the rights of Holders of Senior Securities of the Series, but only to the extent described in the related Prospectus Supplement.

Insurance

         If stated in the related Prospectus Supplement, Enhancement for a Series may consist of special hazard Insurance Policies, bankruptcy bonds and other types of insurance relating to the Primary Assets, as described below and in the related Prospectus Supplement.

         Pool Insurance Policy. If so specified in the Prospectus Supplement relating to a Series of Securities, the Depositor will obtain a pool insurance policy (the "Pool Insurance Policy") for the Loans in the related Trust Fund. The Pool Insurance Policy will cover any loss (subject to the limitations described in a related Prospectus Supplement) by reason of default. but will not cover the portion of the Principal Balance of any Loan that is required to be covered by any primary mortgage Insurance Policy. The amount and terms of any such coverage will be set forth in the related Prospectus Supplement.

         Special Hazard Insurance Policy. Although the terms of such policies vary to some degree, a special hazard Insurance Policy typically provides that, where there has been damage to Property securing a defaulted or foreclosed Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the standard hazard Insurance Policy or any flood Insurance Policy, if applicable, required to be maintained with respect to such Property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard Insurance Policy, the special hazard insurer will pay the lesser of (i) the cost of repair or replacement of such Property or (ii) upon transfer of such Property to the special hazard insurer, the unpaid Principal Balance of such Loan at the time of acquisition of such Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Servicer with respect to such Property. If the unpaid Principal Balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of such Property. Any amount paid as the cost of repair of such Property will reduce coverage by such amount. Special hazard Insurance Policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

         Restoration of the Property with the proceeds described under (i) above is expected to satisfy the condition under any Pool Insurance Policy that such Property be restored before a claim under such Pool Insurance Policy may be validly presented with respect to the defaulted Loan secured by such Property. The payment described under (ii) above will render unnecessary presentation of a claim in respect of such Loan under any Pool Insurance Policy. Therefore, so long as such Pool Insurance Policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid Principal Balance of the related Loan plus accrued interest and certain expenses will not affect the total amount in respect of insurance proceeds paid to Holders of the Securities, but will affect the relative amounts of coverage remaining under the special hazard Insurance Policy and Pool Insurance Policy.

         Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the Property securing the related Loan at an amount less than the then-outstanding Principal Balance of such Loan. The amount of the secured debt could be reduced to such value, and the holder of such Loan thus would become an unsecured creditor to the extent the Principal Balance of such Loan exceeds the value so assigned to the Property by the bankruptcy court. In addition, certain other modifications of the terms of a Loan can result from a bankruptcy proceeding. See "Certain Legal Aspects of the Loans." If so provided in the related Prospectus Supplement, the Depositor or other entity specified in the related Prospectus Supplement will obtain a bankruptcy bond or similar insurance contract (the "bankruptcy bond") covering losses resulting from proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Loan or a reduction by such court of the principal amount of a Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.

         The bankruptcy bond will provide coverage in the aggregate amount specified in the related Prospectus Supplement for all Loans in the Trust Fund for such Series. Such amount will be reduced by payments made under such bankruptcy bond in respect of such Loans, unless otherwise specified in the related Prospectus Supplement, and will not be restored.

Reserve Funds

         If so specified in the Prospectus Supplement relating to a Series of Securities, the Depositor will deposit into one or more funds to be established with the applicable Trustee as part of the Trust Fund for such Series or for the benefit of any Enhancer with respect to such Series (each, a "Reserve Fund") cash, a letter or letters of credit, cash collateral accounts, Eligible Investments, or other instruments meeting the criteria of the Rating Agencies rating any Series of the Securities in the amount specified in such Prospectus Supplement. In the alternative or in addition to such deposit, a Reserve Fund for a Series may be funded over time through application of all or a portion of the excess cash flow from the Primary

Assets for such Series, to the extent described in the related Prospectus Supplement. If applicable, the initial amount of the Reserve Fund and the Reserve Fund maintenance requirements for a Series of Securities will be described in the related Prospectus Supplement.

         Amounts withdrawn from any Reserve Fund will be applied by the applicable Trustee to make payments on the Securities of a Series, to pay expenses, to reimburse any Enhancer or for any other purpose, in the manner and to the extent specified in the related Prospectus Supplement.

         Amounts deposited into a Reserve Fund will be invested by the applicable Trustee in Eligible Investments maturing no later than the day specified in the related Prospectus Supplement.

Minimum Principal Payment Agreement

         If stated in the Prospectus Supplement relating to a Series of Securities, the Depositor will enter into a Minimum Principal Payment Agreement with an entity meeting the criteria of the Rating Agencies pursuant to which such entity will provide certain payments on the Securities of such Series in the event that aggregate scheduled principal payments and/or prepayments on the Primary Assets for such Series are not sufficient to make certain payments on the Securities of such Series, as provided in the Prospectus Supplement.

Deposit Agreement

         If specified in a Prospectus Supplement, the Depositor and the applicable Trustee for such Series of Securities will enter into a Deposit Agreement with the entity specified in such Prospectus Supplement on or before the sale of such Series of Securities. The purpose of a Deposit Agreement would be to accumulate available cash for investment so that such cash, together with income thereon, can be applied to future distributions on one or more Classes of Securities. The Prospectus Supplement for a Series of Securities pursuant to which a Deposit Agreement is used will contain a description of the terms of such Deposit Agreement.


                               SERVICING OF LOANS

General

         Customary servicing functions with respect to Loans comprising the Primary Assets in the Trust Fund will be provided by the Servicer directly pursuant to the related Servicing Agreement or Pooling and Servicing Agreement, as the case may be, with respect to a Series of Securities.

Collection Procedures; Escrow Accounts

         The Servicer will make reasonable efforts to collect all payments required to be made under the Loans and will, consistent with the terms of the related Agreement for a Series and any applicable Enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the Servicer may, in its discretion,
(i) waive any assumption fee, late payment charge, or other charge in connection with a Loan and (ii) to the extent provided in the related Agreement, arrange with an obligor a schedule for the liquidation of delinquencies by extending the Due Dates for Scheduled Payments on such Loan.

         If specified in the related Prospectus Supplement, the Servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts (each, an "Escrow Account") with respect to Loans in which payments by obligors to pay taxes, assessments, mortgage and hazard Insurance Policy premiums, and other comparable items will be deposited. Loans may not require such payments under the loan related documents, in which case the Servicer would not be required to establish any Escrow Account with respect to such Loans. Withdrawals from the Escrow Accounts are to be made to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to obligors amounts determined to be overages, to pay interest to obligors on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the property securing the related Loan and to clear and terminate such Escrow Account. The Servicer will be responsible for the administration of the Escrow Accounts and generally will make advances to such accounts when a deficiency exists therein.

Deposits to and Withdrawals from the Collection Account

         Unless otherwise specified in the related Prospectus Supplement, the Trustee or the Servicer will establish a separate account (the "Collection Account") in the name of the Trustee. Unless otherwise indicated in the related Prospectus Supplement, the Collection Account will be an account maintained (i) at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated by each Rating Agency rating the Securities of such Series at levels satisfactory to each Rating Agency or (ii) in an account or accounts the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation or that are secured in a manner meeting requirements established by each Rating Agency.

         Unless otherwise specified in the related Prospectus Supplement, the funds held in the Collection Account may be invested in Eligible Investments. If so specified in the related Prospectus Supplement, the Servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.

         Unless otherwise specified in the related Prospectus Supplement, the Servicer, the Depositor, the Trustee or the Seller, as appropriate, will deposit into the Collection Account for each Series on the Business Day following the Closing Date, any amounts representing Scheduled Payments due after the related Cut-off Date but received by the Servicer on or before the Closing Date, and thereafter, within two business days after the date of receipt thereof, the following payments and collections received or made by it (other than, unless otherwise provided in the related Prospectus Supplement, in respect of principal of and interest on the related Primary Assets due on or before such Cut-off
Date):

                  (i) All payments in respect of principal, including prepayments, on such Primary Assets;

                  (ii) All payments in respect of interest on such Primary Assets after deducting therefrom, at the discretion of the Servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with the related Agreement, the Servicing Fee in respect of such Primary Assets;

                  (iii) All amounts received by the Servicer in connection with the liquidation of Primary Assets or property acquired in respect thereof, whether through foreclosure sale, repossession or otherwise, including payments in connection with such Primary Assets received from the obligor, other than amounts required to be paid or refunded to the obligor pursuant to the terms of the applicable loan documents or otherwise pursuant to law, net of related liquidation expenses ("Liquidation Proceeds"), exclusive of, in the discretion of the Servicer, but only to the extent of the amount permitted to be withdrawn from the Collection Account in accordance with the related Agreement, the Servicing Fee, if any, in respect of the related Primary Asset;

                  (iv) All proceeds under any title insurance, hazard Insurance Policy or other Insurance Policy covering any such Primary Asset, other than proceeds to be applied to the restoration or repair of the related Property or released to the obligor in accordance with the related Agreement;

                  (v) All amounts required to be deposited therein from any Reserve Fund for such Series pursuant to the related Agreement;

                  (vi) All Advances made by the Servicer required pursuant to the related Agreement; and

                  (vii) All repurchase prices of any such Primary Assets repurchased by the Depositor, the Servicer or the Seller pursuant to the related Agreement.

         Unless otherwise specified in the related Prospectus Supplement, the Servicer is permitted, from time to time, to make withdrawals from the Collection Account for each Series for the following purposes:

                  (i) to reimburse itself for Advances for such Series made by it pursuant to the related Agreement; provided, that the Servicer's right to reimburse itself is limited to amounts received on or in respect of particular Loans (including, for this purpose, Liquidation Proceeds and Insurance Proceeds) that represent late recoveries of Scheduled Payments with respect to which any such Advance was made;

                  (ii) to the extent provided in the related Agreement, to reimburse itself for any Advances for such Series that the Servicer determines in good faith it will be unable to recover from amounts representing late recoveries of Scheduled Payments respecting which such Advance was made or from Liquidation Proceeds or Insurance Proceeds;

                  (iii) to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged Property and, in the event deposited into the Collection Account and not previously withheld, and to the extent that Liquidation Proceeds after such reimbursement exceed the Principal Balance of the related Loan, together with accrued and unpaid interest thereon to the Due Date for such Loan next succeeding the date of its receipt of such Liquidation Proceeds, to pay to itself out of such excess the amount of any unpaid Servicing Fee and any assumption fees, late payment charges, or other charges on the related Loan;

                  (iv) in the event it has elected not to pay itself the Servicing Fee out of the interest component of any Scheduled Payment, late payment or other recovery with respect to a particular Loan prior to the deposit of such Scheduled Payment, late payment or recovery into the Collection Account, to pay to itself the Servicing Fee, as adjusted pursuant to the related Agreement, from any such Scheduled Payment, late payment or such other recovery, to the extent permitted by the related Agreement;

                  (v) to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related Agreement;

                  (vi) to pay to the applicable person with respect to each Primary Asset or REO Property acquired in respect thereof that has been repurchased or removed from the Trust Fund by the Depositor, the Servicer or the Seller pursuant to the related Agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

                  (vii) to make payments to the applicable Trustee of such Series for deposit into the related Distribution Account, if any, or for remittance to the Holders of such Series in the amounts and in the manner provided for in the related Agreement; and

                  (viii) to clear and terminate the Collection Account pursuant to the related Agreement.

         In addition, if the Servicer deposits into the Collection Account for a Series any amount not required to be deposited therein, it may, at any time, withdraw such amount from such Collection Account.

Advances and Limitations Thereon

         The related Prospectus Supplement will describe the circumstances, if any, under which the Servicer will make Advances with respect to delinquent payments on Loans. If specified in the related Prospectus Supplement, the Servicer will be obligated to make Advances, and such obligation may be limited in amount, or may not be activated until a certain portion of a specified Reserve Fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related Prospectus Supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the Servicer out of amounts received on particular Loans that represent late recoveries of principal or interest, Insurance Proceeds or Liquidation Proceeds respecting which any such Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, Insurance Proceeds or Liquidation Proceeds from the related Loan, the Servicer may be entitled to reimbursement from other funds in the Collection Account or Distribution Account(s), as the case may be, or from a specified Reserve Fund, as applicable, to the extent specified in the related Prospectus Supplement.

Maintenance of Insurance Policies and Other Servicing Procedures

         Standard Hazard Insurance; Flood Insurance. Except as otherwise specified in the related Prospectus Supplement, the Servicer will be required to maintain or to cause the obligor on each Loan to maintain a standard hazard Insurance Policy providing coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the related Property is located. The standard hazard Insurance Policies will provide for coverage at least equal to the applicable state standard form of fire Insurance Policy with extended coverage for property of the type securing the related Loans. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the related Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard Insurance Policies relating to the Loans will be underwritten by different hazard insurers and will cover Properties located in various states, such policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard Insurance Policy or other form of Enhancement will adversely affect distributions to Holders. When a Property securing a Loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the Servicer will be required to cause flood insurance to be maintained with respect to such Property, to the extent available.

         The standard hazard Insurance Policies covering Properties securing Loans typically will contain a "coinsurance" clause, which in effect will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the Property, including any improvements on the Property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the Property, including the improvements, if any, damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such Property and improvements. Since the amount of hazard insurance to be maintained on the improvements securing the Loans declines as the Principal Balances owing thereon decrease, and since the value of the Properties will fluctuate over time, the effect of this requirement in the event of partial loss may be that hazard Insurance Proceeds will be insufficient to restore fully the damage to the affected Property.

         Unless otherwise specified in the related Prospectus Supplement, coverage will be in an amount at least equal to the greater of (i) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (ii) the outstanding Principal Balance of the related Loan. Unless otherwise specified in the related Prospectus Supplement, the Servicer will also maintain on REO Property that secured a defaulted Loan and that has been acquired upon foreclosure, deed in lieu of foreclosure or repossession, a standard hazard Insurance Policy in an amount that is at least equal to the maximum insurable value of such REO Property. No earthquake or other additional insurance will be required of any obligor or will be maintained on REO Property acquired in respect of a defaulted Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance.

         Any amounts collected by the Servicer under any such Insurance Policies (other than amounts to be applied to the restoration or repair of the Property, released to the obligor in accordance with normal servicing procedures or used to reimburse the Servicer for amounts to which it is entitled to reimbursement) will be deposited into the Collection Account. In the event that the Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Loans, written by an insurer then acceptable to each Rating Agency that assigns a rating to such Series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard Insurance Policy for each Loan or related REO Property. This blanket policy may contain a deductible clause, in which case the Servicer will be required, in the event that there has been a loss that would have been covered by such policy absent such deductible clause, to deposit into the Collection Account the amount not otherwise payable under the blanket policy because of the application of such deductible clause.

Realization Upon Defaulted Loans

         The Servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the Properties securing the related Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the Servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the Property unless it determines that (i) such restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Loan available to the Holders after reimbursement to itself for such expenses and (ii) such expenses will be recoverable by it either through Liquidation Proceeds or Insurance Proceeds. Notwithstanding anything to the contrary herein, in the case of a Trust Fund for which a REMIC election has been made, the Servicer will be required to liquidate any Property acquired through foreclosure within two years after the acquisition of the beneficial ownership of such Property. While the holder of a Property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the Trust

Fund, if applicable, will have no ability to do so and neither the Servicer nor the Depositor will be required to do so.

         The Servicer may arrange with the obligor on a defaulted Loan a change in the terms of such Loan (a "Modification") to the extent provided in the related Prospectus Supplement. Such Modifications may only be entered into if they meet the underwriting policies and procedures employed by the Servicer in servicing receivables for its own account and meet the other conditions set forth in the related Prospectus Supplement.

Enforcement of Due-On-Sale Clauses

         Unless otherwise specified in the related Prospectus Supplement for a Series, when any Property is about to be conveyed by the obligor, the Servicer will, to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance, exercise its rights to accelerate the maturity of the related Loan under the applicable "due-on-sale" clause, if any, unless it reasonably believes that such clause is not enforceable under applicable law or if the enforcement of such clause would result in loss of coverage under any primary mortgage Insurance Policy. In such event, the Servicer is authorized to accept from or enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Loan and pursuant to which the original obligor is released from liability and such person is substituted as the obligor and becomes liable under the Loan. Any fee collected in connection with an assumption will be retained by the Servicer as additional servicing compensation. The terms of a Loan may not be changed in connection with an assumption.

Servicing Compensation and Payment of Expenses

         Except as otherwise provided in the related Prospectus Supplement, the Servicer will be entitled to a periodic fee as servicing compensation (the "Servicing Fee") in an amount to be determined as specified in the related Prospectus Supplement. The Servicing Fee may be fixed or variable, as specified in the related Prospectus Supplement. In addition, unless otherwise specified in the related Prospectus Supplement, the Servicer will be entitled to servicing compensation in the form of assumption fees, late payment charges and similar items, or excess proceeds following disposition of Property in connection with defaulted Loans.

         Unless otherwise specified in the related Prospectus Supplement, the Servicer will pay certain expenses incurred in connection with the servicing of the Loans, including, without limitation, the payment of the fees and expenses of each applicable Trustee and independent accountants, payment of Security Policy and Insurance Policy premiums, if applicable, and the cost of credit support, if any, and payment of expenses incurred in preparation of reports to Holders.

         When an obligor makes a principal prepayment in full between Due Dates on the related Loan, the obligor will generally be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related Prospectus Supplement, in order that one or more Classes of the Holders of a Series will not be adversely affected by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced to the extent necessary to include in the Servicer's remittance to the applicable Trustee for deposit into the related Distribution Account an amount equal to one month's interest on the related Loan (less the Servicing Fee). If the aggregate amount of such shortfalls in a month exceeds the Servicing Fee for such month, a shortfall to Holders may occur.

         Unless otherwise specified in the related Prospectus Supplement, the Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Loans.

The related Holders will suffer no loss by reason of such expenses to the extent expenses are covered under related Insurance Policies or from excess Liquidation Proceeds. If claims are either not made or paid under the applicable Insurance Policies or if coverage thereunder has been exhausted, the related Holders will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Servicer's expenses, are less than the Principal Balance of and unpaid interest on the related Loan that would be distributable to Holders. In addition, the Servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted Loan, such right of reimbursement being prior to the rights of the Holders to receive any related Insurance Proceeds, Liquidation Proceeds or amounts derived from other Enhancement. The Servicer is generally also entitled to reimbursement from the Collection Account for Advances.

         Unless otherwise specified in the related Prospectus Supplement, the rights of the Servicer to receive funds from the Collection Account for a Series, whether as the Servicing Fee or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of Holders of such Series.

Evidence as to Compliance

         If so specified in the related Prospectus Supplement, the applicable Agreement for each Series will provide that each year, a firm of independent public accountants will furnish a statement to the applicable Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the Loans by the Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in compliance with such Agreement, except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

         If so specified in the related Prospectus Supplement, the applicable Agreement for each Series will also provide for delivery to the applicable Trustee for such Series of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its obligations under such Agreement throughout the preceding calendar year.

Certain Matters Regarding the Servicer

         The Servicer for each Series will be identified in the related Prospectus Supplement. The Servicer may be an affiliate of the Depositor and may have other business relationships with the Depositor and its affiliates.

         If an Event of Default occurs under either a Servicing Agreement or a Pooling and Servicing Agreement, the Servicer may be replaced by the Trustee or a successor Servicer. Unless otherwise specified in the related Prospectus Supplement, such Events of Default and the rights of a Trustee upon such a default under the Agreement for the related Series will be substantially similar to those described under "The Agreements--Events of Default; Rights Upon Events of Default--Pooling and Servicing Agreement; Servicing Agreement" herein.

         Unless otherwise specified in the related Prospectus Supplement, the Servicer does not have the right to assign its rights and delegate its duties and obligations under the related Agreement for each Series unless the successor Servicer accepting such assignment or delegation (i) services similar loans in the ordinary course of its business, (ii) is reasonably satisfactory to the Trustee for the related Series, (iii) has a net worth of not less than the amount specified in the related Prospectus Supplement, (iv) would not cause any Rating Agency's rating of the Securities for such Series in effect immediately prior to such assignment, sale or transfer to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and (v) executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, that contains an assumption by such Servicer of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under the related Agreement from and after the date of such agreement. No such assignment will become effective until the Trustee or a successor Servicer has assumed the servicer's obligations and duties under the related Agreement. To the extent that the Servicer transfers its obligations to a wholly-owned subsidiary or affiliate, such subsidiary or affiliate need not satisfy the criteria set forth above; however, in such instance, the assigning Servicer will remain liable for the servicing obligations under the related Agreement. Any entity into which the Servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the Servicer's obligations under the related Agreement; provided, that such successor or surviving entity meets the requirements for a successor Servicer set forth above.

         Except to the extent otherwise provided therein, each Agreement will provide that neither the Servicer, nor any director, officer, employee or agent of the Servicer, will be under any liability to the related Trust Fund, the Depositor or the Holders for any action taken or for failing to take any action in good faith pursuant to the related Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any breach of warranty or representations made under such Agreement or the failure to perform its obligations in compliance with any standard of care set forth in such Agreement, or liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder. Each Agreement will further provide that the Servicer and any director, officer, employee or agent of the Servicer is entitled to indemnification from the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the related Agreement will provide that the Servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under such Agreement that, in its opinion, may involve it in any expense or liability. The Servicer may, in its discretion, undertake any such action that it may deem necessary or desirable with respect to the related Agreement and the rights and duties of the parties thereto and the interests of the Holders thereunder. In such event the legal expenses and costs of such action and any liability resulting therefrom may be expenses, costs, and liabilities of the Trust Fund and the Servicer may be entitled to be reimbursed therefor out of the Collection Account.


                                 THE AGREEMENTS

         The following summaries describe certain provisions of the Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreements. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the related Agreements.

Assignment of Primary Assets

         General. At the time of issuance of the Securities of a Series, the Depositor will transfer, convey and assign to the Trust Fund all right, title and interest of the Depositor in the Primary Assets and other property to be transferred to the Trust Fund for a Series. Such assignment will include all principal and interest due on or with respect to the Primary Assets after the Cut-off Date specified in the related Prospectus Supplement (except for any Retained Interests). The Trustee will, concurrently with such assignment, execute and deliver the Securities.

         Assignment of Contracts. Unless otherwise specified in the related Prospectus Supplement, the Depositor will, as to each Loan, deliver or cause to be delivered to the Trustee, or, as specified in the related Prospectus Supplement, a custodian on behalf of the Trustee (the "Custodian"), the Mortgage Note endorsed without recourse to the order of the Trustee or in blank, the original Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of such Mortgage will be delivered, together with a certificate that the original of such Mortgage was delivered to such recording office) and an assignment of the Mortgage in recordable form. The Trustee, or, if so specified in the related Prospectus Supplement, the Custodian, will hold such documents in trust for the benefit of the Holders.

         Unless otherwise specified in the related Prospectus Supplement, the Depositor will as to each Home Improvement Contract deliver or cause to be delivered to the Trustee (or the Custodian) the original Home Improvement Contract and copies of documents and instruments related to each Home Improvement Contract and, other than in the case of unsecured Home Improvement Contracts, the security interest in the property securing such Home Improvement Contract. In order to give notice of the right, title and interest of Holders to the Home Improvement Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor or the Seller identifying the Trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the Trust. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of such assignment, the interest of Holders in the Home Improvement Contracts could be defeated. See "Certain Legal Aspects of the Loans--The Home Improvement Contracts."

         With respect to Loans secured by Mortgages, if so specified in the related Prospectus Supplement, the Depositor will, at the time of issuance of the Securities, cause assignments to the Trustee of the Mortgages relating to the Loans for a Series to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Loans. If specified in the related Prospectus Supplement, the Depositor will cause such assignments to be so recorded within the time after issuance of the Securities as is specified in the related Prospectus Supplement, in which event, the Agreement may, as specified in the related Prospectus Supplement, require the Depositor to repurchase from the Trustee any Loan the related Mortgage of which is not recorded within such time, at the price described below with respect to repurchases by reason of defective documentation. Unless otherwise provided in the related Prospectus Supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the Holders or the Trustee for the failure of a Mortgage to be recorded.

         Each Loan will be identified in a schedule appearing as an exhibit to the related Agreement (the "Loan Schedule"). Such Loan Schedule will specify with respect to each Loan: the original principal amount and unpaid Principal Balance as of the Cut-off Date; the current Loan Rate; the current Scheduled Payment of principal and interest; the maturity date, if any, of the related Mortgage Note; if the Loan is an adjustable rate Loan, the Lifetime Rate Cap, if any, and the current index.

         Assignment of Private Securities. The Depositor will cause Private Securities to be registered in the name of the PS Trustee (or its nominee or correspondent). The PS Trustee (or its nominee or correspondent) will have possession of any certificated Private Securities. Unless otherwise specified in the related Prospectus Supplement, the PS Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Security. See "The Trust Funds--Private Securities" herein. Each Private Security will be identified in a schedule appearing as an exhibit to the related Agreement (the "Certificate Schedule"), which will specify the original principal amount, Principal Balance as of the

Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Security conveyed to the Trust Fund. In the Agreement, the Depositor will represent and warrant to the PS Trustee regarding the Private
Securities: (i) that the information contained in the Certificate Schedule is true and correct in all material respects; (ii) that, immediately prior to the conveyance of the Private Securities, the Depositor had good title thereto, and was the sole owner thereof (subject to any Retained Interest); (iii) that there has been no other sale by it of such Private Securities; and (iv) that there is no existing lien, charge, security interest or other encumbrance (other than any Retained Interest) on such Private Securities.

         Repurchase and Substitution of Non-Conforming Primary Assets. Unless otherwise provided in the related Prospectus Supplement, if any document in the file relating to the Primary Assets delivered by the Depositor to the Trustee (or Custodian) is found by the Trustee within 90 days of the execution of the related Agreement (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to be defective in any material respect and the Depositor or Seller does not cure such defect within 90 days, or within such other period specified in the related Prospectus Supplement, the Depositor or Seller will, not later than 90 days or within such other period specified in the related Prospectus Supplement, after the Trustee's notice to the Depositor or the Seller, as the case may be, of the defect, repurchase the related Primary Asset or any property acquired in respect thereof from the Trustee at a price equal to, unless otherwise specified in the related Prospectus Supplement, (a) the lesser of (i) the Principal Balance of such Primary Asset and (ii) the Trust Fund's federal income tax basis in the Primary Asset and (b) accrued and unpaid interest to the date of the next scheduled payment on such Primary Asset at the rate set forth in the related Agreement, provided, however, the purchase price shall not be limited in (i) above to the Trust Fund's federal income tax basis if the repurchase at a price equal to the Principal Balance of such Primary Asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

         If provided in the related Prospectus Supplement, the Depositor or Seller, as the case may be, may, rather than repurchase the Primary Asset as described above, remove such Primary Asset from the Trust Fund (the "Deleted Primary Asset") and substitute in its place one or more other Primary Assets (each, a "Qualifying Substitute Primary Asset"); provided, however, that (i) with respect to a Trust Fund for which no REMIC election is made, such substitution must be effected within 120 days of the date of initial issuance of the Securities and (ii) with respect to a Trust Fund for which a REMIC election is made, after a specified time period, the Trustee must have received a satisfactory opinion of counsel that such substitution will not cause the Trust Fund to lose its status as a REMIC or otherwise subject the Trust Fund to a prohibited transaction tax.

         Unless otherwise specified in the related Prospectus Supplement, any Qualifying Substitute Primary Asset will have, on the date of substitution, (i) a Principal Balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the Principal Balance of the Deleted Primary Asset (the amount of any shortfall to be deposited to the Collection Account in the month of substitution for distribution to Holders), (ii) an interest rate not less than (and not more than 2% greater than) the interest rate of the Deleted Primary Asset, (iii) a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the Deleted Primary Asset, and will comply with all of the representations and warranties set forth in the applicable Agreement as of the date of substitution.

         Unless otherwise provided in the related Prospectus Supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the Holders or the Trustee for a material defect in a document for a Primary Asset.

         The Depositor or another entity will make representations and warranties with respect to Primary Assets for a Series. If the Depositor or such entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the related Prospectus Supplement after notification by the Trustee of such breach, and if such breach is of a nature that materially and adversely affects the value of such Primary Asset, the Depositor or such entity will be obligated to repurchase the affected Primary Asset or, if provided in the related Prospectus Supplement, provide a Qualifying Substitute Primary Asset therefor, subject to the same conditions and limitations on purchases and substitutions as described above.

         The Depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations, if any, of the responsible originator or seller of such Primary Assets. See "Special Considerations--Limited Assets."

         No Holder of Securities of a Series, solely by virtue of such Holder's status as a Holder, will have any right under the applicable Agreement for such Series to institute any proceeding with respect to such Agreement, unless such Holder previously has given to the applicable Trustee for such Series written notice of default and unless the Holders of Securities evidencing not less than 51% of the aggregate voting rights of the Securities for such Series have made written request upon the applicable Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to such Trustee reasonable indemnity, and such Trustee for 60 days has neglected or refused to institute any such proceeding.

Reports to Holders

         The applicable Trustee or other entity specified in the related Prospectus Supplement will prepare and forward to each Holder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series, among other things:

                  (i) the amount of principal distributed to Holders of the related Securities and the outstanding principal balance of such Securities following such distribution;

                  (ii) the amount of interest distributed to Holders of the related Securities and the current interest on such Securities;

                  (iii) the amount of (a) any overdue accrued interest included in such distribution, (b) any remaining overdue accrued interest with respect to such Securities or (c) any current shortfall in amounts to be distributed as accrued interest to Holders of such Securities;

                  (iv) the amount of (a) any overdue payments of scheduled principal included in such distribution, (b) any remaining overdue principal amounts with respect to such Securities, (c) any current shortfall in receipt of scheduled principal payments on the related Primary Assets or (d) any realized losses or Liquidation Proceeds to be allocated as reductions in the outstanding principal balances of such Securities;

                  (v) the amount received under any related Enhancement, and the remaining amount available under such Enhancement;

                  (vi) the amount of any delinquencies with respect to payments on the related Primary Assets;

                  (vii) the book value of any REO Property acquired by the related Trust Fund; and

                  (viii) such other information as specified in the related Agreement.

         In addition, within a reasonable period of time after the end of each calendar year, the applicable Trustee, unless otherwise specified in the related Prospectus Supplement, will furnish to each Holder of record at any time during such calendar year (a) the aggregate of amounts reported pursuant to (i), (ii) and (iv)(d) above for such calendar year and (b) such information specified in the related Agreement to enable Holders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Securities, if applicable. Information in the Distribution Date and annual statements provided to the Holders will not have been examined and reported upon by an independent public accountant. However, the Servicer will provide to each applicable Trustee a report by independent public accountants with respect to the Servicer's servicing of the Loans. See "Servicing of Loans--Evidence as to Compliance" herein.

         If so specified in the Prospectus Supplement for a Series of Securities, such Series or one or more Classes of such Series will be issued in book-entry form. In such event, owners of beneficial interests in such Securities will not be considered Holders and will not receive such reports directly from the applicable Trustee. The applicable Trustee will forward such reports only to the entity or its nominee that is the registered holder of the global certificate that evidences such book-entry securities. Beneficial owners will receive such reports from the participants and indirect participants of the applicable book-entry system in accordance with the policies and procedures of such entities.

Events of Default; Rights Upon Event of Default

         Pooling and Servicing Agreement; Servicing Agreement. Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Pooling and Servicing Agreement for each Series of Certificates relating to Loans include (i) any failure by the Servicer to deposit amounts in the Collection Account and Distribution Account(s) to enable the applicable Trustee to distribute to Holders of such Series any required payment, which failure continues unremedied for the number of days specified in the related Prospectus Supplement after the giving of written notice of such failure to the Servicer by the applicable Trustee for such Series, or to the Servicer and such Trustee by the Holders of such Series evidencing not less than 25% of the aggregate voting rights of the Securities for such Series, (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable Agreement that continues unremedied for the number of days specified in the related Prospectus Supplement after the giving of written notice of such failure to the Servicer by the applicable Trustee, or to the Servicer and such Trustee by the Holders of such Series evidencing not less than 25% of the aggregate voting rights of the Securities for such Series, and
(iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization or inability to pay its obligations.

         So long as an Event of Default remains unremedied under the applicable Agreement for a Series of Securities relating to the servicing of Loans, unless otherwise specified in the related Prospectus Supplement, the Trustee for such Series or Holders of Securities of such Series evidencing not less than 51% of the aggregate voting rights of the Securities for such Series may terminate all of the rights and obligations of the Servicer as servicer under the applicable Agreement (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of such Agreement, which rights the Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in such Agreement.

         In the event that the Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a finance institution, bank or loan servicing institution with a net worth specified in the related Prospectus Supplement to act as successor Servicer under the provisions of the applicable Agreement. The successor Servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Servicing Fee as set forth in the related Prospectus Supplement, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in such Agreement.

         During the continuance of any Event of Default of a Servicer under an Agreement for a Series of Securities, the applicable Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Holders of such Series, and, unless otherwise specified in the related Prospectus Supplement, Holders of Securities evidencing not less than 51% of the aggregate voting rights of the Securities for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee or exercising any trust or power conferred upon such Trustee. However, the applicable Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Holders have offered such Trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by such Trustee therein or thereby. The applicable Trustee may decline to follow any such direction if such Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting Holders.

         Indenture. Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each Series of Notes include: (i) a default for thirty (30) days or more in the payment of any principal of or interest on any Note of such Series; (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture that continues for a period of sixty (60) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;
(iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such Series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or (v) any other Event of Default provided with respect to Notes of that Series.

         If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Indenture Trustee or the Holders of a majority of the then-aggregate outstanding amount of the Notes of such Series may declare the principal amount (or, if the Notes of that Series are Zero Coupon Securities, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related Prospectus Supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the Holders of a majority in aggregate outstanding amount of the Notes of such Series.

         If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Indenture Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default other than a default in the payment of any principal of or interest on any Note of such Series for thirty (30) days or more, unless (a) the Holders of 100% of the then-aggregate outstanding amount of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding Notes of such Series at the date of such sale or (c) the Indenture Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the Holders of 66K% of the then-aggregate outstanding amount of the Notes of such Series.

         In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders may be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

         Unless otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a Series is declared due and payable, as described above, the Holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount that is unamortized.

         Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of Notes of such Series, unless such Holders offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the Holders of a majority of the then-aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes of such Series, and the Holders of a majority of the then-aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the Holders of the outstanding Notes of such Series affected thereby.

The Trustees

         The identity of the commercial bank, savings and loan association or trust company named as the Trustee or Indenture Trustee, as the case may be, for each Series of Securities will be set forth in the related Prospectus Supplement. Entities serving as Trustee may have normal banking relationships with the Depositor or the Servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, each Trustee will have the power to appoint co-trustees or separate trustees. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the applicable Trustee by the Agreement relating to such Series will be conferred or imposed upon such Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which such Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the applicable Trustee. The applicable Trustee may also appoint agents to perform any of the responsibilities of such Trustee, which agents will have any or all of the rights, powers, duties and obligations of such Trustee conferred on them by such appointment; provided, that the applicable Trustee will continue to be responsible for its duties and obligations under the Agreement.

Duties of Trustees

         No Trustee will make any representations as to the validity or sufficiency of the related Agreement, the Securities or of any Primary Asset or related documents. If no Event of Default (as defined in the related Agreement) has occurred, the applicable Trustee will be required to perform only those duties specifically required of it under such Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the applicable Trustee will be required to examine them to determine whether they are in the form required by the related Agreement. However, such Trustee will not be responsible for the accuracy or content of any such documents furnished to it by the Holders or the Servicer under the related Agreement.

         Each Trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that no Trustee will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the related Holders in an Event of Default. No Trustee will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Resignation of Trustees

         Each Trustee may, upon written notice to the Depositor, resign at any time, in which event the Depositor will be obligated to use its best efforts to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted such appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. Each Trustee may also be removed at any time (i) if such Trustee ceases to be eligible to continue as such under the related Agreement, (ii) if such Trustee becomes insolvent or
(iii) by the Holders of Securities evidencing over 50% of the aggregate voting rights of the Securities in the Trust Fund upon written notice to the applicable Trustee and to the Depositor. Any resignation or removal of a Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

Amendment of Agreement

         Unless otherwise specified in the Prospectus Supplement, the Agreement for each Series of Securities may be amended by the Depositor, the Servicer (with respect to a Series relating to Loans), and the applicable Trustee with respect to such Series, without notice to or consent of the Holders (i) to cure any ambiguity, (ii) to correct any defective provisions or to correct or supplement any provision therein, (iii) to add to the duties of the Depositor, the applicable Trustee or the Servicer, (iv) to add any other provisions with respect to matters or questions arising under such Agreement or related Enhancement, (v) to add or amend any provisions of such Agreement as required by a Rating Agency in order to maintain or improve the rating of the Securities (it being understood that none of the Depositor, the Seller, the Servicer or any Trustee is obligated to maintain or improve such rating), or (vi) to comply with any requirements imposed by the Code; provided, that any such amendment except pursuant to clause (vi) above will not adversely affect in any material respect the interests of any Holders of such Series, as evidenced by an opinion of counsel delivered to the applicable Trustee. Any such amendment except pursuant to clause (vi) above shall be deemed not to adversely affect in any material respect the interests of any Holder if the applicable Trustee receives written confirmation from each Rating Agency rating such Securities that such amendment will not cause such Rating Agency to reduce the then-current rating thereof. Unless otherwise specified in the Prospectus Supplement, each Agreement for each Series may also be amended by the applicable Trustee, the Servicer, if applicable, and the Depositor with respect to such Series with the consent of the Holders possessing not less than 66K% of the aggregate outstanding principal amount of the Securities of such Series or, if only certain Classes of such Series are affected by such amendment, 66K% of the aggregate outstanding principal amount of the Securities of each Class of such Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or modifying in any manner the rights of Holders of such Series; provided, however, that no such amendment may (a) reduce the amount or delay the timing of payments on any Security without the consent of the Holder of such Security; or (b) reduce the aforesaid percentage of the aggregate outstanding principal amount of Securities of each Class, the Holders of which are required to consent to any such amendment, without the consent of the Holders of 100% of the aggregate outstanding principal amount of each Class of Securities affected thereby.

Voting Rights

         The related Prospectus Supplement will set forth the method of determining allocation of voting rights with respect to a Series.

List of Holders

         Upon written request of three or more Holders of record of a Series for purposes of communicating with other Holders with respect to their rights under the Agreement, which request is accompanied by a copy of the communication such Holders propose to transmit, the applicable Trustee will afford such Holders access during business hours to the most recent list of Holders of that Series held by such Trustee.

         No Agreement will provide for the holding of any annual or other meeting of Holders.

Book-Entry Securities

         If specified in the Prospectus Supplement for a Series of Securities, such Series or one or more Classes of such Series may be issued in book-entry form. In such event, beneficial owners of such Securities will not be considered "Holders" under the Agreements and may exercise the rights of Holders only indirectly through the participants in the applicable book-entry system.

REMIC Administrator

         For any Series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the Trust Fund may be performed by a REMIC administrator, who may be an affiliate of the Depositor.

Termination

         Pooling and Servicing Agreement; Trust Agreement. The obligations created by the Pooling and Servicing Agreement or Trust Agreement for a Series will terminate upon the distribution to Holders of all amounts distributable to them pursuant to such Agreement under the circumstances described in the related Prospectus Supplement. See "Description of the Securities--Optional Redemption, Purchase or Termination" herein.

         Indenture. The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Indenture Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

         In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Indenture Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the Final Scheduled Distribution Date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, Holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal of and interest on, if any, their Notes until maturity.


                       CERTAIN LEGAL ASPECTS OF THE LOANS

         The following discussion contains summaries of certain legal aspects of mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements that are general in nature. Because certain of such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor reflect the laws of any particular state, nor encompass the laws of all states in which the properties securing the Loans are situated.

Mortgages

         The Loans for a Series will, and certain Home Improvement Contracts for a Series may, be secured by either mortgages or deeds of trust or deeds to secure debt (such Mortgage Loans and Home Improvement Contracts are hereinafter referred to in this section as "mortgage loans"), depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the Mortgaged Property is located. Priority with respect to such instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties: the trustor, who is the borrower/property owner; the beneficiary, who is the lender; and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

Foreclosure on Mortgages

         Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

         Foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

         An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several


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

years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

         In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount that may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty Insurance Proceeds.

Environmental Risks

         Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. These include laws and regulations governing air pollutant emissions, hazardous and toxic substances, impacts to wetlands, leaks from underground storage tanks and the management, removal and disposal of lead- and asbestos-containing materials. In certain circumstances, these laws and regulations impose obligations on the owners or operators of residential properties such as those subject to the Loans. The failure to comply with such laws and regulations may result in fines and penalties.

         Moreover, under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of addressing hazardous substances on, in or beneath such property and related costs. Such liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of such substances, and could exceed the value of the property and the aggregate assets of the owner or operator. In addition, persons who transport or dispose of hazardous substances, or arrange for the transportation, disposal or treatment of hazardous substances, at off-site locations may also be held liable if there are releases or threatened releases of hazardous substances at such off-site locations.

         In addition, under the laws of some states and under the Federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), contamination of property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property. Under CERCLA, such a lien is subordinate to pre-existing, perfected security interests.

         Under the laws of some states, and under CERCLA, there is a possibility that a lender may be held liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by a current or prior owner or operator. CERCLA and some state laws provide an exemption from the definition of "owner or operator" for a secured creditor who, without "participating in the management" of a facility, holds indicia of ownership primarily to protect its security interest in the facility. The Solid Waste Disposal Act (the "SWDA") provides similar protection to secured creditors in connection with liability for releases of petroleum from certain underground storage tanks. However, if a lender "participates in the management" of the facility in question or is found not to have held its interest primarily to protect a security interest, the lender may forfeit its secured creditor exemption status.

         A regulation promulgated by the U.S. Environmental Protection Agency (the "EPA") in April 1992 attempted to clarify the activities in which lenders could engage both prior to and subsequent to foreclosure of a security interest without forfeiting the secured creditor exemption under CERCLA. The rule was struck down in 1994 by the United States Court of Appeals for the District of Columbia Circuit in Kelley ex rel State of Michigan v. Environmental Protection Agency, 15 F.3d 1100 (D.C Cir. 1994), reh'g denied, 25 F.3d 1088, cert. denied sub nom. Am. Bankers Ass'n v. Kelley, 115 S.Ct. 900 (1995). Another EPA regulation promulgated in 1995 clarifies the activities in which lenders may engage without forfeiting the secured creditor exemption under the underground storage tank provisions of the SWDA. That regulation has not been struck down.

         On September 30, 1996, Congress amended both CERCLA and the SWDA to provide additional clarification regarding the scope of the lender liability exemptions under the two statutes. Among other things, the 1996 amendments specify the circumstances under which a lender will be protected by the CERCLA and SWDA exemptions, both while the borrower is still in possession of the secured property and following foreclosure on the secured property.

         Generally, the amendments state that a lender who holds indicia of ownership primarily to protect a security interest in a facility will be considered to participate in management only if, while the borrower is still in possession of the facility encumbered by the security interest, the lender (i) exercises decision-making control over environmental compliance related to the facility such that the lender has undertaken responsibility for hazardous substance handling or disposal practices related to the facility or (ii) exercises control at a level comparable to that of a manager of the facility such that the lender has assumed or manifested responsibility for (a) overall management of the facility encompassing daily decision-making with respect to environmental compliance or (b) overall or substantially all of the operational functions (as distinguished from financial or administrative functions) of the facility other than the function of environmental compliance. The amendments also specify certain activities that are not considered to be "participation in management," including monitoring or enforcing the terms of the extension of credit or security interest, inspecting the facility, and requiring a lawful means of addressing the release or threatened release of a hazardous substance.

         The 1996 amendments also specify that a lender who did not participate in management of a facility prior to foreclosure will not be considered an "owner or operator," even if the lender forecloses on the facility and after foreclosure sells or liquidates the facility, maintains business activities, winds up operations, undertakes an appropriate response action, or takes any other measure to preserve, protect, or prepare the facility prior to sale or disposition, if the lender seeks to sell or otherwise divest the facility at the earliest practicable, commercially reasonable time, on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements.

         The CERCLA and SWDA lender liability amendments specifically address the potential liability of lenders who hold mortgages or similar conventional security interests in real property, such as the Trust Fund does in connection with the Mortgage Loans and the Home Improvement Contracts.

         If a lender is or becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other "responsible parties," including a previous owner or operator. However, such persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with


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

environmental cleanup and related actions may be substantial. Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders. Whether the costs of addressing a release or threatened release at a property pledged as collateral for one of the Loans would be imposed on the Trust Fund, and thus occasion a loss to the Holders, therefore depends on the specific factual and legal circumstances at issue.

Rights of Redemption

         In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

Junior Mortgages; Rights of Senior Mortgages

         The Mortgage Loans comprising or underlying the Primary Assets included in the Trust Fund for a Series will be secured by Mortgages or deeds of trust, which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Holders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

         The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard Insurance Policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any Insurance Proceeds payable under a hazard Insurance Policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and


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

not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

Anti-Deficiency Legislation and Other Limitations on Lenders

         Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Federal Soldiers' and Sailors' Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 Bankruptcy Code rehabilitative plan to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security (provided no sale of the property has yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security


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

plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

         In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

         The Bankruptcy Code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted mortgage loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

Due-on-Sale Clauses in Mortgage Loans

         Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St. Germain Act, which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

Enforceability of Prepayment and Late Payment Fees

         Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations, upon the late charges a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional


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charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Equitable Limitations on Remedies

         In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

         Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Office of Thrift Supervision (the "OTS") prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

Applicability of Usury Laws

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

The Home Improvement Contracts

                  General

         The Home Improvement Contracts, other than those Home Improvement Contracts that are unsecured or secured by mortgages on real estate (such Home Improvement Contracts are hereinafter referred to in this section as "contracts") generally are "chattel paper" or constitute "purchase money security interests,"


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

each as defined in the Uniform Commercial Code in effect in the applicable jurisdiction (the "UCC"). Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related Agreement, the Depositor will transfer physical possession of the contracts to the Trustee or a designated custodian or may retain possession of the contracts as custodian for the Trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the contracts. Unless otherwise specified in the related Prospectus Supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the Trustee's interest in the contracts could be defeated.

                  Security Interests in Home Improvements

         The contracts that are secured by the Home Improvements financed thereby grant to the originator of such contracts a purchase money security interest in such Home Improvements to secure all or part of the purchase price of such Home Improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such Home Improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization, upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the Home Improvement being financed.

                  Enforcement of Security Interest in Home Improvements

         So long as the Home Improvement has not become subject to the real estate law, a creditor can repossess a Home Improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before such resale.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgement from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgements, and in many cases the defaulting borrower would have no assets with which to pay a judgement.

         Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgement.



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

                  Consumer Protection Laws

         The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract that is the seller of goods that gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

                  Applicability of Usury Laws

         Title V provides that, subject to the following conditions, state usury limitations shall not apply to any contract that is secured by a first lien on certain kinds of consumer goods. The contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

         Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

Installment Sales Contracts

         The Loans may also consist of installment sales contracts. Under an installment sales contract (each, an "Installment Sales Contract") the seller (hereinafter referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (hereinafter referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Sales Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard Insurance Policy premiums associated with the property.

         The method of enforcing the rights of the lender under an Installment Sales Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of Installment Sales Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Sales Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Sales Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However,


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most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Sales Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the Installment Sales Contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Sales Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Sales Contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Soldiers' and Sailors' Civil Relief Act of 1940

         Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service, (i) are entitled to have interest rates reduced and capped at 6% per annum, on obligations (including Loans) incurred prior to the commencement of military service for the duration of military service, (ii) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service and (iii) may have the maturity of such obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service. However, the benefits of (i), (ii), or (iii) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with such obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a Loan included in a Trust Fund for a Series is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, none of the Trust Fund, the Servicer, the Depositor nor any Trustee will be required to advance such amounts, and any loss in respect thereof may reduce the amounts available to be paid to the Holders of the Securities of such Series. Unless otherwise specified in the related Prospectus Supplement, any shortfalls in interest collections on Loans or Underlying Loans relating to the Private Securities, as applicable, included in a Trust Fund for a Series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated to each Class of Securities of such Series that is entitled to receive interest in respect of such Loans or Underlying Loans in proportion to the interest that each such Class of Securities would have otherwise been entitled to receive in respect of such Loans or Underlying Loans had such interest shortfall not occurred.


                                  THE DEPOSITOR

         The Depositor was incorporated in the State of Delaware in June 1995, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The Depositor's principal executive offices are located at 245 Park Avenue, New York, New York 10167. Its telephone number is (212) 272-4095.

         The Depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts, which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments ("Depositor Securities") collateralized or otherwise secured or backed by, or otherwise representing an interest in, among other things, receivables or pass-through certificates, or participations or certificates of participation or beneficial ownership in one or more pools of receivables, and the proceeds of the foregoing, that arise in connection with loans secured by certain first or junior


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mortgages on real estate or manufactured housing and any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness and, in connection therewith or otherwise, purchasing, acquiring, owning, holding, transferring, conveying, servicing, selling, pledging, assigning, financing and otherwise dealing with such receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership. Article Third of the Depositor's Certificate of Incorporation limits the Depositor's activities to the above activities and certain related activities, such as credit enhancement with respect to such Depositor Securities, and to any activities incidental to and necessary or convenient for the accomplishment of such purposes.


                                 USE OF PROCEEDS

         The Depositor will apply all or substantially all of the net proceeds from the sale of each Series of Securities for one or more of the following purposes: (i) to purchase the related Primary Assets, (ii) to repay indebtedness incurred to obtain funds to acquire such Primary Assets, (iii) to establish any Reserve Funds described in the related Prospectus Supplement and (iv) to pay costs of structuring and issuing such Securities, including the costs of obtaining Enhancement, if any. If so specified in the related Prospectus Supplement, the purchase of the Primary Assets for a Series may be effected by an exchange of Securities with the Seller of such Primary Assets.


                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

General

         The following is a summary of certain anticipated material federal income tax consequences of the purchase, ownership, and disposition of the Securities and is based on the opinion of Brown & Wood LLP, special counsel to the Depositor (in such capacity, "Tax Counsel"). The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

         The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances. This summary focuses primarily upon investors who will hold Securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code. Prospective investors may wish to consult their own tax advisers concerning the federal, state, local and any other tax consequences as relates specifically to such investors in connection with the purchase, ownership and disposition of the Securities.

         The federal income tax consequences to Holders will vary depending on whether (i) the Securities of a Series are classified as indebtedness; (ii) an election is made to treat the Trust Fund relating to a particular Series of Securities as a real estate mortgage investment conduit (a "REMIC") under the Internal Revenue Code of 1986, as amended (the "Code"); (iii) the Securities represent an ownership interest in some or all of the assets included in the Trust Fund for a Series; or (iv) an election is made to treat the Trust Fund relating to a particular Series of Certificates as a partnership; or (v) an election is made to treat the Trust Fund relating to a particular Series of Securities as a Financial Asset Securitization Investment Trust ("FASIT") under the Code. The Prospectus Supplement for each Series of Securities will specify how the Securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to such Series.



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

         As used herein, the term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be treated as United States persons shall be considered U.S. Persons as well.

Taxation of Debt Securities

         Status as Real Property Loans. Except to the extent otherwise provided in the related Prospectus Supplement, if the Securities are regular interests in a REMIC ("Regular Interest Securities") or represent interests in a grantor trust, Tax Counsel is of the opinion that: (i) Securities held by a domestic building and loan association will constitute "loans... secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and (ii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code section 856(c)(4)(A) and interest on Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code section 856(c)(3)(B).

         Interest and Acquisition Discount. In the opinion of Tax Counsel, Regular Interest Securities are generally taxable to Holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Holder's normal accounting method. Interest (other than original issue discount) on Securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by Holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as "Debt Securities."

         Tax Counsel is of the opinion that Debt Securities that are Compound Interest Securities will, and certain of the other Debt Securities issued at a discount may, be issued with "original issue discount" ("OID"). The following discussion is based in part on the rules governing OID, which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder on February 2, 1994 and amended on June 11, 1996 (the "OID Regulations"). A Holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

         In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. In the opinion of Tax Counsel, a Holder of a Debt Security must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

         The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that Class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular Class of Debt Securities is sold for cash on or prior to the Closing Date, the issue price for such Class will be treated as the fair market value of such Class on the Closing Date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security


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Holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if such distributions constitute "qualified stated interest."

         Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below); provided, that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. In the opinion of Tax Counsel, the interest on such Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such Debt Securities includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first Distribution Date on a Debt Security is either longer or shorter than the interval between subsequent Distribution Dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a Debt Security with a long first period that has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the Debt Security will generally have OID. Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security.

         Under the de minimis rule, OID on a Debt Security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt Security is held as a capital asset. However, accrual method Holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

         Debt Securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such Debt Security. In the case of Compound Interest Securities, certain Interest Weighted Securities, and certain of the other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.



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

         The Internal Revenue Service (the "IRS") recently issued final regulations (the "Contingent Payment Regulations") governing the calculation of OID on instruments having contingent interest payments. The Contingent Payment Regulations, represent the only guidance regarding the views of the IRS with respect to contingent interest instruments and specifically do not apply for purposes of calculating OID on debt instruments subject to Code Section 1272(a)(6), such as the Debt Security. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the applicable Trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in this Prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

         The Holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Security, the sum of the "daily portions" of such original issue discount. The amount of OID includible in income by a Holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the Loans, the amount of OID includible in income of a Holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals or OID, reduced by the total payments made with respect to such Debt Security in all prior periods, other than qualified stated interest payments.

         The amount of OID to be included in income by a Holder of a debt instrument, such as certain Classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a "Pay-Through Security"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events that have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a Holder to take into account prepayments with respect to the Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a Holder of a Pay-Through Security to take into account prepayments with respect to the Loans at a rate that is slower than the Prepayment Assumption. Although OID will be reported to Holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to Holders that Loans will be prepaid at that rate or at any other rate.

         The Depositor may adjust the accrual of OID on a Class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the Loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.



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         Certain Classes of Regular Interest Securities may represent more than one Class of REMIC regular interests. Unless otherwise provided in the related Prospectus Supplement, the applicable Trustee intends, based on the OID Regulations, to calculate OID on such Securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

         A subsequent Holder of a Debt Security will also be required to include OID in gross income, but such a Holder who purchases such Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial Holder who pays more than a Debt Security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

         Effects of Defaults and Delinquencies. In the opinion of Tax Counsel, Holders will be required to report income with respect to the related Securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a Holder of such a Security in any period could significantly exceed the amount of cash distributed to such Holder in that period. The Holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Securities is reduced as a result of a Loan default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, Holders of Securities should consult their own tax advisors on this point.

         Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities (as defined under "--Tax Status as a Grantor Trust; General" herein) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on Loans underlying Pass-Through Securities ("Interest Weighted Securities"). The Trustee intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the Internal Revenue Service could assert that income derived from an Interest Weighted Security should be calculated as if the Security were a security purchased at a premium equal to the excess of the price paid by such Holder for such Security over its stated principal amount, if any. Under this approach, a Holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such Holder, as described below. Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. Such treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See "--Tax Status as a Grantor Trust--Discount or Premium on Pass-Through Securities."

         Variable Rate Debt Securities. In the opinion of Tax Counsel, in the case of Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of such Debt Securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on such Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of such Securities. Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, Holders of variable rate Debt Securities should consult their own tax advisers regarding the appropriate treatment of such Securities for federal income tax purposes.

         Market Discount. In the opinion of Tax Counsel, a purchaser of a Security may be subject to the market discount rules of Sections 1276-1278 of the Code. A Holder that acquires a Debt Security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal

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amount of the Debt Security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the Securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) in the ratio of (a) in the case of Securities (or in the case of a Pass-Through Security, as set forth below, the Loans underlying such Security) not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Securities (or, in the case of a Pass-Through Security, as described below, the Loans underlying such Security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

         Section 1277 of the Code provides that, regardless of the origination date of the Debt Security (or, in the case of a Pass-Through Security, the Loans), the excess of interest paid or accrued to purchase or carry a Security (or, in the case of a Pass-Through Security, as described below, the underlying Loans) with market discount over interest received on such Security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the Security (or in the case of a Pass-Through Security, an underlying Loan). A Holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such Holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

         Premium. In the opinion of Tax Counsel, a Holder who purchases a Debt Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the Securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing such Class. If a Holder makes an election to amortize premium on a Debt Security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the Holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such Holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the Securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

         Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a Holder of a Debt Security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt Security with market discount, the Holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a Holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt


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instruments having amortizable bond premium that such Holder owns or acquires.
The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

Taxation of the REMIC and its Holders

         General. In the opinion of Tax Counsel, if a REMIC election is made with respect to a Series of Securities, then the arrangement by which the Securities of that Series are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related Prospectus Supplement.

         Except to the extent specified otherwise in a Prospectus Supplement, if a REMIC election is made with respect to a Series of Securities, in the opinion of Tax Counsel (i) Securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and income with respect to the Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i) or (ii) above, then a Security will qualify for the tax treatment described in (i) or
(ii) in the proportion that such REMIC assets are qualifying assets.

REMIC Expenses; Single Class REMICs

         As a general rule, in the opinion of Tax Counsel, all of the expenses of a REMIC will be taken into account by Holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the Holders of the Regular Interest Securities and the Holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each Holder on that day. In the case of a Holder of a Regular Interest Security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the Holder, exceed 2% of such Holder's adjusted gross income. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a Holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and that is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise specified in the related Prospectus Supplement, the expenses of the REMIC will be allocated to Holders of the related residual interest securities.

Taxation of the REMIC

         General. Although a REMIC is a separate entity for federal income tax purposes, in the opinion of Tax Counsel, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss


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of a REMIC is taken into account by the Holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

         Calculation of REMIC Income. In the opinion of Tax Counsel, the taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (ii) deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to Loans, and servicing fees and other expenses of the REMIC. A Holder of a Residual Interest Security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such Holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such Holder's adjusted gross income.

         For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

         The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which Holders of Pay-Through Securities accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the Holders of the Regular Interest Securities include such discount in income, but without regard to the de minimis rules. See "Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

         To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

         Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment;
(iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The Holders of Residual Interest Securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such Holders or otherwise, however, such taxes will


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

be paid out of the Trust Fund and will be allocated pro rata to all outstanding Classes of Securities of such REMIC.

Taxation of Holders of Residual Interest Securities

         In the opinion of Tax Counsel, the Holder of a Certificate representing a residual interest (a "Residual Interest Security") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such Holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the Holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

         In the opinion of Tax Counsel, the Holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding Securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

         In any event, because the Holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

         Limitation on Losses. In the opinion of Tax Counsel, the amount of the REMIC's net loss that a Holder may take into account currently is limited to the Holder's adjusted basis at the end of the calendar quarter in which such loss arises. A Holder's basis in a Residual Interest Security will initially equal such Holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the Holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the Holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of Holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which such Holders should consult their tax advisers.

         Distributions. In the opinion of Tax Counsel, distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a Holder of a Residual Interest Security. If the amount of such payment exceeds a Holder's adjusted basis in the Residual Interest Security, however, the Holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

         Sale or Exchange. In the opinion of Tax Counsel, a Holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such Holder's adjusted basis in the Residual Interest Security at the


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

time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling Holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

         Excess Inclusions. In the opinion of Tax Counsel, the portion of the REMIC taxable income of a Holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such Holder's federal income tax return. Further, if the Holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such Holder's excess inclusion income will be treated as unrelated business taxable income of such Holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30%, which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "Tax Treatment of Foreign Investors." The Small Business Job Protection Act of 1996 has eliminated the special rule permitting
Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Interest Securities that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Interest Securities continuously held by a thrift institution since November 1, 1995.

         In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual Holder. First, alternative minimum taxable income for such residual Holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual Holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual Holder elects to have such rules apply only to tax years beginning after August 20, 1996.

         The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a Holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

         Under the REMIC Regulations, in certain circumstances, transfers of Residual Securities may be disregarded. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "--Tax Treatment of Foreign Investors" below.

         Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC


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

residual interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

         If a Residual Interest Security is transferred to a Disqualified Organization after March 31, 1988 (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988 (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

         Under the REMIC Regulations, if a Residual Interest Security is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest is disregarded, the transferor would be liable for any federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Regulations provide no guidance as to how to determine if a significant purpose of a transfer is to impede the assessment or collection of tax. A similar type of limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See "--Tax Treatment of Foreign Investors."

         Mark to Market Rules. Prospective purchasers of a REMIC Residual Interest Security should be aware that the IRS recently finalized regulations (the "Final Mark-to-Market Regulations"), which provide that a REMIC Residual Interest Security acquired after January 3, 1995 cannot be marked-to-market. Prospective purchasers of a REMIC Residual Interest Security should consult their tax advisors regarding the possible application of the Mark to Market Regulations.

Administrative Matters

         The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.



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

Tax Status as a Grantor Trust

         General. As further specified in the related Prospectus Supplement, if a REMIC election is not made and the Trust Fund is not structured as a partnership, then, in the opinion of Tax Counsel, the Trust Fund relating to a Series of Securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and not as an association taxable as a corporation (the Securities of such Series, "Pass-Through Securities"). In some Series there will be no separation of the principal and interest payments on the Loans. In such circumstances, a Holder will be considered to have purchased a pro rata undivided interest in each of the Loans. In other cases ("Stripped Securities"), sale of the Securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Loans.

         In the opinion of Tax Counsel, each Holder must report on its federal income tax return its share of the gross income derived from the Loans (not reduced by the amount payable as fees to the applicable Trustee and the Servicer and similar fees (collectively, the "Servicing Fee")), at the same time and in the same manner as such items would have been reported under the Holder's tax accounting method had it held its interest in the Loans directly, received directly its share of the amounts received with respect to the Loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the Loans and, in the case of Stripped Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Holder owns an interest. The Holder of a Security will generally be entitled to deduct such Servicing Fees under Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent "reasonable" compensation for the services rendered by the applicable Trustee and the Servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate Holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such Holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such Holder's alternative minimum tax liability. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation in taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

         Discount or Premium on Pass-Through Securities. In the opinion of Tax Counsel, the Holder's purchase price of a Pass-Through Security is to be allocated among the Loans in proportion to their fair market values, determined as of the time of purchase of the Securities. In the typical case, the Trustee (to the extent necessary to fulfill its reporting obligations) will treat each Loan as having a fair market value proportional to the share of the aggregate Principal Balances of all of the Loans that it represents, since the Securities, unless otherwise specified in the related Prospectus Supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the Principal Balance of the Loan allocable to the Security, the interest in the Loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

         The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a Loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a Holder of a Security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a


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

Loan could arise, for example, by virtue of the financing of points by the originator of the Loan, or by virtue of the charging of points by the originator of the Loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a Loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the Loans underlying the Certificate, rather than with respect to the Security. A Holder that acquires an interest in a Loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the Loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities; Market Discount" and "--Premium" above.

         In the case of market discount on a Pass-Through Security attributable to Loans originated on or before July 18, 1984, the Holder generally will be required to allocate the portion of such discount that is allocable to a loan among the principal payments on the Loan and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. Such treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

         Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the Loans, a right to receive only principal payments on the Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities ("Ratio Strip Securities") may represent a right to receive differing percentages of both the interest and principal on each Loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments.
Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.

         Servicing fees in excess of reasonable servicing fees (the "excess servicing fee") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Loan's Principal Balance) or the Securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Loan by Loan basis, which could result in some Loans being treated as having more than 100 basis points of interest stripped off.

         The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made that take into account with respect to each accrual period the effect of prepayments during such period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities, which technically represent ownership interests in the underlying Loans, rather than being debt instruments "secured by" those loans. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such Securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related Prospectus Supplement. In applying the calculation to Pass-Through Securities, the Trustee will treat all payments to be received by a Holder with respect to the underlying Loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each Loan underlying a Security.

         Under certain circumstances, if the Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Holder's recognition of income. If, however, the Loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a Holder's recognition of income.

         In the case of a Stripped Security that is an Interest Weighted Security, the applicable Trustee intends, absent contrary authority, to report income to Holders as OID, in the manner described above for Interest Weighted Securities.

         Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the Internal Revenue Service could contend that (i) in certain Series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped principal payments; (ii) the non-Interest Weighted Securities are subject to the contingent payment provisions of the Proposed Regulations; or (iii) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped interest payments.

         Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Securities for federal income tax purposes.

         Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the Securities, for federal income tax purposes, will be the same as the Loans. The IRS could take the position that the Loans character is not carried over to the Securities in such circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the Securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the Securities may cause a proportionate reduction in the above-described qualifying status categories of Securities.

Sale or Exchange

         Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, in the opinion of Tax Counsel, a Holder's tax basis in its Security is the price such Holder pays for a Security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Security, measured by the difference between the amount realized and the Security's basis as so adjusted such gain will generally be capital gain or loss, assuming that the Security is held as a capital asset and will generally be long-term capital gain or loss if the holding period of the security is one year or more. The Taxpayer Relief Act of 1997 (the "Act") reduces the maximum rates on long-term capital gains recognized on capital assets held by individual taxpayers for more than eighteen months as of the date of disposition (and would further reduce the maximum rates on such gains in the year 2001 and thereafter for certain individual taxpayers who meet specified conditions). The capital gains rate for capital assets held by individual taxpayers for more than


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

twelve months but less than eighteen months was not changed by the Act. The Act does not change the capital gain rates for corporations. Prospective investors should consult their own tax advisors concerning these tax law changes.

         In the case of a Security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the Holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such Holder's holding period, over the amount of ordinary income actually recognized by the Holder with respect to such Regular Interest Security.

Miscellaneous Tax Aspects

         Backup Withholding. Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, a Holder, other than a Holder of a REMIC Residual Security, may, under certain circumstances, be subject to "backup withholding" at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Securities. This withholding generally applies if the Holder of a Security (i) fails to furnish the applicable Trustee with its taxpayer identification number (the "TIN"); (ii) furnishes the applicable Trustee an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the applicable Trustee or such Holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the Holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

         The applicable Trustee will report to the Holders and to the Servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

New Withholding Regulations

         On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations"), which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

Tax Treatment of Foreign Investors

         Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, under the Code, unless interest (including OID) paid on a Security (other than a Residual Interest Security) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("Nonresidents"), in the opinion of Tax Counsel, such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (ii) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the Loans were originated on or before July 18, 1984.

         Interest and OID of Holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Holder. They will, however, generally be subject to the regular United States income tax.

         Payments to Holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a Holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations that would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest Holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "--Excess Inclusions."

Tax Characterization of the Trust Fund as a Partnership

         Tax Counsel is of the opinion that a Trust Fund structured as a partnership will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion is based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

         If the Trust Fund were taxable as a corporation for federal income tax purposes, in the opinion of Tax Counsel, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the


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Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

Tax Consequences to Holders of the Notes

         Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. In such a circumstance, Tax Counsel is, except as otherwise provided in the related Prospectus Supplement, of the opinion that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

         OID, Indexed Securities, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under the OID Regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

         Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, in the opinion of Tax Counsel, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID Regulations, a Holder of a Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

         A Holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis Holder of a Short-Term Note (and certain cash method Holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis Holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis Holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

         Sale or Other Disposition. In the opinion of Tax Counsel, if a Noteholder sells a Note, the Holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the Holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the Holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and


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

decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

         Foreign Holders. In the opinion of Tax Counsel, interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust Fund or the Seller (including a Holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust Fund or the Seller is a "related person" within the meaning of the Code and (ii) provides the Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax; provided, that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

         Backup Withholding. Each Holder of a Note (other than an exempt Holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the Holder's name, address, correct federal taxpayer identification number and a statement that the Holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold 31 percent of the amount otherwise payable to the Holder, and remit the withheld amount to the IRS as a credit against the Holder's federal income tax liability.

         The New Regulations described herein make certain modifications to the backup withholding and information reporting rules. The New Regulations generally will be effective for payments made after December 31, 1998, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

         Possible Alternative Treatments of the Notes. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and most likely in the view of Tax Counsel, the Trust Fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it


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

would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain Holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," income to foreign Holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual Holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

Tax Consequences to Holders of the Certificates

         Treatment of the Trust Fund as a Partnership. The Trust Fund and the Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

         A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

         Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a Series of Securities includes a single Class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

         Partnership Taxation. If the Trust Fund is a partnership, in the opinion of Tax Counsel, the Trust Fund will not be subject to federal income tax. Rather, in the opinion of Tax Counsel, each Certificateholder will be required to separately take into account such Holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Loans.

         In the opinion of Tax Counsel, the tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of
(i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Depositor. Based on the economic arrangement of the parties, in the opinion of Tax Counsel, this approach for allocating Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, in the opinion of Tax Counsel, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis Holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

         In the opinion of Tax Counsel, all of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a Holder under the Code.

         In the opinion of Tax Counsel, an individual taxpayer's share of expenses of the Trust Fund (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such Holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such Holder over the life of the Trust Fund.

         The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

         Discount and Premium. It is believed that the Loans were not issued with OID, and, therefore, the Trust Fund should not have OID income. However, the purchase price paid by the Trust Fund for the Loans may be greater or less than the remaining Principal Balance of the Loans at the time of purchase. If so, in the opinion of Tax Counsel, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Loan by Loan basis.)

         If the Trust Fund acquires the Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Loans or to offset any such premium against interest income on the Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

         Section 708 Termination. In the opinion of Tax Counsel, under Section 708 of the Code, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. Pursuant to final Treasury regulations issued May 9, 1997 under Section 708 of the Code, if such a termination occurs, the Trust Fund (the "old partnership") would be deemed to contribute its assets to a new partnership (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.



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

         Disposition of Certificates. Generally, in the opinion of Tax Counsel, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the Holder's cost increased by the Holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the Holder's share of the Notes and other liabilities of the Trust Fund. A Holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

         Any gain on the sale of a Certificate attributable to the Holder's share of unrecognized accrued market discount on the Loans would generally be treated as ordinary income to the Holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

         If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

         Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a Holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

         The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

         Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

         Administrative Matters. The Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust Fund will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to Holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-l information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, Holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the Holder notifies the IRS of all such inconsistencies.

         Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (a) the name, address and identification number of such person,
(b) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

         The Depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

         Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign Holders that are taxable as corporations and 39.6% for all other foreign Holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures. In determining a Holder's withholding status, the Trust Fund may rely on IRS Form W-8, IRS Form W-9 or the Holder's certification of nonforeign status signed under penalties of perjury.

         Each foreign Holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign Holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign Holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign Holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

         Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the Holder is an exempt recipient under applicable provisions of the Code. The New Regulations described herein make certain modifications to the backup withholding and information reporting rules. The New Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

                            STATE TAX CONSIDERATIONS

         In addition to the federal income tax considerations described in "Certain Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.

                                FASIT SECURITIES

         General. The FASIT provisions of the Code were enacted by the Small Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities ("FASIT Securities"). Although the FASIT provisions of the Code became effective on September 1, 1997, no Treasury regulations or other administrative guidance has been issued with respect to those provisions. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of Holders of FASIT Securities. Investors also should note that the FASIT discussions contained herein constitutes only a summary of the federal income tax consequences to Holders of FASIT Securities. With respect to each Series of FASIT Securities, the related Prospectus Supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

         FASIT Securities will be classified as either FASIT Regular Securities, which generally will be treated as debt for federal income tax purposes, or FASIT Ownership Securities, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related Series. The Prospectus Supplement for each Series of Securities will indicate whether one or more FASIT elections will be made for such Series, and which Securities of such Series will be designated as Regular Securities, and which, if any, will be designated as Ownership Securities.

Qualification as a FASIT. The Trust Fund underlying a Series (or one or more designated pools of assets held in the Trust Fund) will qualify under the Code as a FASIT in which the FASIT Regular Securities and the FASIT Ownership Securities will constitute the "regular interests" and the "ownership interests," respectively, if (i) a FASIT election is in effect, (ii) certain tests concerning (a) the composition


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

of the FASIT's assets and (b) the nature of the Holders' interest in the FASIT are met on a continuing basis and (iii) the Trust Fund is not a regulated company as defined in Section 851(a) of the Code.

         Asset Composition. In order for a Trust Fund (on one or more designated pools of assets held by a Trust Fund) to be eligible for FASIT status, substantially all of the assets of the Trust Fund (or the designated pool) must consist of "permitted assets" as of the close of the third month beginning after the Closing Date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include (i) cash or cash equivalents, (ii) debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ("IO") type rate, (iii) foreclosure property, (iv) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests, (v) contract rights to acquire qualifying debt instruments or qualifying hedging instruments, (vi) FASIT regular interests and
(vii) REMIC regular interests. Permitted assets do not include any debt instruments issued by the Holder of the FASIT's ownership interest or by any person related to such Holder.

         Interests in a FASIT. In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (i) one or more Classes of regular interests or (ii) a single Class of ownership interest that is held by a fully taxable domestic corporation. In the case of Series that include FASIT Ownership Securities, the ownership interest will be represented by the FASIT Ownership Securities.

         A FASIT interest generally qualifies as a regular interest if (i) it is designated as a regular interest, (ii) it has a stated maturity no greater than thirty years, (iii) it entitles its Holder to a specified principal amount, (iv) the issue price of the interest does not exceed 125% of its stated principal amount, (v) the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5% and (vi) if it pays interest, such interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) a permissible variable rate with respect to such principal amount. Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interest (i.e., certain qualified floating rates and weighted average rates). See "Certain Federal Income Tax Considerations--Taxation of Debt Securities--Variable Rate Debt Securities."

         If a FASIT Security fails to meet one or more of the requirements set out in clauses (iii), (iv) or (v) above, but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a "High-Yield Interest." In addition, if a FASIT Security fails to meet the requirements of clause (vi), but the interest payable on the Security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the Security, the Security also will qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, Holders of High-Yield Interests are subject to limitations on offset of income derived from such interest. See "Certain Federal Income Tax Considerations--FASIT Securities--Tax Treatment of FASIT Regular Securities--Treatment of High-Yield Interests."

         Consequences of Disqualification. If a Series of FASIT Securities fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and the interests therein for federal income tax purposes is uncertain. The former FASIT might be treated as a grantor trust, as a separate association taxed as a corporation, or as a partnership. The FASIT Regular Securities could be treated as debt instruments for federal income tax purposes or as equity



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

interests. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for a period of time in which the requirements for FASIT status are not satisfied.

         Tax Treatment of FASIT Regular Securities. Payments received by Holders of FASIT Regular Securities generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments and on REMIC Regular Securities. As in the case of Holders of REMIC Regular Securities, Holders of FASIT Regular Securities must report income from such Securities under an accrual method of accounting, even if they otherwise would have used the case receipts and disbursements method. Except in the case of FASIT Regular Securities issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT Regular Security generally will be treated as ordinary income to the Holder and a principal payment on such Security will be treated as a return of capital to the extent that the Holder's basis is allocable to that payment. FASIT Regular Securities issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on such Securities in the same manner described for REMIC Regular Securities. See "Certain Federal Income Tax Considerations--Taxation of Debt Securities," "--Market Discount," and "--Premium" above. High-Yield Securities may be held only by fully taxable domestic corporations, other FASITs, and certain securities dealers. Holders of High-Yield Securities are subject to limitations on their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those Securities.

         If a FASIT Regular Security is sold or exchanged, the Holder generally will recognize gain or loss upon the sale in the manner described above for REMIC Regular Securities. See "Certain Federal Income Tax Considerations--Sale or Exchange." In addition, if a FASIT Regular Security becomes wholly or partially worthless as a result of Default and Delinquencies of the underlying assets, the Holder of such Security should be allowed to deduct the loss sustained (or alternatively be able to report a lesser amount of income). See "Certain Federal Income Tax Considerations--Taxation of Debt Instruments--Effects of Default and Delinquencies."

         FASIT Regular Securities held by a REIT will qualify as "real estate assets" within the meaning of section 856(c)(4)(A) of the Code, and interest on such Securities will be considered Qualifying REIT Interest to the same extent that REMIC Securities would be so considered. FASIT Regular Securities held by a Thrift Institution taxed as a "domestic building and loan association" will represent qualifying assets for purposes of the qualification requirements set forth in Code Section 7701(a)(19) to the same extent that REMIC Securities would be so considered. See "Certain Federal Income Tax Considerations--Taxation of Debt Securities--Status as Real Property Loans." In addition, FASIT Regular Securities held by a financial institution to which Section 585 of the Code applies will be treated as evidences of indebtedness for purposes of Section 582(c)(1) of the Code. FASIT Securities will not qualify as "Government Securities" for either REIT or RIC qualification purposes.

         Treatment of High-Yield Interests. High-Yield Interests are subject to special rules regarding the eligibility of Holders of such interests, and the ability of such Holders to offset income derived from their FASIT Security with losses. High-Yield Interests may be held only by Eligible Corporations other FASITs, and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an Eligible Corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified Holders will be disregarded for federal income tax purposes, and the transferor still will be treated as the Holder of the High-Yield Interest.

         The Holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Security that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Security and that have the same features as High-Yield Interests.

         Tax Treatment of FASIT Ownership Securities. A FASIT Ownership Security represents the residual equity interest in a FASIT. As such, the Holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of a FASIT. In general, the character of the income to the Holder of a FASIT Ownership Interest will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the Holder of a FASIT Ownership Interest is treated as ordinary income. In determining that taxable income, the Holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount and premium recognized with respect to the FASIT's assets and the FASIT Regular Securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, Holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT Security as are the Holders of High-Yield Interests. See "Certain Federal Income Tax Considerations--Treatment of High-Yield Interests."

         Rules similar to the wash sale rules applicable to REMIC Residual Securities also will apply to FASIT Ownership Securities. Accordingly, losses on dispositions of a FASIT Ownership Security generally will be disallowed where, within six months before or after the disposition, the seller of such Security acquires any other FASIT Ownership Security or, in the case of a FASIT holding mortgage assets, any interest in a Taxable Mortgage Pool that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the Holder of the related FASIT Ownership Security was required to be marked-to-market under Code section 475 by such Holder, then section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be a greater of the securities' value under present law or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable federal rate, compounded semiannually.

         The Holder of a FASIT Ownership Security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets, (iii) the receipt of any income derived from any loan originated by a FASIT and (iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any Series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

         Backup Withholding, Reporting and Tax Administration. Holders of FASIT Securities will be subject to backup withholding to the same extent Holders of REMIC Securities would be subject. See "Certain Federal Income Tax Considerations--Miscellaneous Tax Aspects--Backup Withholding." For purposes of reporting and tax administration, Holders of record of FASIT Securities generally will be treated in the same manner as Holders of REMIC Securities.

DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO HOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO


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

MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SECURITIES.


                              ERISA CONSIDERATIONS

         The following describes certain considerations under ERISA and the Code, which apply only to Securities of a Series that are not divided into subclasses. If Securities are divided into subclasses, the related Prospectus Supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to such Securities and such subclasses of Securities.

         ERISA imposes requirements on employee benefit plans (and on certain other retirement plans and arrangements, including certain individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively "Plans") subject to ERISA and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable state law. Any such plan that is qualified and exempt from taxation under Code Sections 401(a) and 501(a), however, is subject to the prohibited transaction rules set forth in Code Section 503.

         In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to
Section 4975 of the Code, or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available.

         On November 13, 1986, the United States Department of Labor (the "DOL") issued final regulations (Labor Reg. Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan (the "Plan Asset Regulation"). Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan acquires an "equity" interest could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances.

         Under the Plan Asset Regulation, the term "equity" interest is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." If the Trust Fund issues Notes that are not treated as equity interests in the Trust Fund for purposes of the Plan Asset Regulation, a Plan's investment in such Notes would not cause the assets of the Trust to be deemed Plan assets. However, the Seller, the Servicer, the Special Servicer, the Backup Servicer, the Indenture Trustee, the Owner Trustee and the Depositor may be the sponsor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of the Notes, the purchase of Notes using Plan assets over which any such parties (or any affiliates thereof) has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, Notes may not be purchased using the assets of any Plan if the Seller, the Servicer, the Special Servicer, the Indenture Trustee, the Owner Trustee, the Depositor or any of their affiliates (a) has investment or administrative discretion with respect to such Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets for a fee and pursuant to an agreement of understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Plan assets and (ii) will be based on the particular investment needs for such Plan; or (c) is an employer maintaining or contributing to such Plan.

         In addition, the Trust Fund, any underwriter, trustee, servicer, administrator or producer of credit support or their affiliates might be considered or might become Parties in Interest with respect to a Plan. Also, any holder of Notes, because of its activities or the activities of its respective affiliates, may be deemed to be a Party in Interest with respect to certain Plans, including but not limited to Plans sponsored by such holder. In either case, the acquisition or holding of Notes by or on behalf of such a Plan could be considered to give rise to an indirect prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more exemptions such as: Prohibited Transaction Class Exemption ("PTCE") 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager"; PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house asset managers." There can be no assurance that any of these class exemptions will apply with respect to any particular Plan investment in Notes, or, even if it did apply, that any exemption would apply to all prohibited transactions that may occur in connection with such an investment. Each prospective purchaser or transferee of a Note that is a Plan or a person acting on behalf or investing the assets of a Plan shall be required to represent (or, with respect to any transfer of a beneficial interest in a Global Note, shall be deemed to represent) to the Indenture Trustee and the Note Registrar that the relevant conditions for exemptive relief under at least one of the foregoing exemptions have been satisfied.

         The Plan Asset Regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined in the Plan Asset Regulation, is a security that is widely held, freely transferable and registered under the Exchange Act.

         If no exception under the Plan Asset Regulation applies, then if a Plan (or a person investing Plan assets, such as an insurance company general account) acquires an equity interest in the Trust Fund, then the assets of the Trust Fund would be considered to be assets of the Plan. Because the Loans held by the Trust Fund may be deemed Plan assets of each Plan that purchases Securities, an investment in the Securities by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 and may cause transactions undertaken in the course of operating the Trust Fund to constitute prohibited transactions, unless a statutory or administrative exemption applies.

         In Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which amended Prohibited Transaction Class Exemption 81-7, the DOL exempted from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTCE 83-1 permits, subject to certain conditions, transactions that might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination


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

of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans. If the general conditions (discussed below) of PTCE 83-1 are satisfied, investments by a Plan in Securities that represent interests in a Pool consisting of Loans conforming to these requirements ("Single Family Securities") will be exempt from the prohibitions of ERISA Sections 406(a) and 407 (relating generally to transactions with Parties in Interest who are not fiduciaries) if the Plan purchases the Single Family Securities at no more than fair market value and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2) (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Single Family Securities, and at least 50% of all Single Family Securities are purchased by persons independent of the pool sponsor or pool trustee. PTCE 83-1 does not provide an exemption for transactions involving Subordinated Securities. Accordingly, unless otherwise provided in the related Prospectus Supplement, no transfer of a Subordinated Security or a Security that is not a Single Family Security may be made to a Plan.

         The discussion in this and the next succeeding paragraph applies only to Single Family Securities. The Depositor believes that, for purposes of PTCE 83-1, the term "mortgage pass-through certificate" would include: (i) Securities issued in a Series consisting of only a single Class of Securities; and (ii) Securities issued in a Series in which there is only one Class of those particular Trust Securities; provided, that the Securities in the case of clause
(i), or the Securities in the case of clause (ii), evidence the beneficial ownership of both a specified percentage of future interest payments (greater than 0%) and a specified percentage (greater than 0%) of future principal payments on the Loans. It is not clear whether a Class of Securities that evidences the beneficial ownership in a Trust Fund divided into Loan groups, beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments, or a Class of Securities entitled to receive payments of interest and principal on the Loans only after payments to other Classes or after the occurrence of certain specified events would be a "mortgage pass-through certificate" for purposes of PTCE 83-1.

         PTCE 83-1 sets forth three general conditions that must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying Holders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the Pool. The Depositor believes that the first general condition referred to above will be satisfied with respect to the Securities in a Series issued without a subordination feature, or the unsubordinated Securities only in a Series issued with a subordination feature; provided, that the subordination and Reserve Account, subordination by shifting of interests, the pool insurance or other form of credit enhancement described herein (such subordination, pool insurance or other form of credit enhancement being the system of insurance or other protection referred to above) with respect to a Series of Securities is maintained in an amount not less than the greater of one percent of the aggregate Principal Balance of the Loans or the Principal Balance of the largest Loan. See "Description of the Securities" herein. In the absence of a ruling that the system of insurance or other protection with respect to a Series of Securities satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. The Trustee will not be affiliated with the Depositor.



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

         Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Securities must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraph, of PTCE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

         The DOL issued to Bear, Stearns & Co. Inc., an individual exemption (Prohibited Transaction Exemption 90-30; Exemption Application No. D-8207, 55 Fed. Reg. 21461 (1990)) (the "Underwriter Exemption"), which applies to certain sales and servicing of "certificates" that are obligations of a "trust" with respect to which Bear, Stearns & Co. Inc. is the underwriter, manager or co-manager of an underwriting syndicate. The Underwriter Exemption provides relief generally similar to that provided by PTCE 83-1, but is broader in several respects.

         The Underwriter Exemption contains several requirements, some of which differ from those in PTCE 83-l. The Underwriter Exemption contains an expanded definition of "certificate," which includes an interest that entitles the Holder to pass-through payments of principal, interest and/or other payments. The Underwriter Exemption contains an expanded definition of "trust," which permits the trust corpus to consist of secured consumer receivables. The definition of "trust," however, does not include any investment pool unless, inter alia, (i) the investment pool consists only of assets of the type that have been included in other investment pools, (ii) certificates evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of certificates pursuant to the Underwriter Exemption and (iii) certificates in such other investment pools have been rated in one of the three highest generic rating categories of the four credit rating agencies noted below. Generally, the Underwriter Exemption holds that the acquisition of the certificates by a Plan must be on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party. The Underwriter Exemption requires that the rights and interests evidenced by the certificates not be "subordinated" to the rights and interests evidenced by other certificates of the same trust. The Underwriter Exemption requires that certificates acquired by a Plan have received a rating at the time of their acquisition that is in one of the three highest generic rating categories of Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc. The Underwriter Exemption specifies that the pool trustee must not be an affiliate of the pool sponsor, nor an affiliate of the Underwriter, the pool servicer, any obligor with respect to mortgage loans included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of such entities. Finally, the Underwriter Exemption stipulates that any Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

         On July 21, 1997, the DOL published in the Federal Register an amendment to the Underwriter Exemption, which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. The amendment generally allows mortgage loans or other secured receivables (the "Obligations") supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust, to be transferred to the trust within a 90-day or three-month period following the closing date (the "Specified Funding Period"), instead of requiring that all such Obligations be either identified or transferred on or before the Closing Date. The relief is available when the following conditions are met:

                  (1) The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered (the "Specified Funding Limit") must not exceed twenty-five percent (25%).

                  (2) All Obligations transferred after the Closing Date (the "Additional Obligations") must meet the same terms and conditions for eligibility as the original Obligations used to create the trust, which terms and conditions have been approved by an Exemption Rating Agency.

                  (3) The transfer of such Additional Obligations to the trust during the Specified Funding Period must not result in the certificates to be covered by the Exemption receiving a lower credit rating from an Exemption Rating Agency upon termination of the Specified Funding Period than the rating that was obtained at the time of the initial issuance of the certificates by the trust.

                  (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the Obligations in the trust at the end of the Specified Funding Period must not be more than 100 basis points lower than the average interest rate for the Obligations transferred to the trust on the Closing Date.

                  (5) In order to insure that the characteristics of the Additional Obligations are substantially similar to the original Obligations which were transferred to the Trust Fund:

                           (i) the characteristics of the Additional Obligations
                  must be monitored by an insurer or other credit support provider that is independent of the depositor; or

                           (ii) an independent accountant retained by the
                  depositor must provide the depositor with a letter (with copies provided to each Exemption Rating Agency rating the certificates, the related underwriter and the related trustee) stating whether or not the characteristics of the Additional Obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Obligations transferred to the trust as of the Closing Date.

                  (6) The period of pre-funding must end no later than three months or 90 days after the Closing Date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an Event of Default occurs.

                  (7) Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments ("Permitted Investments").

                  (8) The related prospectus or prospectus supplement must describe:

                           (i) any pre-funding account and/or capitalized
                  interest account used in connection with a pre-funding account;

                           (ii) the duration of the period of pre-funding;

                           (iii) the percentage and/or dollar amount of the
                  Specified Funding Limit for the trust; and



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

                           (iv) that the amounts remaining in the pre-funding
                  account at the end of the Specified Funding Period will be remitted to certificateholders as repayments of principal.

                  (9) The related pooling and servicing agreement must describe the Permitted Investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of Additional Obligations.

         Neither PTCE 83-1 nor the Underwriter Exemption applies to a trust which contains unsecured obligations.

         Any Plan fiduciary that proposes to cause a Plan to purchase Securities should consult with their counsel concerning the impact of ERISA and the Code, the applicability of PTCE 83-1 and the Underwriter Exemption, and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.


                                  LEGAL MATTERS

         The legality of the Securities of each Series, including certain material federal income tax consequences with respect thereto, will be passed upon for the Depositor by Brown & Wood LLP, One World Trade Center, New York, New York 10048.


                              FINANCIAL INFORMATION

         A new Trust Fund will be formed with respect to each Series of Securities, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.


                                     RATING

         It is a condition to the issuance of the Securities of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a "Rating Agency") specified in the related Prospectus Supplement.

         Any such rating would be based on, among other things, the adequacy of the value of the Trust Fund assets and any credit enhancement with respect to the related Class and will reflect such Rating Agency's assessment solely of the likelihood that the related Holders will receive payments to which such Holders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Securities. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

         There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agencies in the future if in their judgment circumstances so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund assets or any credit enhancement with respect to a Series, such rating might also be lowered or withdrawn because of, among other reasons, an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

         The amount, type and nature of credit enhancement, if any, established with respect to a Series of Securities will be determined on the basis of criteria established by each Rating Agency rating Classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such Class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Loans. No assurance can be given that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related Loans. If the residential real estate markets should experience an overall decline in property values such that the Principal Balances of the Loans in a particular Trust Fund and any secondary financing on the related Properties become equal to or greater than the value of such Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal of and interest on the Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the Holders of one or more Classes of the Securities of the related Series.


                                LEGAL INVESTMENT

         Unless otherwise specified in the related Prospectus Supplement, the Securities will not constitute "mortgage-related securities" within the meaning of SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Securities constitute legal investments for them.


                              PLAN OF DISTRIBUTION

         The Depositor may offer each Series of Securities through Bear, Stearns & Co. Inc. ("Bear Stearns") or one or more other firms that may be designated at the time of each offering of such Securities. The participation of Bear Stearns in any offering will comply with Schedule E to the By-Laws of the National Association of Securities Dealers, Inc. The Prospectus Supplement relating to each Series of Securities will set forth the specific terms of the offering of such Series of Securities and of each Class within such Series, the names of the underwriters, the purchase price of the Securities, the proceeds to the Depositor from such sale, any securities exchange on which the Securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to certain dealers. The place and time of delivery of each Series of Securities will also be set forth in the Prospectus Supplement relating to such Series. Bear Stearns is an affiliate of the Depositor.

                                GLOSSARY OF TERMS

         The following are abbreviated definitions of certain capitalized terms used in this Prospectus. Unless otherwise provided in a "Supplemental Glossary" in the Prospectus Supplement for a Series, such definitions shall apply to capitalized terms used in such Prospectus Supplement. The definitions may vary from those in the related Agreement for a Series and the related Agreement for a Series generally provides a more complete definition of certain of the terms. Reference should be made to the related Agreement for a Series for a more complete definition of such terms.

         "Advance" means cash advanced by the Servicer in respect of delinquent payments of principal of and interest on a Loan, and for any other purposes specified in the related Prospectus Supplement.

         "Agreement" means, with respect to a Series of Certificates, the Pooling and Servicing Agreement or Trust Agreement, and, with respect to a Series of Notes, the Indenture and the Servicing Agreement, as the context requires.

         "Asset Group" means, with respect to the Primary Assets and other assets comprising the Trust Fund of a Series, a group of such Primary Assets and other assets having the characteristics described in the related Prospectus Supplement.

         "Bankruptcy Code" means the federal bankruptcy code, 11 United States Code 101 et seq., and related rules and regulations promulgated thereunder.

         "Business Day" means a day that, in the City of New York or in the city or cities in which the corporate trust office of the applicable Trustee is located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulations or executive order to be closed.

         "Closing Date" means, with respect to a Series, the date specified in the related Prospectus Supplement as the date on which Securities of such Series are first issued.

         "Combined Loan-to-Value Ratio" means, with respect to a Loan, the ratio determined as set forth in the related Prospectus Supplement taking into account the amounts of any related senior mortgage loans on the related Mortgaged Property.

         "Compound Interest Security" means any Security of a Series on which all or a portion of the interest accrued thereon is added to the principal balance of such Security on each Distribution Date, through the Accrual Termination Date, and with respect to which no interest shall be payable until such Accrual Termination Date, after which interest payments will be made on the Compound Value thereof.

         "Compound Value" means, with respect to a Class of Compound Interest Securities, the original principal balance of such Class, plus all accrued and unpaid interest, if any, previously added to the principal balance thereof and reduced by any payments of principal previously made on such Class of Compound Interest Securities.

         "Condominium" means a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual Condominium Unit and also owns a proportionate undivided interest in all parts of the Condominium Building (other than the individual Condominium Units) and all areas or facilities, if any, for the common use of the Condominium Units.

         "Condominium Building" means a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to Condominium ownership.

         "Condominium Unit" means an individual housing unit in a Condominium Building.

         "Cooperative" means a corporation owned by tenant-stockholders who, through the ownership of stock, shares or membership securities in the corporation, receives proprietary leases or occupancy agreements that confer exclusive rights to occupy specific units and that is described in Section 216 of the Code.

         "Cooperative Dwelling" means an individual housing unit in a building owned by a Cooperative.

         "Cut-off Date" means the date designated as such in the related Prospectus Supplement for a Series.

         "Deferred Interest" means the excess of the interest accrued on the Principal Balance of a Loan during a specified period over the amount of interest required to be paid by an obligor on such Loan on the related Due Date.

         "Deposit Agreement" means a guaranteed investment contract or reinvestment agreement providing for the investment of funds held in a fund or account, guaranteeing a minimum or a fixed rate of return on the investment of moneys deposited therein.

         "Disqualified Organization" means the United States, any State or political subdivision thereof, any possession of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income.

         "Distribution Date" means, with respect to a Series or Class of Securities, each date specified as a distribution date for such Series or Class in the related Prospectus Supplement.

         "Due Date" means each date, as specified in the related Prospectus Supplement for a Series, on which any payment of principal or interest is due and payable by the obligor on any Primary Asset pursuant to the terms thereof.

         "Eligible Investments" means any one or more of the obligations or securities described as such in the related Agreement.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Event of Default" means an event of default under and as specified in the related Agreement.

         "FHLMC" means the Federal Home Loan Mortgage Corporation.

         "Final Scheduled Distribution Date" means, with respect to a Class of Notes of a Series, the date no later than which principal thereof will be fully paid and with respect to a Class of Certificates of a Series, the date after which no Certificates of such Class will remain outstanding, in each case based on the assumptions set forth in the related Prospectus Supplement.

         "Holder" means the person or entity in whose name a Security is registered.

         "Insurance Policies" means certain mortgage insurance, hazard insurance and other insurance policies maintained with respect to the Loans.

         "Insurance Proceeds" means amount paid by the insurer under any of the Insurance Policies covering any Loan or Mortgaged Property.

         "Interest Only Securities" means a Class of Securities entitled solely or primarily to distributions of interest and that is identified as such in the related Prospectus Supplement.

         "Lifetime Rate Cap" means the lifetime limit if any, on the Loan Rate during the life of each adjustable rate Loan.

         "Loan Rate" means, unless otherwise indicated herein or in the Prospectus Supplement, the interest rate borne by a Loan.

         "Loan-to-Value Ratio" means, with respect to a Loan, the ratio determined as set forth in the related Prospectus Supplement.

         "Minimum Principal Payment Agreement" means a minimum principal payment agreement with an entity meeting the criteria of the Rating Agencies.

         "Mortgage" means the mortgage, deed of trust or other similar security instrument securing a Mortgage Note, as the context may require.

         "Mortgage Note" means the note or other evidence of indebtedness of a Mortgagor under the Loan.

         "Mortgaged Property" means the related property subject to a Mortgage.

         "Mortgagor" means the obligor on a Mortgage Note.

         "1986 Act" means the Tax Reform Act of 1986.

         "Notional Amount" means the amount set forth in the related Prospectus Supplement for a Class of Interest Only Securities.

         "PAC" ("Planned Amortization Class Securities") means a Class of Securities of a Series on which payments of principal are made in accordance with a schedule specified in the related Prospectus Supplement, based on certain assumptions stated therein.

         "Participating Securities" means Securities entitled to receive payments of principal and interest and an additional return on investment as described in the related Prospectus Supplement.

         "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

         "Primary Assets" means the Private Securities and/or Loans, as the case may be, that are included in the Trust Fund for such Series. A Primary Asset refers to a specific Private Security or Loan, as the case may be.

         "Principal Balance" means, with respect to a Primary Asset and as of a Due Date, the original principal amount of the Primary Asset, plus the amount of any Deferred Interest added to such principal amount, reduced by all payments, both scheduled or otherwise, received on such Primary Asset prior to such Due Date and applied to principal in accordance with the terms of the Primary Asset.

         "Principal Only Securities" means a Class of Securities entitled solely or primarily to distributions of principal and identified as such in the Prospectus Supplement.

         "Private Security" means a participation or pass-through certificate representing a fractional, undivided interest in Underlying Loans or collateralized obligations secured by Underlying Loans.

         "Property" means either a Home Improvement or a Mortgaged Property securing a Loan, as the context requires.

         "Regular Interest" means a regular interest in a REMIC.

         "REMIC Administrator" means the Person, if any, specified in the related Prospectus Supplement for a Series for which a REMIC election is made, to serve as administrator of the Series.

         "REO Property" means real property that secured a defaulted Loan, beneficial ownership of which has been acquired upon foreclosure, deed in lieu of foreclosure, repossession or otherwise.

         "Residual Interest" means a residual interest in a REMIC.

         "Retained Interest" means, with respect to a Primary Asset, the amount or percentage specified in the related Prospectus Supplement that is not included in the Trust Fund for the related Series.

         "Scheduled Payments" means the scheduled payments of principal and interest to be made by the borrower on a Primary Asset.

         "Senior Securities" means a Class of Securities as to which the Holders' rights to receive distributions of principal and interest are senior to the rights of Subordinated Securityholders, to the extent specified in the related Prospectus Supplement.

         "Series" means a separate series of Securities sold pursuant to this Prospectus and the related Prospectus Supplement.

         "Servicer" means, with respect to a Series relating to Loans, the Person if any, designated in the related Prospectus Supplement to service Loans for that Series, or the successors or assigns of such Person.

         "Single Family Property" means property securing a Loan consisting of one- to four-family attached or detached residential housing, including Cooperative Dwellings.

         "Stripped Securities" means Pass-Through Securities representing interests in Primary Assets with respect to which all or a portion of the principal payments have been separated from all or a portion of the interest payments.

         "Subordinated Securityholder" means a Holder of a Subordinated
Security.

         "Subordinated Securities" means a Class of Securities as to which the rights of Holders to receive distributions of principal, interest or both is subordinated to the rights of Holders of Senior Securities, and may be allocated losses and shortfalls prior to the allocation thereof to other Classes of Securities, to the extent and under the circumstances specified in the related Prospectus Supplement.

         "Trustee" means the trustee under the applicable Agreement, and its successors.

         "Trust Fund" means, with respect to any Series of Securities, the trust holding all money, instruments, securities and other property, including all proceeds thereof, held, with respect to a Series of Certificates, for the benefit of the Holders by the Trustee under the Pooling and Servicing Agreement or Trust Agreement or, with respect to a Series of Notes, pledged to the Indenture Trustee as security for such Notes, including, without limitation, the Primary Assets (except any Retained Interests), all amounts in the Distribution Account(s), Collection Account or Reserve Funds, distributions on the Primary Assets (net of servicing fees), and reinvestment earnings on such net distributions and any Enhancement and all other property and interest held by or pledged to the Trustee pursuant to the related Agreement for such Series.

         "Variable Interest Security" means a Security on which interest accrues at a rate that is adjusted, based upon a predetermined index, at fixed periodic intervals, all as set forth in the related Prospectus Supplement.

         "Zero Coupon Security" means a Security entitled to receive payments of principal only.

===============================================================================
    NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR THE UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH THEY RELATE OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES.

                            ------------------------

                               TABLE OF CONTENTS

                                                 PAGE
                                                 ----

                PROSPECTUS SUPPLEMENT
Summary.......................................   S-3
Risk Factors..................................   S-12
Description of the Mortgage Loans.............   S-16
The Originator................................   S-33
The Master Servicer...........................   S-36
Servicing of the Mortgage Loans...............   S-36
The Issuer....................................   S-40
The Owner Trustee.............................   S-40
The Indenture Trustee.........................   S-40
The Enhancer..................................   S-41
Description of the Securities.................   S-42
Description of the Policy.....................   S-50
Yield and Prepayment Considerations...........   S-50
The Agreements................................   S-53
Use of Proceeds...............................   S-61
Certain Federal Income Tax Considerations.....   S-61
ERISA Considerations..........................   S-61
Legal Investment..............................   S-61
Underwriting..................................   S-62
Experts.......................................   S-62
Legal Matters.................................   S-62
Ratings.......................................   S-62

                     PROSPECTUS

Prospectus Supplement.........................     3
Reports to Holders............................     3
Available Information.........................     3
Incorporation of Certain Documents by
  Reference...................................     4
Summary of Terms..............................     5
Risk Factors..................................    15
Description of the Securities.................    20
The Trust Funds...............................    24
Enhancement...................................    31
Servicing of Loans............................    33
The Agreements................................    39
Certain Legal Aspects of the Loans............    47
The Depositor.................................    57
Use of Proceeds...............................    57
Certain Federal Income Tax Considerations.....    57
State Tax Considerations......................    77
FASIT Securities..............................    77
ERISA Considerations..........................    80
Legal Matters.................................    84
Financial Information.........................    84
Rating........................................    84
Legal Investment..............................    85
Plan of Distribution..........................    85
Glossary of Terms.............................    86


                                  $150,000,000

                          IRWIN REVOLVING HOME EQUITY
                               LOAN TRUST 1998-1

                       IRWIN UNION BANK AND TRUST COMPANY
                                MASTER SERVICER

                         IRWIN HOME EQUITY CORPORATION
                                   ORIGINATOR

                 IRWIN REVOLVING HOME EQUITY LOAN TRUST 1998-1
                                     ISSUER

                           BEAR STEARNS ASSET BACKED
                                SECURITIES, INC.
                                   DEPOSITOR

                            ------------------------
                             PROSPECTUS SUPPLEMENT
                            ------------------------

                            BEAR, STEARNS & CO. INC.

                                  JUNE 4, 1998
===============================================================================